As filed with the Securities and Exchange Commission
                         on February 26, 1998

                                                 Registration No. 333-42423

===========================================================================


                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                        ------------------


                         AMENDMENT NO. 2
                               TO
                             FORM S-4


                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                        ------------------

                      J. Crew Operating Corp.
      (Exact name of registrant as specified in its charter)


       Delaware                  6719                  22-3540930
   (State or other        (Primary standard         (I.R.S. employer
    jurisdition of            industrial             identification
   incorporation or         classification               number)
     organization)            code number)


                           770 Broadway
                     New York, New York 10003
                          (212) 209-2500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        ------------------

                           J. Crew, Inc.
      (Exact name of registrant as specified in its charter)

      New Jersey                 5961                  22-2516360
   (State or other        (Primary standard         (I.R.S. employer
    jurisdition of            industrial             identification
   incorporation or         classification               number)
     organization)            code number)


                           770 Broadway
                     New York, New York 10003
                          (212) 209-2500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        ------------------

                      Popular Club Plan, Inc.
      (Exact name of registrant as specified in its charter)

      New Jersey                 5961                  22-2916172
   (State or other        (Primary standard         (I.R.S. employer
    jurisdition of            industrial             identification
   incorporation or         classification               number)
     organization)            code number)


                           770 Broadway
                     New York, New York 10003
                          (212) 209-2500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        ------------------

                      Clifford & Wills, Inc.
      (Exact name of registrant as specified in its charter)

      New Jersey                 5961                  22-2888247
   (State or other        (Primary standard         (I.R.S. employer
    jurisdition of            industrial             identification
   incorporation or         classification               number)
     organization)            code number)


                           770 Broadway
                     New York, New York 10003
                          (212) 209-2500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        ------------------

                        Grace Holmes, Inc.
      (Exact name of registrant as specified in its charter)

       Delaware                  5651                  22-1691409
   (State or other        (Primary standard         (I.R.S. employer
    jurisdition of            industrial             identification
   incorporation or         classification               number)
     organization)            code number)


                           770 Broadway
                     New York, New York 10003
                          (212) 209-2500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        ------------------

                        H.F.D. No. 55, Inc.
      (Exact name of registrant as specified in its charter)

       Delaware                  5651                  22-1869438
   (State or other        (Primary standard         (I.R.S. employer
    jurisdition of            industrial             identification
   incorporation or         classification               number)
     organization)            code number)


                           770 Broadway
                     New York, New York 10003
                          (212) 209-2500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        ------------------

                        C & W Outlet, Inc.
      (Exact name of registrant as specified in its charter)

       New York                  5651                  13-3541598
   (State or other        (Primary standard         (I.R.S. employer
    jurisdition of            industrial             identification
   incorporation or         classification               number)
     organization)            code number)


                           770 Broadway
                     New York, New York 10003
                          (212) 209-2500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        ------------------

                    J. Crew International, Inc.
      (Exact name of registrant as specified in its charter)

       Delaware                  6719                  51-0342712
   (State or other        (Primary standard         (I.R.S. employer
    jurisdition of            industrial             identification
   incorporation or         classification               number)
     organization)            code number)


                           770 Broadway
                     New York, New York 10003
                          (212) 209-2500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        ------------------

                      J. Crew Services, Inc.
      (Exact name of registrant as specified in its charter)

       Delaware                  6719                  51-0344583
   (State or other        (Primary standard         (I.R.S. employer
    jurisdition of            industrial             identification
   incorporation or         classification               number)
     organization)            code number)


                           770 Broadway
                     New York, New York 10003
                          (212) 209-2500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        ------------------

                         Michael P. McHugh
                          Vice President
                      J. Crew Operating Corp.
                           770 Broadway
                     New York, New York 10003
                          (212) 209-2500
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                   Copies of correspondence to:

                      Paul J. Shim, Esq.
              Cleary, Gottlieb, Steen & Hamilton
                       One Liberty Plaza
                   New York, New York 10006

                        ------------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: |_|

                        ------------------

===========================================================================
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall
thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===========================================================================

                      J. CREW OPERATING CORP.

                Registration Statement on Form S-4
   (Cross Reference Sheet Furnished Pursuant to Item 501(b) of
                        Regulation S-K )


             Item                      Location in Prospectus
             ----                      ----------------------

 1. Forepart of the Registration
      Statementand Outside Front
      Cover Page of Prospectus ....... Facing Page of the Registration
                                       Statement; Cross Reference Sheet;
                                       Outside Front Cover Page of
                                       Prospectus

 2. Inside Front and Outside Back
      Cover Pages of Prospectus ...... Available Information; Incorporation
                                       of Certain Documents by Reference;
                                       Outside Back Cover Page of Prospectus

 3. Risk Factors, Ratio of Earnings
      to Fixed Charges and Other
      Information .................... Prospectus Summary; Risk Factors;
                                       Selected Financial Data

 4. Terms of the Transaction ......... Prospectus Summary; Risk Factors;
                                       The Exchange Offer; Description of
                                       the New Notes; Plan of Distribution;
                                       Certain U.S. Federal Tax
                                       Considerations

 5. Pro Forma Financial Information .. Capitalization; Unaudited
                                       Pro Forma Consolidated Financial
                                       Data

 6. Material Contracts With the
      Company Being Acquired ......... Not Applicable

 7. Additional Information Required
      for Reoffering by Persons and
      Parties Deemed to be
      Underwriters ................... Not Applicable

 8. Interests of Named Experts and
      Counsel ........................ Not Applicable

 9. Disclosure of Commission
      Position on Indemnification
      for Securities Act
      Liabilities .................... Not Applicable

10. Information with Respect to
      S-3 Registrants ................ Not Applicable

11. Incorporation of Certain
      Information by
      Reference ...................... Not Applicable

12. Information with Respect to
      S-2 or S-3 Registrants ......... Not Applicable

13. Incorporation of Certain
      Information by Reference ....... Not Applicable

14. Information with Respect to
      Registrants Other Than S-3
      or S-2 Registrants ............. Outside Front Cover of Prospectus;
                                       Prospectus Summary; Selected
                                       Consolidated Financial Data;
                                       Management's Discussion and Analysis
                                       of Financial Condition and Results
                                       of Operations; Business; Consolidated
                                       Financial Statements

15. Information with Respect to
      S-3 Companies .................. Not Applicable

16. Information with Respect to
      S-2 or S-3 Companies ........... Not Applicable

17. Information with Respect to
      Companies Other Than S-3
      or S-2 Companies ............... Not Applicable

18. Information if Proxies,
      Consents or Authorizations
      Are To Be Solicited ............ Not Applicable

19. Information if Proxies,
      Consents or Authorizations
      Are Not To Be Solicited or
      in an Exchange Offer ........... Prospectus Summary; Management;
                                       Capital Stock of Holdings and the
                                       Issuer; Certain Relationships and
                                       Related Transactions

*********************************************************************
* Information contained herein is subject to completion or          *
* amendment. A registration statement relating to these securities  *
* has been filed with the Securities and Exchange Commission. These *
* securities may not be sold nor may offers to buy be accepted      *
* prior to the time the registration statement becomes effective.   *
* This prospectus shall not constitute an offer to sell or the      *
* solicitation of an offer to buy nor shall there be any sale of    *
* these securities in any State in which such offer, solicitation   *
* or sale would be unlawful prior to registration or qualification  *
* under the securities laws of any such State.                      *
*********************************************************************

          SUBJECT TO COMPLETION-DATED February 26, 1998

PROSPECTUS
                      J. Crew Operating Corp.

  Offer to Exchange Series B 10 3/8% Senior Subordinated Notes
          due 2007, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding Series A 10 3/8% Senior Subordinated Notes due 2007


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
              ON __________, 1998, UNLESS EXTENDED.

      J. Crew Operating Corp., a Delaware corporation (the "Issuer"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and such offer being the "Exchange Offer"), to exchange Series B 10 3/8% Senior Subordinated Notes due 2007 of the Issuer (the "New Notes"), which are guaranteed by the Issuer's subsidiaries (the "Guarantors") other than Receivables Sub (as defined herein) and which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for an equal principal amount of outstanding Series A 10 3/8% Senior Subordinated Notes due 2007 of the Issuer (the "Old Notes"), which are guaranteed by the Guarantors and of which $150,000,000 aggregate principal amount is outstanding as of the date hereof. The New Notes and the Old Notes are collectively referred to herein as the "Notes."

      Any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 P.M., New York City time, on the date the Exchange Offer expires, which will be _________, 1998 (30 calendar days following the commencement of the Exchange Offer) unless the Exchange Offer is extended (such date, including as extended, the "Expiration Date"), will be accepted for exchange. Tenders of Old Notes may be withdrawn at any time prior to 5:00 P.M., New York City time on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Issuer, and to the terms of the Registration Rights Agreement, dated as of October 17, 1997, by and among the Issuer, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc. (the "Initial Purchasers") (the "Registration Rights Agreement"). Old Notes may only be tendered in integral multiples of $1,000. See "The Exchange Offer."

      The New Notes will be entitled to the benefits of the same Indenture (as defined herein) that governs the Old Notes and that will govern the New Notes. The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "The Exchange Offer" and "Description of the New Notes."

      The New Notes will be represented by permanent global notes in fully registered form and will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in the permanent global notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants.

      Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (collectively, the "Exchange Offer No-Action Letters"), the Issuer and the Guarantors believe that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by each holder (other than a broker-dealer who acquires such New Notes directly from the Issuer for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act and other than any holder that is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Issuer) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement with any person to participate in a distribution of such New Notes. By tendering Old Notes in exchange for New Notes, each holder, other than a broker-dealer, will represent to the Issuer and the Guarantors that: (i) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer; (ii) it is not a broker-dealer tendering Old Notes acquired for its own account directly from the Issuer; (iii) any New Notes to be received by it will be acquired in the ordinary course of its business; and
(iv) it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If a holder of Old Notes is engaged in or intends to engage in a distribution of New Notes or has any arrangement or understanding with respect to the distribution of New Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

      (continued on next page)

                       ------------------

      FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE
CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER, SEE "RISK
FACTORS" BEGINNING ON PAGE 16 OF THIS PROSPECTUS.

                       ------------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       ------------------

          The date of this Prospectus is _________, 1998

(continued from cover page)

      Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, the Issuer and the Guarantors have agreed that they will make this Prospectus available to any Participating Broker-Dealer for a period of time not to exceed one year after the date on which the Exchange Offer is consummated for use in connection with any such resale. See "Plan of Distribution."

      Neither the Issuer nor the Guarantors will receive any proceeds from this offering. The Issuer has agreed to pay the expenses of the Exchange Offer. No underwriter is being utilized in connection with the Exchange Offer.

      THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE ISSUER ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.

      The Old Notes have been designated as eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") market. Prior to this Exchange Offer, there has been no public market for the New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount. Neither the Issuer nor any of the Guarantors intends to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes on The Nasdaq Stock Market's National Market or otherwise. The Initial Purchasers have previously made a market in the Old Notes, and the Issuer and the Guarantors have been advised that the Initial Purchasers currently intend to make a market in the New Notes, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. The Initial Purchasers are not obligated, however, to make a market in the Old Notes or the New Notes and any such market making activity may be discontinued at any time without notice at the sole discretion of the Initial Purchasers. There can be no assurance as to the liquidity of the public market for the New Notes or that any active public market for the New Notes will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Notes may be adversely affected. See "Risk Factors--Absence of a Public Market."

                       AVAILABLE INFORMATION

      Neither the Issuer nor any of the Guarantors is currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Issuer will become subject to such requirements upon the effectiveness of the Registration Statement (as defined herein). Pursuant to the indenture by and among the Issuer, the Guarantors and State Street Bank and Trust Company (as trustee), dated as of October 17, 1997 (the "Indenture"), the Issuer has agreed to file with the Commission and provide to the holders of the Old Notes annual reports and the information, documents and other reports which are required to be delivered pursuant to Sections 13 and 15(d) of the Exchange Act.

      This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by the Issuer and the Guarantors with the Commission, through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), under the Securities Act, with respect to the New Notes offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Issuer and the securities offered hereby. Although statements concerning and summaries of certain documents are included herein, reference is made to the copies of such documents filed as exhibits to the Registration Statement or otherwise filed with the Commission. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission. Copies of such materials may also be obtained from the Web site that the Commission maintains at http://www.sec.gov.


                  -----------------------------

      The Guarantors (which term does not include Receivables
Sub) are the subsidiaries guaranteeing the Issuer's obligations under the Notes and are each wholly owned subsidiaries of the Issuer. The guarantee of each Guarantor is full and unconditional. Separate financial statements of the Guarantors are not set forth in this Prospectus as the Issuer has determined that they would not be material to investors.

                        PROSPECTUS SUMMARY

      Prior to the Recapitalization (as defined herein), Holdings (as defined herein) owned all of the stock, directly or indirectly, of the various subsidiaries that had carried on the businesses described herein. In connection with the Recapitalization, Holdings organized the Issuer and immediately prior to the consummation of the Recapitalization, Holdings transferred substantially all of its assets and liabilities to the Issuer. Holdings' current operations are, and future operations are expected to be, limited to owning the stock of the Issuer. Holdings, the Issuer and its subsidiaries are collectively referred to herein as the "Company." The financial statements and other financial data herein are, for the periods prior to the consummation of the Recapitalization, those of Holdings, as predecessor to the Issuer. The following summary is qualified in its entirety by the more detailed information and financial statements and the Unaudited Pro Forma Consolidated Financial Data of the Issuer, including the notes thereto, appearing elsewhere in this Prospectus. Except as otherwise set forth herein, references herein to "pro forma" financial data of the Issuer are to financial data of the Issuer which gives effect to the Recapitalization, including the issuance of the Notes, the consummation of the Securitization (as defined herein) and the incurrence of indebtedness under the Bank Facilities (as defined herein). References herein to fiscal years are to the fiscal years of Holdings, as predecessor to the Issuer, which end on the Friday closest to January 31 in the following calendar year. Accordingly, fiscal years 1992, 1993, 1994, 1995 and 1996 ended on January 29, 1993, January 28, 1994, February 3, 1995, February 2, 1996 and January 31, 1997. All fiscal years for which financial information is included in this Prospectus had 52 weeks, except fiscal 1994 which had 53 weeks.

                            The Company

Overview

      The Company is a leading mail order and store retailer of women's and men's apparel, shoes and accessories operating primarily under the J. Crew(R) brand name. Under the direction of Emily Woods and Arthur Cinader (co-founders of the J. Crew brand and father and daughter), the Company has built a strong and widely recognized brand name known for its timeless styles at price points that the Company believes represent exceptional product value. The J. Crew image has been built and reinforced over its 14-year history through the circulation of more than one-half billion catalogs that use magazine-quality photography to portray a classic American perspective and aspirational lifestyle. Many of the original items introduced by the Company in the early 1980s (such as the rollneck sweater, weathered chino, barn jacket and pocket tee) were instrumental in establishing the J. Crew brand and continue to be core product offerings. The Company has capitalized on the strength of the J. Crew brand to provide customers with clothing to meet more of their lifestyle needs, including casual, career and sport. The strength of the J. Crew brand is demonstrated by a compound annual growth rate of 15.4% in J. Crew brand revenues between fiscal 1992 and fiscal 1996.

      The J. Crew merchandising strategy emphasizes timeless styles and a broad assortment of high-quality products designed to provide customers with one-stop shopping opportunities at attractive prices. J. Crew catalogs and retail stores offer a full line of men's and women's basic durables (casual weekend wear), sport, swimwear, accessories and shoes, as well as the more tailored men's sportswear and women's "Classics" lines. Approximately 60% of the Company's J. Crew brand sales are derived from its core offerings of durables and sport clothing, the demand for which the Company believes is stable and resistant to changing fashion trends. The Company believes that the J. Crew image and merchandising strategy appeal to college-educated, professional and affluent customers who, in the Company's experience, have demonstrated strong brand loyalty and a tendency to make repeat purchases.

      J. Crew products are distributed exclusively through the Company's catalog and store distribution channels. The Company currently circulates over 76 million J. Crew catalogs per annum and owns and operates 49 J. Crew retail stores and 42 J. Crew factory outlets. In addition, J. Crew products are distributed through 67 free-standing and shop-in-shop stores in Japan under a licensing agreement with Itochu Corporation and Itochu Fashion System Co., Ltd. (collectively "Itochu").

      In addition to the Company's J. Crew operations, the Company operates Clifford & Wills, Inc. ("C&W"), a mail order and factory store women's apparel business that targets older, more conservative customers, and Popular Club Plan, Inc. ("PCP"), a direct selling catalog merchandiser of consumer branded goods through a "club" concept that provides credit sales to lower-income customers. During the twelve-month period ended November 7, 1997, the Company generated total revenues of $836.7 million, of which $583.1 million or approximately 70% was attributable to the J. Crew brand, and total Adjusted EBITDA of $47.6 million. See "--Summary Unaudited Pro Forma Consolidated Financial Data" for a description of Adjusted EBITDA.

Business Strengths

      Since its inception, the Company has pursued a consistent operating strategy which has resulted in the following key strengths and distinguishing characteristics:

  - Strong, Recognizable Brand. The Company has created a recognizable, differentiated brand image reflecting an American aspirational lifestyle. The J. Crew image is consistently communicated through all aspects of the Company's business including its merchandise design, distinctive catalogs and retail store environment. The Company's high-quality products, strong brand image and customer loyalty have resulted in strong gross margins and retail sales productivity.

  - Premium Quality Products and Distinctive Designs at Attractive Price Points. The Company offers premium quality products reflecting a classic, clean aesthetic with a consistent design philosophy. All J. Crew products are designed by an in-house team of 15 designers led by Emily Woods. The Company believes that its in-house design capabilities ensure a coherent set of product offerings from season to season and year to year that provides significant value to its customers through attractive price points.

  - Proven Retail Store Concept. J. Crew retail stores historically have generated strong and stable operating results. The Company believes that its sales per gross square foot are among the highest in its industry segment. J. Crew retail stores open during all of fiscal 1996 generated the following key operating statistics:

                                      Fiscal 1996
                                        Average
          Sales per gross square foot.....$575
          Store contribution margin.......25.9%

      Approximately 81% of the J. Crew retail stores that were open during all of 1996 had store contribution margins above 20%. All of the Company's J. Crew retail stores are profitable and have generated positive store contribution within the first twelve months of operation. In addition, J. Crew retail stores opened since fiscal 1992 have averaged approximately $550 in sales per gross square foot and 23.0% store contribution margin during the first twelve months of operation.

  - Broad and Stable Product Offering. The Company's J. Crew product offering includes a broad array of items which appeal to a diverse customer base, spanning gender and age segments. A substantial portion of the J. Crew product line consists of basic durables, such as chinos, jeans and sweaters, which are not significantly modified from year to year and, in the Company's opinion, are resistant to shifting fashion trends. In 1996, sales of durables and sport clothing represented approximately 60% of total J. Crew brand revenues, having increased at a compound annual growth rate of approximately 15% since 1992.

  - Synergistic Distribution Channels. The Company believes that the concurrent operation of the J. Crew mail order business and
    J. Crew retail stores provides a distinct advantage in the development of the J. Crew brand. Visibility and exposure of the brand are enhanced by the broad circulation of catalogs, aiding the expansion of the retail concept. In addition, the Company believes that the retail operations help attract first-time "walk-by" customers to the catalog and improve the salability of fit-critical items through the catalog. The Company further believes that diversified distribution channels help insulate the Company against circumstances and events uniquely affecting one distribution channel or the other.

  - Tightly Controlled Distribution. By selling products exclusively through J. Crew catalogs, J. Crew retail stores and J. Crew factory outlets, the Company is able to present and maintain a consistent brand image, control the presentation and pricing of its merchandise, provide a higher level of customer service, and closely monitor retail sell-through. The Company believes that tight control over the distribution of its products provides competitive advantages over other branded apparel retailers that distribute their goods through department stores.


Opportunities

      The Company believes that substantial opportunities exist to enhance revenue and profitability by increasing efficiencies in the J. Crew mail order business and by expanding the J. Crew retail business.

  - Implement Tactical Cost Savings Opportunities. While the
    Company believes that gross margins in the J. Crew mail order business have been strong, overall catalog profitability has been depressed by unnecessarily high operating expenses. The Company has identified a number of tactical cost savings that could be realized without affecting the Company's franchise or brand image. Included in Adjusted EBITDA are $7.5 million in estimated annual savings resulting from actions implemented prior to the Recapitalization, including the recent renegotiation of its catalog vendor contract, selected headcount and net payroll reductions and the insourcing of certain photography functions. The Company has identified approximately $7 million of further potential annual savings that are not reflected in Adjusted EBITDA, including process efficiencies currently under review, reduction of the Base Book trim size, installation of automatic sorting equipment and consolidation of the J. Crew and C&W New York corporate offices. The
    Company believes these additional cost savings could be implemented by mid-1998.

  - Realize Cash Flow Increases Through J. Crew Mail Order SKU Rationalization. The Company's J. Crew mail order product offerings have increased from 33,000 stock-keeping units ("SKUs") in 1992 to 66,000 SKUs in 1996, partly as a result of a proliferation in colors and sizes offered. In recent season-to-season testing on the Company's swimwear and chino lines, the Company reduced SKUs by 33% and 45%, respectively, while posting category revenue increases. By eliminating slower-selling colors and sizes from its core offering, the Company believes it will be better able to forecast demand, increase fill rates and increase inventory turns, resulting in enhanced operating cash flow.

  - Increase J. Crew Catalog Productivity Through Increased Segmentation. The Company believes that it circulates fewer and less-targeted catalog editions than its competitors, and that catalog productivity (as measured by initial demand per page circulated) could be enhanced by more precise targeting of catalog mailings through further customer segmentation. For example, in 1996 the Company introduced a Women's catalog which to date has achieved 20% higher initial demand per page circulated than that of the Company's primary mailing, the Base Book. To further enhance its segmentation efforts, the Company has recently introduced a College catalog and plans to introduce a Swimwear catalog in 1998. From 1997 to 1998, the increased segmentation is expected to result in an approximately 5% increase in the number of catalogs circulated, but an approximately 8% decrease in total pages circulated. Reductions in total pages circulated should result in a decrease in paper and postage expenses.

  - Expand J. Crew Retail Operations. The Company's J. Crew retail store expansion strategy is to continue to increase its market share in its existing markets and to penetrate new markets. The Company expects to open a total of 12 stores in fiscal 1997, ten of which were open as of November 7, 1997. The Company currently intends to open 12 to 20 stores annually, funded primarily by cash flow generated from operations, resulting in approximately 100 stores in operation by the end of fiscal 2000. Historically, new stores have cost the Company an average of $1.5 million in building improvements and working capital expenditures and have experienced a pay-back period of approximately 20 months. The Company has established an administrative infrastructure that it believes is sufficient to accommodate the retail expansion plan, providing the Company with additional margin improvement through overhead leverage. In addition, the Company believes, with a store base of only 49 stores, its markets are underpenetrated relative to its competitors and enough suitable locations exist nationwide to accommodate its expansion plan.

      The Issuer is a wholly-owned subsidiary of J. Crew Group, Inc. ("Holdings") and was incorporated under the laws of the State of Delaware in 1997 as part of the Recapitalization. On September 29, 1997, the Issuer changed its name from J. Crew Corp. to J. Crew Operating Corp. The Issuer maintains its principal executive office at 770 Broadway, New York, New York, 10003, and its telephone number is (212) 209-2500.

      J. Crew (R) is a registered trademark of a wholly-owned subsidiary of the Company.


                       The Recapitalization

      Holdings, its shareholders (the "Shareholders") and TPG Partners II, L.P. ("TPG Partners II") entered into a Recapitalization Agreement dated as of July 22, 1997, as amended as of October 17, 1997 (the "Recapitalization Agreement"), which provided for the recapitalization of Holdings (the "Recapitalization"). Pursuant to the Recapitalization Agreement, Holdings purchased from the Shareholders all outstanding shares of Holdings' capital stock, other than shares having an implied value of $11.1 million, almost all of which continues to be held by Emily Woods, and which represented 14.8% of the outstanding shares of common stock, par value $.01 per share, of Holdings ("Holdings Common Stock") immediately following the transaction.

      In connection with the Recapitalization, Holdings organized the Issuer and immediately prior to the consummation of the Recapitalization, Holdings transferred substantially all of its assets and liabilities to the Issuer. Holdings' current operations are, and future operations are expected to continue to be, limited to owning the stock of the Issuer. The Issuer has repaid substantially all of the Company's funded debt obligations existing immediately before the consummation of the Recapitalization (the "Debt Retirement"). At October 17, the aggregate principal amount of the Company's funded indebtedness was $186.0 million, consisting of $85.0 million aggregate principal amount of Senior Notes (the "Retired Senior Notes"), $99.0 million outstanding under a seasonal revolving credit facility (the "Retired Bank Credit Facility") and $2.0 million outstanding under an industrial revenue bond (the "Industrial Revenue Bond").

      Cash funding requirements for the Recapitalization (which was consummated on October 17, 1997), including the Initial Purchasers' discount in connection with the issuance and sale of the Old Notes and other fees and expenses, totalled $559.7 million (including $99.0 million in seasonal borrowings) and were satisfied through the purchase by TPG Partners II and investors of an aggregate $188.9 million in Holdings' equity securities together with an aggregate $330.8 million in borrowings and $40.0 million in proceeds from the securitization of certain of the Company's accounts receivable, as follows: (i) the purchase by TPG Partners II, its affiliates and other investors of shares of Holdings' Common Stock (representing 85.2% of the outstanding shares) for $63.9 million (the "Holdings Common Equity Contribution"); (ii) the purchase by TPG Partners II, its affiliates and other investors of $125.0 million in liquidation value of preferred stock issued by Holdings (the "Holdings Preferred Stock"); (iii) gross proceeds of $75.3 million from the issuance and sale by Holdings of senior discount debentures due 2008 (the "Holdings Senior Discount Debentures") in a separate offering in which the Initial Purchasers acted as initial purchasers; (iv) $150.0 million from the gross proceeds of the offering of the Old Notes (the "Offering"); (v) $40.0 million in proceeds from the securitization of certain of the Company's accounts receivable (the "Securitization"); (vi) $70.0 million of borrowings under a senior secured term loan facility among the Issuer, Holdings, the several lenders from time to time parties thereto (collectively, the "Banks"), The Chase Manhattan Bank, as administrative and collateral agent ("Chase"), and Donaldson, Lufkin & Jenrette Securities Corporation, as syndication agent

("DLJ"), (the "Term Loan Facility"); and (vii) $35.6 million of borrowings under a senior secured revolving credit facility among the Issuer, Holdings, the Banks, Chase and DLJ (the "Revolving Credit Facility" and, together with the Term Loan Facility, the "Bank Facilities"). See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of the New Notes," "Description of Other Issuer Indebtedness," "Description of Holdings Indebtedness" and "Capital Stock of Holdings and the Issuer."

      The Recapitalization was accounted for as a recapitalization transaction for accounting purposes. The repurchase of shares from the Shareholders, the Debt Retirement, the Holdings Common Equity Contribution, the issuance and sale by Holdings of the Holdings Preferred Stock and the Holdings Senior Discount Debentures, the borrowing by the Issuer of funds under the Bank Facilities, the Securitization and the Offering were effected in connection with the "Recapitalization."

      The following table sets forth the sources and uses of funds in connection with the Recapitalization as it occurred on October 17, 1997:

                                           (dollars in
                                           thousands)
     Sources:
     Revolving Credit Facility (1)............. $  35,559
     Term Loan Facility........................    70,000
     Securitization (2)........................    40,000
     Notes offered in the Offering.............   150,000
     Holdings Senior Discount Debentures.......    75,257
     Holdings Preferred Stock..................   125,000
     Holdings Common Equity Contribution.......    63,891
                                                ---------
       Total Sources........................... $ 559,707
                                                =========
     Uses:
     Repurchase of Holdings' Capital Stock..... $ 316,688
     Repayment of Retired Bank Credit
     Facility (3) .............................    99,212
     Repayment of Retired Senior Notes (4).....    93,104
     Retirement of Industrial Revenue Bond.....     1,963
     Transaction Fees and Expenses and
      Other Transaction Payments (5)...........    48,740
                                                ---------
       Total Uses.............................. $ 559,707
                                                =========

(1) Reflects borrowings to partially refinance seasonal borrowings outstanding under the Retired Bank Credit Facility. Giving effect to the Recapitalization, average outstanding borrowings under the Revolving Credit Facility would have been $12.2 million during the twelve months ended November
     7, 1997. Excludes outstanding letters of credit issued to facilitate international merchandise purchases, which had an aggregate outstanding balance of $37.4 million as of November 7, 1997. See the notes to the "Unaudited Pro Forma Statements of Operations" included herein.

(2) The Company securitized approximately $40 million of PCP consumer loan installment receivables off-balance sheet simultaneously with the consummation of the Recapitalization pursuant to a facility arranged by affiliates of the Initial Purchasers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Other Issuer Indebtedness--Receivables Facility."

(3)  Includes $0.2 million of accrued interest.

(4) Includes a $5.8 million make-whole premium in connection with the prepayment of the Retired Senior Notes and $2.3 million of accrued interest.

(5) Includes Holdings' expenses, management bonuses, financial advisory, consulting and other professional fees and deferred financing costs. See "Certain Relationships and Related Transactions."

                        Texas Pacific Group

      Texas Pacific Group ("TPG") was founded by David Bonderman, James G. Coulter and William S. Price, III in 1992 to pursue public and private investment opportunities through a variety of methods, including leveraged buyouts, recapitalizations, joint ventures, restructurings and strategic public securities investments. The principals of TPG operate TPG Partners, L.P. and TPG Partners II, both Delaware limited partnerships with aggregate committed capital of over $3.2 billion. Among TPG's investments are branded consumer products companies Beringer Wine Estates, Del Monte Foods Company and Ducati Motor. Other TPG portfolio companies include America West Airlines, Belden & Blake Corporation, Favorite Brands International, Paradyne, Virgin Entertainment and Vivra Specialty Partners. In addition, the principals of TPG led the $9 billion reorganization of Continental Airlines in 1993.


                        The Exchange Offer

Registration Rights
Agreement....................    The Old Notes were issued on
                                 October 17, 1997 to the Initial
                                 Purchasers.  The Initial
                                 Purchasers placed the Old Notes
                                 with institutional investors.  In
                                 connection therewith, the Issuer,
                                 the Guarantors and the Initial
                                 Purchasers entered into the
                                 Registration Rights Agreement,
                                 providing, among other things,
                                 for the Exchange Offer.  See "The
                                 Exchange Offer."

The Exchange Offer...........    New Notes are being offered in
                                 exchange for an equal principal
                                 amount of Old Notes.  As of the
                                 date hereof, $150,000,000
                                 aggregate principal amount of Old
                                 Notes is outstanding.  Old Notes
                                 may be tendered only in integral
                                 multiples of $1,000.

Resale of New Notes..........    Based on interpretations by the
                                 staff of the Commission, as set
                                 forth in no-action letters issued
                                 to third parties, including the
                                 Exchange Offer No-Action Letters,
                                 the Issuer and the Guarantors
                                 believe that the New Notes issued
                                 pursuant to the Exchange Offer
                                 may be offered for resale, resold
                                 or otherwise transferred by each
                                 holder thereof (other than a
                                 broker-dealer who acquires such
                                 New Notes directly from the
                                 Issuer for resale pursuant to
                                 Rule 144A under the Securities
                                 Act or any other available
                                 exemption under the Securities
                                 Act and other than any holder
                                 that is an "affiliate" (as
                                 defined under Rule 405 of the
                                 Securities Act) of the Issuer)
                                 without compliance with the
                                 registration and prospectus
                                 delivery provisions of the
                                 Securities Act, provided that
                                 such New Notes are acquired in
                                 the ordinary course of such
                                 holder's business and such holder
                                 is not engaged in, and does not
                                 intend to engage in, a
                                 distribution of such New Notes
                                 and has no arrangement with any
                                 person to participate in a
                                 distribution of such New Notes.
                                 By tendering the Old Notes in
                                 exchange for New Notes, each
                                 holder, other than a
                                 broker-dealer, will represent to
                                 the Issuer and the Guarantors
                                 that: (i) it is not an affiliate
                                 (as defined in Rule 405 under
                                 the Securities Act) of the
                                 Issuer; (ii) it is not a
                                 broker-dealer tendering Old
                                 Notes acquired for its own
                                 account directly from the
                                 Issuer; (iii) any New Notes to
                                 be received by it were acquired
                                 in the ordinary course of its
                                 business; and (iv) it is not
                                 engaged in, and does not intend
                                 to engage in, a distribution of
                                 such New Notes and has no
                                 arrangement or understanding to
                                 participate in a distribution of
                                 the New Notes. If a holder of
                                 Old Notes is engaged
                                 in or intends to engage in a
                                 distribution of the New Notes or
                                 has any arrangement or
                                 understanding with respect to
                                 the distribution of the New
                                 Notes to be acquired pursuant to
                                 the Exchange Offer, such holder
                                 may not rely on the applicable
                                 interpretations of the staff of
                                 the Commission and must comply
                                 with the registration and
                                 prospectus delivery requirements
                                 of the Securities Act in
                                 connection with any secondary
                                 resale transaction. Each
                                 Participating Broker-Dealer that
                                 receives New Notes for its own
                                 account pursuant to the Exchange
                                 Offer must acknowledge that it
                                 will deliver a prospectus
                                 meeting the requirements of the
                                 Securities Act in connection
                                 with any resale of such New
                                 Notes. The Letter of Transmittal
                                 states that by so acknowledging
                                 and by delivering a prospectus,
                                 a Participating Broker-Dealer
                                 will not be deemed to admit that it
                                 is an "underwriter" within the
                                 meaning of the Securities Act.
                                 This Prospectus, as it may be
                                 amended or supplemented from
                                 time to time, may be used by a
                                 Participating Broker-Dealer in
                                 connection with resales of New
                                 Notes received in exchange for
                                 Old Notes where such Old Notes
                                 were acquired by such
                                 Participating Broker-Dealer as a
                                 result of market-making
                                 activities or other trading
                                 activities. The Issuer and the
                                 Guarantors have agreed that they
                                 will make this Prospectus
                                 available to any Participating
                                 Broker-Dealer for a period of
                                 time not to exceed one year
                                 after the date on which the
                                 Exchange Offer is consummated
                                 for use in connection with any
                                 such resale. See "Plan of
                                 Distribution." To comply with
                                 the securities laws of certain
                                 jurisdictions, it may be
                                 necessary to qualify for sale or
                                 register the New Notes prior to
                                 offering or selling such New
                                 Notes. The Issuer and the
                                 Guarantors have agreed, pursuant
                                 to the Registration Rights
                                 Agreement and subject to certain
                                 specified limitations therein,
                                 to register or qualify the New
                                 Notes for offer or sale under
                                 the securities or "blue sky"
                                 laws of such jurisdictions as
                                 may be necessary to permit
                                 consummation of the Exchange
                                 Offer.

Consequences of Failure
to Exchange Old Notes........    Upon consummation of the Exchange
                                 Offer, subject to certain
                                 exceptions, holders of Old Notes
                                 who do not exchange their Old
                                 Notes for New Notes in the
                                 Exchange Offer will no longer be
                                 entitled to registration rights
                                 and will not be able to offer or
                                 sell their Old Notes, unless such
                                 Old Notes are subsequently
                                 registered under the Securities
                                 Act (which, subject to certain
                                 limited exceptions, the Issuer
                                 will have no obligation to do),
                                 except pursuant to an exemption
                                 from, or in a transaction not
                                 subject to, the Securities Act
                                 and applicable state securities
                                 laws. See "Risk Factors--Risk
                                 Factors Relating to the
                                 Notes--Consequences of Failure
                                 to Exchange" and "The Exchange
                                 Offer--Terms of the Exchange
                                 Offer."

Expiration Date..............    5:00 p.m., New York City time, on
                                 _________, 1998 (30 calendar days
                                 following the commencement of the
                                 Exchange Offer), unless the
                                 Exchange Offer is extended, in
                                 which case the term "Expiration
                                 Date" means the latest date and
                                 time to which the Exchange Offer
                                 is extended.

Interest on the New Notes....    The New Notes will accrue
                                 interest at the applicable per
                                 annum rate set forth on the cover
                                 page of this Prospectus, from (i)
                                 the later of (A) the last
                                 interest payment date on which
                                 interest was paid on the Old
                                 Notes surrendered in exchange
                                 therefor or (B) if the Old Notes
                                 are surrendered for exchange on a
                                 date subsequent to the record
                                 date for an interest payment date
                                 to occur on or after
                                 the date of such exchange and as to
                                 which interest will be paid, the date
                                 of such interest payment or (ii)
                                 if no interest has been paid on
                                 the Old Notes, from the Issue
                                 Date (as defined herein) of such
                                 Old Notes.  Interest on the New
                                 Notes is payable on April 15 and
                                 October 15 of each year,
                                 commencing April 15, 1998.

Conditions to the
Exchange Offer...............    The Exchange Offer is not
                                 conditioned upon any minimum
                                 principal amount of Old Notes
                                 being tendered for exchange.
                                 However, the Exchange Offer is
                                 subject to certain customary
                                 conditions, which may, under
                                 certain circumstances, be waived
                                 by the Issuer and the
                                 Guarantors. See "The Exchange
                                 Offer--Conditions." Except for
                                 the requirements of applicable
                                 federal and state securities
                                 laws, there are no federal or
                                 state regulatory requirements to
                                 be complied with or obtained by
                                 the Issuer or the Guarantors in
                                 connection with the Exchange
                                 Offer.

Procedures for Tendering
Old Notes....................    Each holder of Old Notes wishing
                                 to accept the Exchange Offer must
                                 complete, sign and date the
                                 Letter of Transmittal, or a
                                 facsimile thereof, in accordance
                                 with the instructions contained
                                 herein and therein, and mail or
                                 otherwise deliver such Letter of
                                 Transmittal, or such facsimile,
                                 together with the Old Notes to be
                                 exchanged and any other required
                                 documentation to the Exchange
                                 Agent (as defined herein) at the
                                 address set forth herein or
                                 effect a tender of Old Notes
                                 pursuant to the procedures for
                                 book-entry transfer as provided
                                 for herein.  See "The Exchange
                                 Offer--Procedures for Tendering"
                                 and "--Book Entry Transfer."

Guaranteed Delivery
Procedures...................    Holders of Old Notes who wish to
                                 tender their Old Notes and whose
                                 Old Notes are not immediately
                                 available or who cannot deliver
                                 their Old Notes and a properly
                                 completed Letter of Transmittal
                                 or any other documents required
                                 by the Letter of Transmittal to
                                 the Exchange Agent prior to the
                                 Expiration Date may tender their
                                 Old Notes according to the
                                 guaranteed delivery procedures
                                 set forth in "The Exchange
                                 Offer--Guaranteed Delivery
                                 Procedures."

Withdrawal Rights............    Tenders of Old Notes may be
                                 withdrawn at any time prior to
                                 5:00 p.m., New York City time,
                                 on the Expiration Date. To
                                 withdraw a tender of Old Notes,
                                 a written or facsimile
                                 transmission notice of
                                 withdrawal must be received by
                                 the Exchange Agent at its
                                 address set forth herein under
                                 "The Exchange Offer--Exchange
                                 Agent" prior to 5:00 p.m., New
                                 York City time, on the
                                 Expiration Date.

Acceptance of Old Notes
and Delivery of New
Notes........................    Subject to certain conditions,
                                 any and all Old Notes that are
                                 properly tendered in the Exchange
                                 Offer prior to 5:00 p.m., New
                                 York City time, on the Expiration
                                 Date will be accepted for
                                 exchange.  The New Notes issued
                                 pursuant to the Exchange Offer
                                 will be delivered promptly
                                 following the Expiration Date.
                                 See "The Exchange Offer--Terms of
                                 the Exchange Offer."

Certain Tax
Considerations...............    The exchange of New Notes for Old
                                 Notes should not be considered a
                                 sale or exchange or otherwise a
                                 taxable event for Federal income
                                 tax purposes.  See "Certain U.S.
                                 Federal Tax Considerations."

Exchange Agent...............    State Street Bank and Trust
                                 Company is serving as exchange
                                 agent (the "Exchange Agent") in
                                 connection with the Exchange
                                 Offer.

Fees and Expenses............    All expenses incident to
                                 consummation of the Exchange
                                 Offer and compliance with the
                                 Registration Rights Agreement
                                 will be borne by the Issuer.  See
                                 "The Exchange Offer--Fees and
                                 Expenses."

Use of Proceeds..............    There will be no cash proceeds
                                 payable to the Issuer or the
                                 Guarantors from the issuance of
                                 the New Notes pursuant to the
                                 Exchange Offer.  See "Use of
                                 Proceeds."

                   Summary of Terms of New Notes

      The Exchange Offer relates to the exchange of up to $150,000,000 aggregate principal amount of Old Notes for up to an equal aggregate principal amount of New Notes. The New Notes will be entitled to the benefits of the same Indenture that governs the Old Notes and that will govern the New Notes. The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "Description of the New Notes."

Maturity Date................    October 15, 2007.

Interest Rate and
Payment Dates................    The New Notes will bear interest
                                 at a rate of 10-3/8% per annum.
                                 Interest will be payable
                                 semi-annually on each April 15
                                 and October 15, commencing April
                                 15, 1998.

Guarantee....................    The Issuer's payment obligations
                                 under the New Notes are jointly
                                 and severally guaranteed by the
                                 Guarantors.

Optional Redemption..........    Prior to October 15, 2000, the
                                 Issuer may redeem up to an
                                 aggregate of 35% of the principal
                                 amount of the New Notes
                                 originally issued at a redemption
                                 price equal to 110.375% of the
                                 principal amount thereof, plus
                                 accrued and unpaid interest and
                                 Liquidated Damages (as defined
                                 herein) thereon with the net cash
                                 proceeds of one or more Equity
                                 Offerings.  After October 15,
                                 2002, the New Notes will be
                                 subject to redemption at any time
                                 at the option of the Issuer, upon
                                 not less than 30 nor more than 60
                                 days' notice, at the redemption
                                 prices set forth in this
                                 Prospectus plus accrued and
                                 unpaid interest and Liquidated
                                 Damages.  See "Description of the
                                 New Notes--Optional Redemption."

Repurchase at the
Option of Holders............    Upon the occurrence of a Change
                                 of Control (as defined herein)
                                 each holder of New Notes will
                                 have the right to require the
                                 Company to repurchase all or any
                                 part of such holder's New Notes
                                 at a price in cash equal to 101%
                                 of the aggregate principal
                                 amount thereof plus accrued and
                                 unpaid interest and Liquidated
                                 Damages thereon. In addition, if
                                 the Issuer or any of its
                                 Restricted Subsidiaries (as
                                 defined herein), consummates an
                                 Asset Sale (as defined herein),
                                 which is permitted in limited
                                 circumstances, and the Issuer or
                                 its Restricted Subsidiaries has
                                 Excess Proceeds (as defined
                                 herein), from such Asset Sale in
                                 an amount exceeding $10.0
                                 million, the Issuer will be
                                 required to make an offer to all
                                 holders of New Notes and, to the
                                 extent required by the terms of
                                 any debt which ranks pari passu
                                 with the New Notes ("Pari Passu
                                 Indebtedness") to purchase the
                                 maximum principal amount of New
                                 Notes and any such Pari Passu
                                 Indebtedness, that may be
                                 purchased out of the Excess
                                 Proceeds, at a price in cash
                                 equal to 100% of the principal
                                 amount thereof plus accrued and
                                 unpaid interest and Liquidated
                                 Damages thereon, in accordance
                                 with the procedures set forth in
                                 the Indenture or such Pari Passu
                                 Indebtedness, as applicable. See
                                 "Description of the New
                                 Notes--Repurchase at the Option
                                 of Holders."

Subordination................    The New Notes will be general
                                 unsecured obligations of the
                                 Issuer and will be subordinated
                                 in right of payment to all
                                 existing and future Senior Debt
                                 (as defined herein) of the
                                 Issuer. The New Notes will rank
                                 pari passu with any present and
                                 future senior subordinated
                                 indebtedness of the Issuer and
                                 will rank senior to all other
                                 subordinated indebtedness of the
                                 Issuer. See "Description of the
                                 New Notes."

Covenants....................    The Indenture under which the New
                                 Notes will be issued will contain
                                 certain covenants that limit the
                                 ability of the Issuer and its
                                 Restricted Subsidiaries to, among
                                 other things, incur additional
                                 indebtedness, pay dividends or
                                 make certain other restricted
                                 payments, consummate certain
                                 asset sales, enter into certain
                                 transactions with affiliates,
                                 incur indebtedness that is
                                 subordinate in right of payment
                                 to any Senior Debt and senior in
                                 right of payment to the New
                                 Notes, incur liens, impose
                                 restrictions on the ability of a
                                 Restricted Subsidiary to
                                 guarantee the payment of any
                                 indebtedness of the Issuer or any
                                 indebtedness of any other
                                 Restricted Subsidiary, merge or
                                 consolidate with any other person
                                 or sell, assign, transfer, lease,
                                 convey or otherwise dispose of
                                 all or substantially all of the
                                 assets of the Issuer.  See
                                 "Description of the New
                                 Notes--Certain Covenants."

                          Use of Proceeds

      There will be no cash proceeds payable to the Issuer or the Guarantors from the issuance of the New Notes pursuant to the Exchange Offer. The proceeds from the sale of the Old Notes were to fund the Recapitalization. See "Use of Proceeds" and "The Recapitalization."

                           Risk Factors

      See "Risk Factors" for a discussion of certain factors that should be considered in evaluating an investment in the Notes.

      Summary Unaudited Pro Forma Consolidated Financial Data

      The following table sets forth summary unaudited pro forma consolidated statement of operations data of the Issuer for the fiscal year ended January 31, 1997, for the forty weeks ended November 8, 1996 and November 7, 1997 and for the twelve months ended November 7, 1997. The pro forma consolidated statement of operations data for the fiscal year ended January 31, 1997, for the forty weeks ended November 8, 1996 and November 7, 1997, and for the twelve months ended November 7, 1997 give effect to the Recapitalization as if it had occurred at February 3, 1996. The data presented below should be read in conjunction with the Consolidated Financial Statements, including the related Notes thereto, included herein, the other financial information included herein, "Unaudited Pro Forma Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                            Fiscal Year     Forty Weeks   Twelve Months
                               Ended       Ended November     Ended
                             January 31, -----------------  November 7,
                               1997      8, 1996   7, 1997    1997
                               ----      -------   -------    ----
                                    (dollars in thousands)

Statement of Operations
 Data:
Revenues (1)...............   $806,193  $536,743  $564,958  $834,408
Gross profit...............    377,474   244,687   254,093   386,880
Selling, general and
 administrative expenses...    350,105   241,582   254,544   363,067
Income from operations
 (loss)....................     27,369     3,105      (451)   23,813
Net income (loss) (2)......      2,030    (8,962)  (34,749)  (23,758)

Other Data:
Depreciation and
 amortization..............    $10,541   $7,625    $10,191   $13,107
Net capital expenditures (3)
  New store openings.......     10,894    6,903     15,253    19,244
  Other....................     11,587    8,044     13,012    16,555
                                ------    -----     ------    ------
  Total net capital
   expenditures............    $22,481  $14,947    $28,265   $35,799
Ratio of earnings to fixed
 charges...................      1.2x      -          -        1.1x

Credit Ratios:
Total average debt (6).....                                 $232,200
Adjusted EBITDA (4)........                                   47,590
Cash interest expense (5)..                                   22,941
Adjusted EBITDA/cash
 interest expense..........                                      2.1
Total average debt/
 Adjusted EBITDA (6).......                                      4.9
Cash flows from operating
activities ................                                  $(2,842)
Cash flows from investing
activities ................                                 $(35,799)
Cash flows from financing
activities ................                                 $ 40,995



(1) Revenues include the pro forma effect of the Securitization of accounts receivable. See "Management's Discussion and Analysis of Financial Condition and Results of
     Operations--Liquidity and Capital Resources" and
     "Description of Other Issuer Indebtedness--Receivables
     Facility."

(2) In the forty weeks ended November 7, 1997, the Company recognized an extraordinary loss of $4.5 million, net of income tax benefit, related to the early retirement of debt. The Company also recognized expenses of $19.9 million in connection with the Recapitalization.

(3) Capital expenditures are net of proceeds from construction allowances.

(4) EBITDA represents income (loss) before extraordinary item and cumulative effect of accounting changes, income taxes, interest expense, depreciation and amortization and expenses incurred in connection with the Recapitalization of $19.9 million. The Issuer believes that EBITDA provides useful information regarding the Issuer's ability to service its debt; however, holders tendering Old Notes in the Exchange Offer should consider the following factors in evaluating such measures: EBITDA and related measures (i) should not be considered in isolation, (ii) are not measures of performance calculated in accordance with generally accepted accounting principles ("GAAP"), (iii) should not be construed as alternatives or substitutes for income from operations, net income or cash flows from operating activities in analyzing the Issuer's operating performance, financial position or cash flows (in each case, as determined in accordance with

     GAAP) and (iv) should not be used as indicators of the Issuer's operating performance or measures of its liquidity. Additionally, because all companies do not calculate EBITDA and related measures in a uniform fashion, the calculations presented in this Prospectus may not be comparable to other similarly titled measures of other companies.

     Adjusted EBITDA is defined as EBITDA, as defined above, revised to reflect management's estimate of certain cost savings and cost eliminations prior to the Recapitalization. Holders tendering Old Notes in the Exchange Offer should consider that Adjusted EBITDA (i) should not be considered in isolation, (ii) is not a measure of performance calculated in accordance with GAAP, (iii) should not be construed as alternatives or substitutes for income from operations, net income or cash flows from operating activities in analyzing the Issuer's operating performance, financial position or cash flows (in each case, as determined in accordance with GAAP) and (iv) should not be used as indicators of the Issuer's operating performance or measures of its liquidity. See notes to "Unaudited Pro Forma Statements of Operations" included herein. This information should be read in conjunction with the Unaudited Pro Forma Consolidated Financial Data and the related Notes thereto included herein.

                                          Twelve Months Ended
                                           November 7, 1997
                                        (dollars in thousands)
           Historical EBITDA .................... $ 40,970
           Recapitalization pro forma
             adjustments:
               Loss on Securitization
                 of accounts receivable .........   (2,250)
          Cost savings and cost
            eliminations implemented
            prior to the Recapitalization:
               Renegotiation of catalog
                 vendor contract(a) .............    2,100
               Headcount and net payroll
                 reductions(b) ..................    4,550
               Insourcing of photography
                 shop(c) ........................      820
               Non-recurring severance(d)            1,400
                 Total adjustments ..............    6,620
                                                 ---------
          Adjusted EBITDA ....................... $ 47,590
                                                  ========


     (a) Reflects the recent renegotiation of the Company's catalog vendor contract. The adjustment represents the difference between the amounts previously expensed for such items and the amounts which are expected to be expensed under the terms of the new contract.

     (b) Represents compensation savings as a result of the termination of certain positions.

     (c) Represents the estimated cost savings from bringing in-house certain photography functions that were previously performed by outside vendors.

     (d) Reflects non-recurring severance associated with the termination of certain managers.

(5) Gives effect to the increase in estimated cash interest expense from the use of borrowings to finance the Recapitalization and future working capital requirements.

(6) For purposes of computing the ratio of total average debt to Adjusted EBITDA, total average debt on a pro forma basis as of November 7, 1997 reflects average outstanding balances under the Revolving Credit Facility of $12.2 million during the twelve months ended November 7, 1997 (giving effect to the Recapitalization), $70.0 million in aggregate principal amount of indebtedness under the Term Loan Facility and $150.0 million in aggregate principal amount of the Notes offered hereby. See the notes to "Unaudited Pro Forma Statements of Operations" included herein.

(7) For purposes of computing the pro forma ratios of earnings to fixed charges, pro forma earnings include income before income taxes (adjusted for pro forma interest expense), extraordinary items, cumulative effect of accounting changes and non-recurring expenses incurred in connection with the Recapitalization of $19.9 million in the periods ended November 7, 1997, plus pro forma fixed charges. Pro forma fixed charges consist of pro forma interest expense and one-third of rental expense (deemed by management to be representative of the interest factor on rental payments). Pro forma earnings were inadequate to cover pro forma fixed charges by $16,752 and $11,818 during the forty weeks ended November 7, 1997 and November 8, 1996, respectively.

         Summary Consolidated Financial And Operating Data

      The following table sets forth summary consolidated historical financial, operating and other data of Holdings, as predecessor to the Issuer. The summary financial data for each of the five fiscal years ended January 31, 1997 are derived from the Consolidated Financial Statements of Holdings, as predecessor to the Issuer, which have been audited by Deloitte & Touche LLP, independent auditors. The summary financial data for the forty weeks ended November 8, 1996 and November 7, 1997 have been derived from the Unaudited Condensed Consolidated Financial Statements of Holdings, as predecessor to the Issuer, and the Unaudited Condensed Consolidated Financial Statements of the Issuer, respectively, and, in each case, include, in the opinion of management, all adjustments necessary to present fairly the data for such periods. The results for the forty weeks ended November 7, 1997 are not necessarily indicative of the results to be expected for the fiscal year ending January 30, 1998 or for any future period. The data presented below should be read in conjunction with the Consolidated Financial Statements, including the related Notes thereto included herein, the other financial information included herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations."




                                                          Fiscal Year Ended                               Forty Weeks Ended
                               ---------------------------------------------------------------------     -------------------
                               January 29,    January 28,    February 3,    February 2,   January 31,    Nov. 8,      Nov. 7,
                                   1993          1994           1995           1996          1997         1996         1997
                                                       (dollars in thousands, except per square foot data)
Financial Data:
Revenues ....................   $571,047       $646,972       $737,725      $745,909       $808,843     $538,781    $566,596
Gross profit ................    267,120        292,083        343,652       346,241        380,124      246,725     255,731
Selling, general and
 administrative expenses ....    238,730        265,857        311,468       327,672        348,305      240,197     253,159
Income from operations ......     28,390         26,226         32,184        18,569         31,819        6,528       2,572
Net income (loss) (1) .......     14,019         12,019         14,919         6,450         12,549         (573)    (28,235)

Operating Data:
Revenues:
    J. Crew mail order ......   $201,463       $199,954       $247,272      $274,653       $289,772     $165,936    $157,840
    J. Crew retail ..........     72,906        108,650        135,726       134,959        167,957      110,399     140,574
    J. Crew factory .........     38,563         49,253         62,626        79,203         94,579       70,266      75,965
    J. Crew licensing .......         --          1,900          3,269         3,975          3,817        3,729       2,968
                                --------       --------       --------      --------       --------     --------    --------
    Total J. Crew brand .....    312,932        359,757        448,893       492,790        556,125      350,330     377,347
    Other divisions (2) .....    258,115        287,215        288,832       253,119        252,718      188,451     189,249
                                --------       --------       --------      --------       --------     --------    --------
    Total ...................   $571,047       $646,972       $737,725      $745,909       $808,843     $538,781    $566,596
                                ========       ========       ========      ========       ========     ========    ========
EBITDA(3):
    J. Crew mail order ......    $12,840        $11,980        $24,345       $16,831        $17,524      $(1,924)    $(8,225)
    J. Crew retail ..........      6,720          5,055         13,333        15,194         16,847        8,800       8,177
    J. Crew factory .........      3,660          1,797          1,653           (66)         2,876        3,395       3,244
    J. Crew licensing .......        (51)         1,239          2,422         2,820          2,467        2,797       2,285

    Total J. Crew brand .....     23,169         20,071         41,753        34,779         39,714       13,068       5,481
    Other divisions (2) .....     11,611         12,941         (1,459)       (5,938)         2,646        1,085       7,282
                                --------       --------       --------      --------       --------     --------    --------
    Total ...................    $34,780        $33,012        $40,294       $28,841        $42,360      $14,153     $12,763
                                ========       ========       ========      ========       ========     ========    ========


Other Data:

Cash flows from
operating activities ........   $22,400          $1,467         $1,774       $(7,849)       $16,497     $(42,766)   $(62,105)

Cash flows from
investing activities ........  $(14,965)       $(11,086)      $(13,467)     $(14,640)      $(22,481)   $(14,947)    $(28,265)

Cash flows from
financing activities ........       $638         $5,020         $6,763       $17,763          $(413)    $54,822      $96,230

J. Crew Mail Order:
    Number of
    catalogs circulated
    (in thousands) ..........     56,983         62,547         61,187        67,519         76,087       53,942      53,977
    Number of pages
    circulated
    (in millions) ...........      6,576          6,965          8,277        10,198          9,827        6,341       6,293


J. Crew Retail:
    Sales per gross
    square foot (4) .........       $622           $559           $594          $533           $551           NM          NM
    Store contribution
    margin (5) ..............      24.0%          18.7%          22.7%         25.5%          25.4%           NM          NM
    Number of stores
    open at end of
    period ..................         18             28             29            31             39           39          49
    Comparable store
    sales change (6) ........      22.0%         (8.0)%           6.9%        (6.0)%           4.5%          4.0%      (6.1)%

Depreciation and
amortization ................     $6,390         $6,786         $8,110       $10,272        $10,541        $7,625     $10,191
Net capital
expenditures (7)
    New store openings ......      5,519          2,789          2,804         6,009         10,894         6,903      15,253
    Other ...................      9,446          8,297         10,663         8,631         11,587         8,044      13,012
                                --------       --------       --------      --------       --------      --------    --------
    Total net capital
    expenditures ............    $14,965        $11,086        $13,467       $14,640        $22,481       $14,947     $28,265
                                ========       ========       ========      ========       ========      ========    ========





---------------------

(1) In fiscal 1995, Holdings changed its method of accounting for catalog costs and for merchandise inventories and recognized an increase in net income from the aggregate cumulative effect of such accounting changes, net of income taxes, of $2.6 million. In the same year, Holdings recognized an extraordinary loss of $1.7 million, net of income tax benefit, related to the early retirement of debt. See Notes 11 and 12 of Notes to Consolidated Financial Statements.

     During the forty weeks ended November 7, 1997, the Company recognized an extraordinary loss of $4.5 million, net of income tax benefit, related to the early retirement of debt and incurred other expenses of $19.9 million in connection with the Recapitalization.

(2) Includes the Company's PCP and C&W divisions and finance charge income derived from PCP installment sales.

(3) EBITDA represents income (loss) before extraordinary items and cumulative effect of accounting changes plus income taxes, interest expense, depreciation and amortization and expenses of $19.9 million incurred in connection with the Recapitalization. The Company believes that EBITDA provides useful information regarding the Company's ability to service its debt; however, EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as a substitute for net income as an indicator of the Company's operating performance or cash flow as a measure of liquidity. Holders tendering Old Notes in the Exchange Offer should consider the following factors in evaluating such measures: EBITDA and related measures (i) should not be considered in isolation, (ii) are not measures of performance calculated in accordance with GAAP, (iii) should not be construed as alternatives or substitutes for income from operations, net income or cash flows from operating activities in analyzing the Issuer's operating performance, financial position or cash flows (in each case, as determined in accordance with GAAP) and (iv) should not be used as indicators of the Issuer's operating performance or measures of its liquidity. Additionally, because all companies do not calculate EBITDA and related measures in a uniform fashion, the calculations presented in this Prospectus may not be comparable to other similarly titled measures of other companies.

(4) Sales per gross square foot is the result of dividing annualized net retail sales for the period (reflecting adjustments based on management estimates of the impact of opening stores in different periods during the year) by gross square footage at the end of each fiscal period.

(5) Store contribution margin is computed as gross profit less in-store operating expenses divided by sales.

(6) Comparable store sales includes stores that have been open for one full twelve-month period.

(7) Capital expenditures are net of proceeds from construction allowances.

                           RISK FACTORS

      Prospective holders of the New Notes should carefully review the information contained and incorporated by reference in this Prospectus and should particularly consider the following matters:


Risk Factors Relating to the Company

Substantial Leverage; Liquidity; Stockholders' Deficit
           In connection with the Recapitalization, the Issuer incurred a significant amount of additional indebtedness, the debt service obligations of which could, under certain circumstances, have material consequences to security holders of the Issuer, including holders of New Notes. The Issuer had $267.0 million of indebtedness and its stockholders' equity was $4.5 million as of November 7, 1997, as compared to indebtedness of $142.2 million and stockholders' equity of $89.1 million as of November 8, 1996. In addition, subject to the restrictions in the Bank Facilities and the Indenture, the Issuer may incur additional senior or other indebtedness from time to time to finance acquisitions or capital expenditures or for other general corporate purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." On a pro forma basis for the forty week period ended November 7, 1997, the Issuer has estimated the increase in cash interest expense from borrowings used to finance the Recapitalization to be $7.0 million and the increase in non-cash interest expense from the amortization of debt issuance costs relating to such borrowings to be $1.1 million. See "Unaudited Pro Forma Consolidated Financial Data." The Bank Facilities and the Indenture restrict, but do not prohibit, the payment of dividends by the Issuer to Holdings to finance the payment of interest on the Holdings Senior Discount Debentures. See "Description of Holdings Indebtedness," "Description of the New Notes" and "Description of Other Issuer Indebtedness."

      The level of the Issuer's indebtedness could have important consequences to the holders of the Notes, including, but not limited to, the following: (i) the Issuer's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired; (ii) a significant portion of the Issuer's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Issuer for its operations;
(iii) significant amounts of the Issuer's borrowings will bear interest at variable rates, which could result in higher interest expense in the event of increases in interest rates; (iv) the Indenture and the Bank Facilities contain financial and restrictive covenants, the failure to comply with which may result in an event of default which, if not cured or waived, could have a material adverse effect on the Issuer; (v) the indebtedness outstanding under the Bank Facilities is secured and matures prior to the maturity of the Notes; (vi) the Issuer may be substantially more leveraged than certain of its competitors, which may place the Issuer at a competitive disadvantage; and
(vii) the Issuer's substantial degree of leverage may limit its flexibility to adjust to changing market conditions, reduce its ability to withstand competitive pressures and make it more vulnerable to a downturn in general economic conditions or its business. See "Description of the New Notes" and "Description of Other Issuer Indebtedness."

      The Issuer's ability to make scheduled payments or to refinance its debt obligations will depend upon its future financial and operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. There can be no assurance that the Issuer's operating results, cash flow and capital resources will be sufficient for payment of its indebtedness in the future. In the absence of such operating results and resources, the Issuer could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations, and there can be no assurance as to the timing of such sales or the proceeds that the Issuer could realize therefrom. In addition, because significant amounts of the Issuer's borrowings will bear interest at variable rates, an increase in interest rates could adversely affect, among other things, the Issuer's ability to meet its debt service obligations. If the Issuer is unable to service its indebtedness, it may take actions such as reducing or delaying planned expansion and capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these actions could be effected on satisfactory terms, if at all.

Dependence on Key Personnel
      Emily Woods' leadership in the areas of design, merchandising and operations has been a significant factor in the Company's success. The loss of Ms. Woods' services could have a material adverse affect on the Company. The Company also depends on the services of key members of its design and merchandising teams and other key officers and employees. While the Company believes that it has developed depth and experience among its key personnel, there can be no assurance that the Company's business would not be affected if one or more of these individuals left the Company.

      The Company has entered into an employment agreement with Ms. Woods and has employment agreements with certain other employees. See "Management--Employment Agreements and Other
Compensation Arrangements." The Company maintains key person life insurance on Ms. Woods.

Fashion and Apparel Industry Risks
      The Company believes that its success depends in substantial part on its ability to originate and define product and fashion trends as well as to anticipate, gauge and react to changing consumer demands in a timely manner. There can be no assurance that the Company will continue to be successful in this regard. The Company attempts to reduce the risks of changing fashion trends and product acceptance by devoting a substantial portion of its product line to basic durables which are not significantly modified from year to year. Nevertheless, if the Company misjudges the market for its products, it may be faced with significant excess inventories for some products and missed opportunities with others.

      The industry in which the Company operates is cyclical. Purchases of apparel and related merchandise tend to decline during recessionary periods and also may decline at other times. There can be no assurance that the Company will be able to maintain its historical growth in revenues or earnings, or remain profitable in the future. Further, a recession in the general economy or uncertainties regarding future economic prospects could affect consumer spending habits and have an adverse effect on the Company's results of operations.

Increases in Costs of Mailing, Paper and Printing
      Postal rate increases and paper and printing costs affect the cost of the Company's catalog and promotional mailings. The Company relies on discounts from the basic postal rate structure, such as discounts for bulk mailings and sorting by zip code and carrier routes. The Company is not a party to any long-term contracts for the supply of paper. The Company's cost of paper has fluctuated significantly during the past three fiscal years, and its future paper costs are subject to supply and demand forces external to its business. The Company's average cost per hundred-pound weight of paper was $39, $58 and $52 during fiscal 1994, 1995 and 1996, respectively, and $52 and $41 during the forty weeks ended November 8, 1996 and November 7, 1997, respectively. Consequently, there can be no assurance that the Company will not be subject to an increase in paper costs. Although the Company has recently entered into a new four-year contract for the printing of its catalogs, the contract offers no assurance that the Company's printing costs will not increase following expiration of the contract. Future increases in postal rates or paper or printing costs would have a negative impact on the Company's earnings to the extent that the Company is unable to pass such increases on directly to customers or offset such increases by raising selling prices or by implementing more efficient mailings. See "Business--J. Crew Brand--J. Crew Mail Order--Catalog Creation and Production."

Reliance on Foreign Sourcing
      In 1996, approximately 50% of the J. Crew brand and Clifford & Wills merchandise was sourced from independent foreign factories located primarily in the Far East, and many of the Company's domestic vendors import a substantial portion of their merchandise from abroad. The Company has no long-term merchandise supply contracts and many of its imports are subject to existing or potential duties, tariffs or quotas that may limit the quantity of certain types of goods which may be imported into the United States from countries in those regions. The Company competes with other companies for production facilities and import quota capacity. The Company's business is also subject to a variety of other risks generally associated with doing business abroad, such as political instability (including issues concerning the future of Hong Kong following the transfer of Hong Kong to The People's Republic of China on July 1, 1997), currency and exchange risks and potential local issues. The Company's future performance will be subject to such factors, which are beyond its control, and there can be no assurance that such factors would not have a material adverse effect on the Company's results of operations. See "Business--General--Sourcing, Production and Quality."

      The Company requires its licensing partners and independent manufacturers to operate in compliance with applicable laws and regulations. While the Company's internal and vendor operating guidelines promote ethical business practices, the Company does not control such manufacturers or their labor practices. The violation of labor or other laws by an independent manufacturer of the Company or by one of the Company's licensing partners, or the divergence of an independent manufacturer's or licensing partner's labor practices from those generally accepted as ethical in the United States, could have a material adverse effect on the Company's financial condition and results of operations.

Uncertainty Relating to Ability to Implement J. Crew
Retail Growth Strategy
      The Company intends to expand its base of J. Crew retail stores as part of its growth strategy. There can be no assurance that this strategy will be successful. The actual number and type of such stores to be opened and their success will be dependent upon a number of factors, including, among other things, the ability of the Company to manage such expansion and hire and train qualified associates, the availability of suitable store locations and the negotiation of acceptable lease terms for new locations and upon lease renewals for existing locations. There is no assurance that the Company will be able to open and operate new stores on a timely or profitable basis. In 1996, net of construction allowances, the Company spent $10.9 million for new stores and remodeling and anticipates spending approximately $16.2 million in 1997 and $23.0 million in 1998 for such capital expenditures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--J. Crew Brand--J. Crew Retail--New Store Expansion." The Company believes that the opening of J. Crew retail stores has diverted some customer revenues from the J. Crew mail order operations. There can be no assurance that future store openings will not continue to have such an effect.

Seasonality
      The Company experiences seasonal fluctuations in its revenues and operating income, with a disproportionate amount of the Company's revenues and a majority of its income from operations typically realized during the fourth quarter of its fiscal year. Revenues and income from operations are generally weakest during the first and second quarters of the Company's fiscal year. The Company's quarterly results of operations may also fluctuate significantly as a result of a variety of other factors, including the timing of new store openings and of catalog mailings, and the revenues contributed by new stores, merchandise mix and the timing and level of markdowns. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Seasonality."

Competition
      All aspects of the Company's businesses are highly competitive. The Company competes primarily with other catalog operations, specialty brand retailers, department stores, and mass merchandisers engaged in the retail sale of men's and women's apparel, accessories, footwear and general merchandise. The Company believes that the principal bases upon which it competes are quality, design, efficient service, selection and price. However, certain of the Company's competitors are larger and have greater financial, marketing and other resources than the Company, and there can be no assurance that the Company will be able to compete successfully with them in the future.

Cautionary Statement Concerning Ability to Achieve Anticipated
Cost Savings and Forward-Looking Statements

      Management of the Company estimates that approximately $7 million of annualized net cost savings (in addition to the $7.5 million in estimated annual savings included in Adjusted EBITDA) could be achieved by mid- 1998, including process efficiencies, reduction of the Base Book trim size, installation of an automated sortation system at the Company's Lynchburg, Virginia distribution center and relocation of C&W to the J. Crew corporate headquarters office. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview," "Business--Overview" and "--Opportunities." The cost savings estimates were prepared solely by members of the management of the Company. The estimates necessarily reflect numerous assumptions as to future sales levels and other operating results, the availability of funds for capital expenditures as well as general industry and business conditions and other matters, many of which are beyond the control of the Company. Other estimates were based on a management consensus as to what levels of purchasing and similar efficiencies should be achievable by an entity the size of the Company. All of these forward-looking statements are based on estimates and assumptions made by management of the Company, which although believed to be reasonable, are inherently uncertain and difficult to predict. There can be no assurance that the savings anticipated in these forward-looking statements will be achieved. In addition, there can be no assurance that unforeseen costs and expenses or other factors will not offset the estimated cost savings or other components or the Company's plan in whole or in part.

      The information contained herein contains forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the apparel industry in general and in the Company's specific market areas; changes in prevailing interest rates and the availability of and terms of financing to fund the anticipated growth of the Company's business; inflation; changes in costs of goods and services; economic conditions in general and in the Company's specific market areas; demographic changes; changes in or failure to comply with federal, state and/or local government regulations; liability and other claims asserted against the Company; changes in operating strategy or development plans; the ability to attract and retain qualified personnel; the ability to control inventory levels; the significant indebtedness of the Company; labor disturbances; the ability to negotiate agreements with suppliers on favorable terms; changes in the Company's capital expenditure plan; and other factors referenced herein. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Forward-looking statements regarding revenues and EBITDA are particularly subject to a variety of assumptions, some or all of which may not be realized. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates" or "intends" or the negative of any thereof, or other variations thereon or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, prospective purchasers of New Notes are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Risk Factors Relating to the Notes

Subordination of Notes; Asset Encumbrance
      The Notes are subordinated in right of payment to all existing and future Senior Debt of the Issuer, including the Bank Facilities. By reason of such subordination, in the event of bankruptcy, liquidation, reorganization or other winding-up of the Issuer or upon a default in payment with respect to, or the acceleration of, any Senior Debt of the Issuer, the assets of the Issuer will be available to pay obligations on the Notes only after all Senior Debt has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. In addition, under certain circumstances, no payments may be made with respect to principal of or interest on the Notes if a default exists with respect to Senior Debt. If the Issuer incurs any additional pari passu debt, the holders of such debt would be entitled to share ratably with the holders of the Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of the Issuer. This may have the effect of reducing the amount of proceeds paid to holders of the Notes. In addition, no cash payments may be made with respect to the Notes during the continuance of a payment default with respect to the Senior Debt and, under certain circumstances, no payments may be made with respect to the principal of (and premium, if any) on the Notes for a period of up to 179 days if a nonpayment default exists with respect to Senior Debt. The Subsidiary Guarantees (as defined herein) are subordinated to the Guarantor Senior Debt of each Guarantor (which includes the Guarantors' guarantees under the Bank Facilities) to the same extent that the Notes are subordinated to Senior Debt of the Issuer, and the ability to collect under the Subsidiary
Guarantees may therefore be similarly limited. See "Description of the New Notes." In addition, indebtedness outstanding under the Bank Facilities are secured by substantially all of the assets of the Issuer. As of November 7, 1997, the Issuer had $117.0 million of Senior Debt (all of which was secured borrowings) and the Issuer had approximately $153.0 million of additional revolving borrowing availability under the Revolving Credit Facility. Additional Senior Debt may be incurred by the Issuer from time to time subject to certain restrictions contained in the Bank Facilities and the Indenture. See "--Restrictive Debt Covenants," "Description of the New Notes" and "Description of Other Issuer Indebtedness."

Restrictive Debt Covenants
      The Indenture and the Bank Facilities contain a number of significant covenants that, among other things, restrict the ability of the Issuer and its subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness (including the Notes) or amend certain debt instruments (including the Indenture), pay dividends, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by the Issuer or its subsidiaries, or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, under the Bank Facilities, the Issuer is required to comply with specified financial ratios and tests, including minimum interest coverage ratios, leverage ratios below a specified maximum, minimum net worth levels and minimum ratios of inventory to senior debt. See "Description of the New Notes" and "Description of Other Issuer Indebtedness."

      The Issuer's ability to comply with such agreements may be affected by events beyond its control, including prevailing economic, financial and industry conditions. The breach of any of such covenants or restrictions could result in a default under the Bank Facilities and/or the Indenture, which would permit the senior lenders, or the holders of the Notes, or both, as the case may be, to declare all amounts borrowed thereunder to be due and payable, together with accrued and unpaid interest, and the commitments of the senior lenders to make further extensions of credit under the Bank Facilities could be terminated. If the Issuer were unable to repay its indebtedness to its senior lenders, such lenders could proceed against the collateral securing such indebtedness as described under "Description of Other Issuer Indebtedness." See "--Subordination of Notes; Asset Encumbrance."

Possible Inability to Repurchase Notes upon Change of Control
      The Bank Facilities prohibits the Issuer from purchasing any of the Notes (except in certain limited amounts) and also provides that certain change of control events with respect to the Issuer constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Notes by the relevant Senior Debt. In such case, the Issuer's failure to purchase the tendered Notes would constitute an event of default under the Indenture which would, in turn, constitute a default under the Bank Facilities and could constitute a default under other Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of the Notes. Furthermore, no assurance can be given that the Issuer will have sufficient resources to satisfy its repurchase obligation with respect to the Notes following a Change of Control. See "Description of the New Notes" and "Description of Other Issuer Indebtedness."

Fraudulent Transfer Statutes
      Under federal or state fraudulent transfer laws, if a court were to find that, at the time the Notes and Subsidiary
Guarantees were issued, the Issuer or a Guarantor, as the case may be, (i) issued the Notes or a

Subsidiary Guarantee with the intent of hindering, delaying or defrauding current or future creditors or (ii) (A) received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the Notes or a Subsidiary Guarantee, and (B)(1) was insolvent or was rendered insolvent by reason of the issuance of the Notes or such Subsidiary Guarantee, (2) was engaged, or about to engage, in a business or transaction for which its assets were unreasonably small or (3) intended to incur, or believed (or should have believed) it would incur, debts beyond its ability to pay as such debts mature (as all of the foregoing terms are defined in or interpreted under such fraudulent transfer statutes), such court could avoid all or a portion of the Issuer's or a Guarantor's obligations to the holders of Notes, subordinate the Issuer's or a Guarantor's obligations to the holders of the Notes to other existing and future indebtedness of the Issuer or such Guarantor, as the case may be, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Notes, and take other action detrimental to the holders of the Notes, including in certain circumstances, invalidating the Notes. In that event, there would be no assurance that any repayment on the Notes would ever be recovered by the holders of the Notes.

      The definition of insolvency for purposes of the foregoing considerations varies among jurisdictions depending upon the federal or state law that is being applied in any such proceeding. However, the Issuer or a Guarantor generally would be considered insolvent at the time it incurs the indebtedness constituting the Notes or a Subsidiary Guarantee, as the case may be, if (i) the fair market value (or fair saleable value) of its assets is less than the amount required to pay its total existing debts and liabilities (including the probable liability on contingent liabilities) as they become absolute or matured or
(ii) it is incurring debts beyond its ability to pay as such debts mature. There can be no assurance as to what standard a court would apply in order to determine whether the Issuer or a Guarantor was "insolvent" as of the date the Notes and Subsidiary Guarantees were issued, or that, regardless of the method of valuation, a court would not determine that the Issuer or a Guarantor was insolvent on that date. Nor can there be any assurance that a court would not determine, regardless of whether the Issuer or a Guarantor was insolvent on the date the Notes and Subsidiary Guarantees were issued, that the payments constituted fraudulent transfers on another ground. To the extent that proceeds from the sale of the Notes are used to repay indebtedness under the Bank Facilities, or to make a distribution to a stockholder on account of the ownership of capital stock, a court may find that the Issuer or a Guarantor did not receive fair consideration or reasonably equivalent value for the incurrence of the indebtedness represented by the Notes or a Subsidiary Guarantee, as the case may be.

      To the extent any Subsidiary Guarantees were avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of the Issuer and any Guarantor whose Subsidiary Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an invalid Subsidiary Guarantee would be subject to the prior payment of all liabilities and preferred stock claims of such Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any voided portions of any of the Subsidiary Guarantees.

      Based upon financial and other information currently available to it, management of the Issuer and each Guarantor believes that the Notes and the Subsidiary Guarantees are being incurred for proper purposes and in good faith and that the Issuer and each Guarantor (i) is solvent and will continue to be solvent after issuing the Notes or its Subsidiary Guarantees, as the case may be, (ii) will have sufficient capital for carrying on its business after such issuance, and (iii) will be able to pay its debts as they mature. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

      In addition, if a court were to avoid the Subsidiary Guarantees under fraudulent conveyance laws or other legal principles, or, by the terms of such Subsidiary Guarantees, the obligations thereunder were reduced as necessary to prevent such avoidance, or the Subsidiary Guarantees were released, the claims of other creditors of the Guarantors, including trade creditors, would to such extent have priority as to the assets of such Guarantors over the claims of the holders of the Notes. The Subsidiary Guarantees of the Notes by any Guarantor will be released upon the sale of such Guarantor or upon the release by the lenders under the Bank Facilities of such Guarantor's guarantee of the Issuer's obligation under the Bank Facilities. The Indenture limits the ability of the Issuer and its subsidiaries to incur additional indebtedness and to enter into agreements that would restrict the ability of any subsidiary to make distributions, loans or other payments to the Issuer. However, these limitations are subject to certain exceptions. See "Description of the New Notes."

Consequences of Failure to Exchange
      Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not currently anticipate that it will register the Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

Absence of Public Market
      The Old Notes have been designated as eligible for trading in the PORTAL market. Prior to this Exchange Offer, there has been no public market for the New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount. Neither the Issuer nor any of the Guarantors intends to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes on The Nasdaq Stock Market's National Market or otherwise. The Initial Purchasers have previously made a market in the Old Notes, and the Issuer and the Guarantors have been advised that the Initial Purchasers currently intend to make a market in the New Notes, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. The Initial Purchasers are not obligated, however, to make a market in the Old Notes or the New Notes and any such market making activity may be discontinued at any time without notice at the sole discretion of the Initial Purchasers. There can be no assurance as to the liquidity of the public market for the New Notes or that any active public market for the New Notes will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Notes may be adversely affected.

                       THE RECAPITALIZATION

      The Shareholders, Holdings and TPG Partners II are parties to the Recapitalization Agreement which provided for the recapitalization of Holdings. Pursuant to the Recapitalization Agreement, Holdings purchased from the Shareholders all outstanding shares of Holdings' capital stock, other than shares having an implied value of $11.1 million, almost all of which continues to be held by Emily Woods, and which represented 14.8% of the outstanding shares of Holdings' Common Stock immediately following the transaction.

      In connection with the Recapitalization, Holdings organized the Issuer and immediately prior to the consummation of the Recapitalization, Holdings transferred substantially all of its assets and liabilities to the Issuer. Holdings' current operations are, and future operations are expected to be, limited to owning the stock of the Issuer. The Issuer repaid substantially all of the Company's funded debt obligations existing immediately before the consummation of the Recapitalization. At October 17, 1997, the aggregate principal amount of the Company's funded indebtedness was $186.0 million, consisting of the Retired Senior Notes, the Retired Bank Credit Facility and the Industrial Revenue Bond.

      Cash funding requirements for the Recapitalization (which was consummated on October 17, 1997), including the Initial Purchasers' discount in connection with the issuance and sale of the Old Notes and other fees and expenses, totalled $559.7 million (including $99.0 million in seasonal borrowings) and were satisfied through the purchase by TPG Partners II and investors of an aggregate $188.9 million in Holdings' equity securities together with an aggregate $330.8 million in borrowings and $40.0 million in proceeds from the Securitization, as follows: (i) the purchase by TPG Partners II, its affiliates and other investors of shares of Holdings' Common Stock (representing 85.2% of the outstanding shares) for $63.9 million; (ii) the purchase by TPG Partners II, its affiliates and other investors of $125.0 million in liquidation value of Holdings Preferred Stock; (iii) gross proceeds of $75.3 million from the issuance and sale by Holdings of Holdings Senior Discount Debentures; (iv) $150.0 million from the gross proceeds of the Offering; (v) $40.0 million in proceeds from the Securitization; (vi) $70.0 million of borrowings under the Term Loan Facility; and (vii) $35.6 million of borrowings under the Revolving Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of the New Notes," "Description of Other Issuer Indebtedness" and "Description of Holdings Indebtedness and "Capital Stock of Holdings and the Issuer."

      The Recapitalization was accounted for as a recapitalization transaction for accounting purposes. The repurchase of shares from the Shareholders, the Debt Retirement, the Holdings Common Equity Contribution, the issuance and sale by Holdings of the Holdings Preferred Stock and the Holdings Senior Discount Debentures, the borrowing by the Issuer of funds under the Bank Facilities, the Securitization and the Offering were effected in connection with the Recapitalization.

     The following table summarizes the sources and uses of funds in the Recapitalization:

                                                (dollars in
                                                 thousands)
     Sources:
     Revolving Credit Facility (1)............. $  35,559
     Term Loan Facility........................    70,000
     Securitization (2)........................    40,000
     Notes offered.............................   150,000
     Holdings Senior Discount Debentures.......    75,257
     Holdings Preferred Stock..................   125,000
     Holdings Common Equity Contribution.......    63,891
       Total Sources...........................  $559,707
                                                 ========

     Uses:
     Repurchase of Holdings' Capital Stock..... $ 316,688
     Repayment of Retired Bank Credit
      Facility (3).............................    99,212
     Repayment of Retired Senior Notes (4).....    93,104
     Retirement of Industrial Revenue
      Bond (5).................................     1,963
     Transaction Fees and Expenses and
      Other Transaction Payments (6)...........    48,740
       Total Uses..............................  $559,707
                                                 ========

-----------------

(1) Reflects borrowings to partially refinance seasonal borrowings outstanding under the Retired Bank Credit Facility. Giving effect to the Recapitalization, average outstanding borrowings under the Revolving Credit Facility would have been $12.2 million during the twelve months ended November 7, 1997. Excludes outstanding letters of credit issued to facilitate international merchandise purchases, which had an aggregate outstanding balance of $37.4 million as of November 7, 1997. See the notes to the "Unaudited Pro Forma Statements of Operations" included herein.

(2) The Company securitized approximately $40 million of PCP consumer loan installment receivables off-balance sheet simultaneously with the consummation of the Recapitalization pursuant to a facility arranged by affiliates of the Initial Purchasers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Other Issuer Indebtedness--Receivables Facility."

(3) The Retired Bank Credit Facility was in an aggregate principal amount of up to $200.0 million, of which up to $120.0 million was available for direct borrowings. Borrowings under the Retired Bank Credit Facility were prepaid in whole without penalty or premium and included accrued interest of $0.2 million.

(4) The Retired Senior Notes were prepaid in connection with the Recapitalization. The prepayment required the Issuer to pay a make-whole premium in the amount of $5.8 million. Also included is $2.3 million of accrued interest.

(5) The industrial revenue bond was prepaid in whole without penalty or premium.

(6) Includes Holdings' expenses, management bonuses, financial advisory, consulting and other professional fees and deferred financing costs. See "Certain Relationships and Related Transactions."

                        TEXAS PACIFIC GROUP

      TPG was founded by David Bonderman, James G. Coulter and William S. Price, III in 1992 to pursue public and private investment opportunities through a variety of methods, including leveraged buyouts, recapitalizations, joint ventures, restructurings and strategic public securities investments. The principals of TPG operate TPG Partners, L.P. and TPG Partners II, both Delaware limited partnerships with aggregate committed capital of over $3.2 billion. Among TPG's investments are branded consumer products companies Beringer Wine Estates, Del Monte Foods Company and Ducati Motor. Other TPG portfolio companies include America West Airlines, Belden & Blake Corporation, Favorite Brands International, Paradyne, Virgin Entertainment and Vivra Specialty Partners. In addition, the principals of TPG led the $9 billion reorganization of Continental Airlines in 1993.

      The principal executive office of TPG is located at 201 Main Street, Suite 2420, Fort Worth, Texas 76102 and its telephone number is (817) 871-4000.

                          USE OF PROCEEDS

      There will be no cash proceeds payable to the Issuer or the Guarantors from the issuance of the New Notes pursuant to the Exchange Offer. The proceeds from the sale of the Old Notes were used for the retirement of debt, to consummate the other components of the Recapitalization and to pay related fees and expenses.

                          CAPITALIZATION

      The following table sets forth as of November 7, 1997 the actual unaudited capitalization of the Issuer. See "The Recapitalization," "Use of Proceeds," "Description of the New Notes" and "Description of Other Issuer Indebtedness." This table should be read in conjunction with the "Selected Consolidated Financial Data" and "Unaudited Pro Forma Consolidated Financial Data" included elsewhere in this Prospectus.

                                   As of November 7, 1997
                                          Actual
                                   (dollars in thousands)

     Cash and cash equivalents.......      $12,992
                                           =======
     Debt:
       Revolving Credit Facility(1)..      $47,000
       Term Loan Facility............       70,000
       10-3/8% Senior Subordinated
          Notes due 2007.............      150,000
                                          --------
            Total debt...............      267,000
     Stockholders' equity............        4,467
                                          --------
        Total capitalization.........     $271,467
                                          ========


(1) Excludes letters of credit issued to facilitate international merchandise purchases, which had an aggregate outstanding balance of $37.4 million as of November 7, 1997.

          UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

      The following unaudited pro forma consolidated financial data with respect to the Issuer (the "Unaudited Pro Forma Financial Data") is based on the historical Consolidated Financial Statements of Holdings, as predecessor to the Issuer, and subsidiaries included elsewhere in this Prospectus adjusted to give effect to the Recapitalization. The Unaudited Pro Forma Statements of Operations give effect to the Recapitalization as if it had occurred on February 3, 1996. The Recapitalization and the related adjustments are described in the accompanying notes. The pro forma adjustments are based upon preliminary estimates and certain assumptions that management of the Issuer believes are reasonable in the circumstances. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data. Actual amounts could differ from those set forth below.

      The Unaudited Pro Forma Financial Data should be read in conjunction with the notes included herewith, Holdings'
Consolidated Financial Statements and notes thereto as of February 2, 1996 and January 31, 1997 and for each of the fiscal years in the three-year period ended January 31, 1997, the Company's Unaudited Condensed Consolidated Financial Data as of November 7, 1997 and for the forty week periods ended November 7, 1997 and November 8, 1996, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The Unaudited Pro Forma Financial Data do not purport to represent what the Issuer's results of operations would have been had the Recapitalization occurred on the dates specified, or to project the Issuer's results of operations for any future period or date.

      The unaudited supplemental data reflect (i) certain pro forma adjustments and (ii) management's estimates of certain cost savings and cost eliminations which management believes will be attained. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

           UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

               Twelve Months Ended November 7, 1997

                                                Pro Forma
                                 Historical     Adjustments   Pro Forma
                                           (dollars in thousands)
Revenues .......................... $836,658    $(2,250)(1)   $834,408
Cost of sales .....................  447,528        --         447,528
                                    --------     -------       --------
Gross profit ......................  389,130     (2,250)(1)    386,880
Selling, general and
  administrative expenses .........  361,267      1,800 (5)    363,067
                                    --------     -------       --------
Income (loss) from operations .....   27,863     (4,050)        23,813
Interest expense:
  Non-cash interest expense .......      489      1,397 (2)      1,886
  Cash interest expense ...........   13,736      9,205 (3)     22,941
Expenses incurred in connection
with the Recapitalization .........   19,851        --  (6)     19,851
Provision (benefit) for
  income taxes ....................    4,400     (6,007)(4)     (1,607)
Extraordinary loss (net of
  income tax benefit) .............    4,500        --            4,500
                                    --------     -------       --------
Net income (loss)                   $(15,113)    $(8,645)      $(23,758)
                                    ========     =======       ========


                                                Pro Forma
                                                   and
                                               Supplemental
                                 Historical     Adjustments   Pro Forma
                                           (dollars in thousands)
Supplemental Data:
Depreciation and amortization ..... $ 13,107    $   --         $ 13,107
EBITDA ............................   40,970      6,620          47,590
Ratio of Adjusted EBITDA/
  cash interest expense ...........                                2.1x
Ratio of total average
  debt/Adjusted EBITDA (7) ........                                4.9x
Cash flows from operating
activities ........................ $(2,842)
Cash flows from investing
activities ........................$(35,799)
Cash flows from financing
activities .......................  $40,995


                Fiscal Year Ended January 31, 1997

                                                Pro Forma
                                 Historical     Adjustments   Pro Forma
                                           (dollars in thousands)
Revenues .......................... $808,843    $(2,650)(1)    $806,193
Cost of sales .....................  428,719        --          428,719
                                    --------     -------       --------
Gross profit ......................  380,124     (2,650)(1)     377,474
Selling, general and
  administrative expenses .........  348,305      1,800 (5)     350,105
                                    --------     -------       --------
Income (loss) from operations .....   31,819     (4,450)         27,369
Interest expense:
  Non-cash interest expense .......      401      1,485 (2)       1,886
  Cash interest expense ...........   10,069     11,894 (3)      21,963
Provision (benefit) for
  income taxes ....................    8,800     (7,310)(4)       1,490
                                    --------     -------       --------
Net income (loss)                   $ 12,549   $(10,519)(5)     $ 2,030
                                    ========     =======       ========


 See accompanying notes to the unaudited pro forma statements of operations.

           UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

                Forty Weeks Ended November 7, 1997

                                                Pro Forma
                                 Historical     Adjustments   Pro Forma
                                           (dollars in thousands)
Revenues........................... $566,596    $(1,638)(1)    $564,958
Cost of sales......................  310,865        --          310,865
                                    --------     -------       --------
Gross profit.......................  255,731     (1,638)(1)     254,093
Selling, general and
  administrative expenses .........  253,159      1,385 (5)     254,544
                                    --------     -------       --------
Income (loss) from operations......    2,572     (3,023)           (451)
Interest expense:
  Non-cash interest expense........      399      1,052 (2)       1,451
  Cash interest expense............   10,907      6,966 (3)      17,873

Expenses incurred in connection
with the Recapitalization..........   19,851         --          19,851
Provision (benefit) for
  income taxes ....................   (4,850)     (4,527)(4)     (9,377)
Extraordinary loss (net of
  income tax benefit) .............    4,500         --           4,500
                                    --------     -------       --------
Net income (loss).................. $(28,235)    $(6,514)      $(34,749)
                                    ========     =======       ========



                Forty Weeks Ended November 8, 1996

                                                Pro Forma
                                 Historical     Adjustments   Pro Forma
                                           (dollars in thousands)
Revenues.......................     $538,781     $(2,038)(1)    $536,743
Cost of sales..................      292,056         --          292,056
                                    --------     -------        --------
Gross profit...................      246,725      (2,038)(1)     244,687
Selling, general and
  administrative expenses .....      240,197       1,385 (5)     241,582
                                    --------     -------        --------
Income (loss) from operations..        6,528      (3,423)          3,105
Interest expense:
  Non-cash interest expense....          311       1,140 (2)       1,451
  Cash interest expense........        7,240       9,655 (3)      16,895
Provision (benefit) for
  income taxes                          (450)     (5,829)(4)      (6,279)
                                    --------     -------        --------
Net income (loss)..............     $   (573)    $(8,389)       $ (8,962)
                                    ========     =======        ========



 See accompanying notes to the unaudited pro forma statements of operations.

       NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

(1) Represents the estimated loss on the Securitization of accounts receivable. See "Management's Discussion and Analysis of Financial Condition and Results of
     Operations--Liquidity and Capital Resources" and
     "Description of Other Issuer Indebtedness--Receivables
     Facility."

(2) Represents the net increase in non-cash interest expense relating to the amortization of debt issuance costs of the Issuer of $13.0 million relating to debt issued in connection with the Recapitalization.

(3) Gives effect to the increase in estimated cash interest expense from the use of borrowings to finance the Recapitalization and future working capital requirements:

                         Fiscal Year    Forty Weeks Ended     Twelve Months
                           Ended               Ended             Ended
                         January 31,  November 8,  November 7,  November 7,
                             1997          1996      1997         1997
                                    (dollars in thousands)
Interest on the Notes(a) .. $15,563      $11,972     $11,972    $15,563
Interest on the Bank
 Facilities:
   Term Loan Facility(b) ..   5,600        4,308       4,308      5,600
   Revolving Credit
     Facility(b)(c) .......      --           --         978        978
Other .....................     800          615         615        800
                              -----        -----       -----      ------
   Total                     21,963       16,895      17,873      22,941
Less: amounts in
historical statement of
operations                   10,069        7,240      10,907      13,736
                             ------        -----      ------      ------
Adjustment to interest
 expene ..................  $11,894       $9,655      $6,966      $9,205
                            =======       ======      ======     =======


     (a) Interest is calculated at an effective interest rate of 10.375% for the period indicated.

     (b) Interest is calculated at an estimated weighted average effective interest rate of 8.0%.

     (c) Interest is based on the average of historical daily outstanding borrowings under the revolving credit facility during the period, reduced (without giving effect to any negative average daily balances) by $63.5 million, reflecting the application of the proceeds of the Recapitalization. No interest income was assumed.

(4) Estimated income tax effects of the pro forma adjustments at an effective tax rate of 41%.

(5) Reflects non-cash compensation expense in connection with a grant of restricted stock.

(6) Historical EBITDA is defined as income (loss) before extraordinary items and cumulative effect of accounting changes, interest expense, income tax expense, depreciation and amortization and expenses of $19.9 million incurred in connection with the Recapitalization. The Issuer believes that EBITDA provides useful information regarding the Issuer's ability to service its debt; however holders tendering Old Notes in the Exchange Offer should consider the following factors in evaluating such measures: EBITDA and related measures (i) should not be considered in isolation, (ii) are not measures of performance calculated in accordance with GAAP, (iii) should not be construed as alternatives or substitutes for income from operations, net income or cash flows from operating activities in analyzing the Issuer's operating performance, financial position or cash flows (in each case, as determined in accordance with GAAP) and (iv) should not be used as indicators of the Issuer's operating performance or measures of its liquidity. Additionally, because all companies do not calculate EBITDA and related measures in a uniform fashion, the calculations presented in this Prospectus may not be comparable to other similarly titled measures of other companies.

     Adjusted EBITDA is defined as EBITDA, revised to reflect management's estimate of certain cost savings and cost eliminations implemented prior to the Recapitalization.
     The Issuer believes that EBITDA provides useful information regarding the Issuer's ability to service its debt; however, Adjusted EBITDA (i) should not be considered in isolation,
     (ii) is not a measure of performance calculated in accordance with GAAP, (iii) should not be construed as alternatives or substitutes for income from operations, net income or cash flows from operating activities in analyzing the Issuer's operating performance, financial position or cash flows (in each case, as determined in accordance with GAAP) and (iv) should not be used as indicators of the Issuer's operating performance or measures of its liquidity. The management estimates of cost savings and cost eliminations which are anticipated on a going-forward basis and which are reflected in Adjusted EBITDA are as set forth below:


                                        Twelve Months Ended
                                        November 7, 1997
                                        (dollars in thousands)
   Historical EBITDA ............................ $40,970
     Recapitalization pro forma adjustments:
     Loss on Securitization of accounts
     receivable .................................  (2,250)
   Cost savings and cost eliminations
   implemented prior to the Recapitalization:
     Renegotiation of catalog vendor
     contract(a) ................................   2,100
     Headcount and net payroll reductions(b) ....   4,550
     Insourcing of photography shop(c) ..........     820
     Non-recurring severance(d) .................   1,400
                                                  -------
      Total adjustments .........................   6,620
                                                  -------
   Adjusted EBITDA .............................. $47,590
                                                  =======


     (a) Reflects the recent renegotiation of the Company's catalog vendor contract. The adjustment represents the difference between the amounts previously expensed for such items and the amounts which are expected to be expensed under the terms of the new contract.

     (b) Represents compensation savings as a result of the termination of certain positions.

     (c) Represents the estimated cost savings from bringing in-house certain photography functions that were previously performed by outside vendors.

     (d) Reflects non-recurring severance associated with the termination of certain managers.

(7) For purposes of computing the ratio of total average debt to Adjusted EBITDA, total average debt on a pro forma basis as of November 7, 1997 reflects average outstanding balances under the Revolving Credit Facility of $12.2 million during the twelve months ended November 7, 1997 (giving effect to the Recapitalization), $70.0 million in aggregate principal amount of indebtedness under the Term Loan Facility and $150.0 million in aggregate principal amount of the Old Notes issued in the Offering. Actual daily outstanding borrowings under the revolving credit facility were reduced (without giving effect to any negative average daily balances) by $63.5 million, reflecting the application of the proceeds of the Recapitalization, in computing average outstanding borrowings.

               SELECTED CONSOLIDATED FINANCIAL DATA

      The following table sets forth selected consolidated historical financial, operating, other and balance sheet data of Holdings, as predecessor to the Issuer, as of and for the forty weeks ended November 8, 1996, for the thirty seven weeks ended October 17, 1997, and as of and for each of the fiscal years in the five-year period ended January 31, 1997. The following table also sets forth selected consolidated historical financial, operating, other and balance sheet data of the Issuer and its subsidiaries as of November 7, 1997 and for the three weeks ended November 7, 1997. The selected financial and balance sheet data for each of the fiscal years in the five-year period ended January 31, 1997 are derived from the Consolidated Financial Statements of Holdings, as predecessor to the Issuer, which have been audited by Deloitte & Touche LLP, independent auditors. The selected financial data for the forty weeks ended November 8, 1996 and November 7, 1997 have been derived from the Unaudited Condensed Consolidated Financial Statements of the Issuer and its subsidiaries, and include, in the opinion of management, all adjustments necessary to present fairly the data for such periods. The results for the forty weeks ended November 7, 1997 are not necessarily indicative of the results to be expected for the fiscal year ending January 30, 1998 or for any future period. The data presented below should be read in conjunction with the Consolidated Financial Statements, including the related Notes thereto, included herein, the other financial information included herein, and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                         Fiscal Year Ended                           Forty Weeks Ended
                        -------------------------------------------------------     --------------------
                        January     January     February    February    January     November    November
                           29,         28,          3,          2,         31,          8,          7,
                          1993        1994        1994        1996        1997        1996        1997
                           (dollars in thousands, except per square foot data)           (unaudited)
Financial Data:
Revenues ...............$571,047    $646,972    $737,725    $745,909    $808,843    $538,781    $566,596
Cost of goods sold(1) .. 303,927     354,889     394,073     399,668     428,719     292,056     310,865
                         -------     -------     -------     -------     -------     -------     -------
    Gross profit ....... 267,120     292,083     343,652     346,241     380,124     246,725     255,731
Selling, general
and administrative
expenses ............... 238,730     265,857     311,468     327,672     348,305     240,197     253,159
                         -------     -------     -------     -------     -------     -------     -------
    Income (loss)
    from operations ....  28,390      26,226      32,184      18,569      31,819       6,258       2,572
Interest expense-net ...   5,241       6,107       6,965       9,350      10,470       7,551      11,306
Expenses incurred
-Recapitalization ......      --          --          --          --          --          --      19,851
Provision (benefit)
for income taxes .......   9,130       8,100      10,300       3,700       8,800       (450)     (4,850)
Extraordinary item
and cumulative
effect of accounting
changes(2) .............      --          --          --         931          --          --      (4,500)
                         -------     -------     -------     -------     -------     -------     -------
Net income (loss)(2) ... $14,019     $12,019     $14,919      $6,450     $12,549       (573)    (28,235)
                         =======     =======     =======     =======     =======     =======    =======

Operating Data:
Revenues:
    J. Crew mail order .$201,463    $199,954    $247,272    $274,653    $289,772    $165,936    $157,840
    J. Crew retail .....  72,906     108,650     135,726     134,959     167,957     110,399     140,574
    J. Crew factory ....  38,563      49,253      62,626      79,203      94,579      70,266      75,965
    J. Crew licensing ..      --       1,900       3,269       3,975       3,817       3,729       2,968
                         -------     -------     -------     -------     -------     -------     -------
    Total J. Crew brand  312,932     359,757     448,893     492,790     556,125     350,330     377,347
    Other divisions(3) . 258,115     287,215     288,832     253,119     252,718     188,451     189,249
                         -------     -------     -------     -------     -------     -------     -------
    Total ..............$571,047    $646,972    $737,725    $745,909    $808,843    $538,781    $566,596
                         =======     =======     =======     =======     =======     =======    =======
EBITDA(4):
    J. Crew mail order . $12,840     $11,980     $24,345     $16,831     $17,524    $(1,924)    $(8,225)
    J. Crew retail .....   6,720       5,055      13,333      15,194      16,847       8,800       8,177
    J. Crew factory ....   3,660       1,797       1,653        (66)       2,876       3,395       3,244
    J. Crew licensing ..    (51)       1,239       2,422       2,820       2,467       2,797       2,285
                         -------     -------     -------     -------     -------     -------     -------
    Total J. Crew brand   23,169      20,071      41,753      34,779      39,714      13,068       5,481
    Other divisions(3) .  11,611      12,941     (1,459)     (5,938)       2,646       1,085       7,282
                         -------     -------     -------     -------     -------     -------     -------
    Total .............. $34,780     $33,012     $40,294     $28,841     $42,360     $14,153     $12,763
                         =======     =======     =======     =======     =======     =======     =======


                               31


Other Data:

Cash flows from
operating activities     $22,400      $1,467      $1,774    $(7,849)     $16,497   $(42,766)    $(62,105)
Cash flows from
investing activities    $(14,965)   $(11,086)   $(13,467)  $(14,640)    $(22,481)  $(14,947)    $(28,265)
Cash flows from
financing activities        $638      $5,020      $6,763    $17,763        $(413)   $54,822      $96,230

J. Crew Mail Order:
    Number of catalogs
    circulated (in
    thousands) .........  56,983      62,547      61,187      67,519      76,087      53,942      53,977
    Number of pages
    circulated (in
    millions) ..........   6,576       6,965       8,277      10,198       9,827       6,341       6,293


                                         Fiscal Year Ended                           Forty Weeks Ended
                        -------------------------------------------------------     --------------------
                        January     January     February    February    January     November    November
                           29,         28,          3,          2,         31,          8,          7,
                          1993        1994        1994        1996        1997        1996        1997
                           (dollars in thousands, except per square foot data)           (unaudited)
J. Crew Retail:
    Sales per gross
    square foot(5) .....    $622        $559        $594        $533        $551          NM          NM
    Store contribution
    margin(6) ..........   24.0%       18.7%       22.7%       25.5%       25.4%          NM          NM
    Number of stores
    open at end of
    period .............      18          28          29          31          39          39          49
    Comparable store
    sales change(7) ....   22.0%      (8.0)%        6.9%      (6.0)%        4.5%        4.0%      (6.1)%

Depreciation and
amortization ...........  $6,390      $6,786      $8,110     $10,272     $10,541      $7,625     $10,191
Net capital
expenditures(8)
    New store openings .   5,519       2,789       2,804       6,009      10,894       6,903      15,253
    Other ..............   9,446       8,297      10,663       8,631      11,587       8,044      13,012
                         -------     -------     -------     -------     -------     -------     -------
    Total net capital
    expenditures .......  14,965      11,086      13,467      14,640      22,481      14,947      28,265
Ratio of earnings
to fixed charges(9) ....    3.1x        2.5x        2.6x        1.5x        2.0x        -           -

Balance Sheet Data
(at period end):
Cash and cash
equivalents ............ $27,784     $23,185     $18,255     $13,529      $7,132     $10,638     $12,992
Working capital(10) ....  56,864      75,391      96,437     118,964     125,327     167,908     174,696
Total assets ........... 232,582     287,233     324,795     355,249     410,821     454,177     490,758
Total debt .............  56,783      61,803      69,566      87,329      87,092     142,151     267,000
Stockholders' equity ...  53,584      66,221      82,041      89,633     102,006      89,060       4,467




-------------------

(1)  Includes buying and occupancy costs.

(2) In fiscal 1995, Holdings changed its method of accounting for catalog costs and for merchandise inventories and recognized an increase in net income from the aggregate cumulative effect of such accounting changes, net of income taxes, of $2.6 million. In the same year, Holdings recognized an extraordinary loss of $1.7 million, net of income tax benefit, related to the early retirement of debt. See Notes
     11 and 12 of Notes to Consolidated Financial Statements. In the forty weeks ended November 7, 1997, the Company recognized an extraordinary loss of $4.5 million net of income tax benefit related to the early retirement of debt.

(3) Includes the Company's PCP and C&W divisions and finance charge income derived from PCP installment sales.

(4) EBITDA represents income (loss) before extraordinary items and cumulative effect of accounting changes plus income taxes, interest expense, depreciation and amortization, and expenses of $19.9 million incurred in connection with the Recapitalization. The Company believes that EBITDA provides useful information regarding the Company's ability to service its debt; however, EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as a substitute for net income as an indicator of the Company's operating performance or cash flow as a measure of liquidity. Holders tendering Old Notes in the Exchange Offer should consider the following factors in evaluating such measures: EBITDA and related measures (i) should not be considered in isolation, (ii) are not measures of performance calculated in accordance with GAAP, (iii) should not be construed as alternatives or substitutes for income from operations, net income or cash flows from operating activities in analyzing the Issuer's operating performance, financial position or cash flows (in each case, as determined in accordance with GAAP) and (iv) should not be used as indicators of the Issuer's operating performance or measures of its liquidity. Additionally, because all companies do not calculate EBITDA and related measures in a uniform fashion, the calculations presented in this Prospectus may not be comparable to other similarly titled measures of other companies.

(5) Sales per gross square foot is the result of dividing annualized net retail sales for the period (reflecting adjustments based on management estimates of the impact of opening stores in different periods during the year) by gross square footage at the end of each fiscal period.

(6) Store contribution margin is computed as gross profit less in-store operating expenses divided by sales.

(7) Comparable store sales includes stores that have been open for one full twelve-month period.

(8) Capital expenditures are net of proceeds from construction allowances.

(9) For purposes of computing the ratio of earnings to fixed charges, earnings include income before income taxes, extraordinary items and cumulative effect of accounting changes and expenses incurred in connection with the Recapitalization of $19.9 million in the forty weeks ended November 7, 1997, plus fixed charges. Fixed charges consist of interest expense and one-third of rental expense (deemed by management to be representative of the interest factor of rental payments). Earnings were inadequate to cover fixed charges by $8,734 and $1,023 during the forty weeks ended November 7, 1997 and November 8, 1996, respectively.

(10) Working capital is computed as current assets less current liabilities, excluding cash and cash equivalents, current portion of long-term debt and borrowings under the revolving credit facility.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion and analysis should be read in conjunction with the Selected Consolidated Financial Data and the Consolidated Financial Statements of Holdings, as predecessor to the Issuer, and the related notes thereto which are included elsewhere in this Prospectus. The Company's fiscal year ends on the Friday closest to January 31. Accordingly, fiscal years 1992, 1993, 1994, 1995 and 1996 ended on January 29, 1993, January 28,
1994, February 3, 1995, February 2, 1996 and January 31, 1997. All fiscal years for which financial information is included in this Prospectus had 52 weeks, except fiscal 1994 which had 53 weeks.


Overview

      The Company's origins date back to the 1947 founding of Popular Merchandising Co. which operated PCP, a direct selling catalog merchandiser of consumer branded goods. In 1983, drawing upon their family's 35- year experience in catalog retailing, Arthur Cinader and Emily Woods, the son and granddaughter of PCP's founder, founded the J. Crew brand with innovative durables products (including the rollneck sweater, weathered chino, barn jacket and pocket tee) that continue to be core J. Crew brand product offerings today. In 1984, C&W was founded as a mail order women's apparel business targeting an older, more conservative customer than J. Crew. Capitalizing on the strength of its J. Crew brand franchise, the Company began developing select retail store locations in 1989. Today, the Company is a leading mail order and store retailer of women's and men's apparel, shoes and accessories operating primarily under the J. Crew brand name. Since the introduction of the J. Crew brand in 1983, the Company has mailed more than one-half billion J. Crew catalogs, opened 49
J. Crew retail stores and 42 J. Crew Factory Outlet stores. In addition, J. Crew products are distributed through 67 free-standing and shop-in-shop stores in Japan under a licensing agreement with Itochu. The Company's J. Crew brand revenues have increased from $312.9 million in fiscal 1992 to $556.1 million in fiscal 1996, representing a compound annual growth rate of 15.4%.

      The following table sets forth, for the periods indicated, revenues and EBITDA for the Company's major operating divisions:


                                                                                                                       Twelve
                                                                                            Forty Weeks Ended          Months
                                           Fiscal Year                                  ------------------------       Ended
                       -----------------------------------------------------------      Novemer 8,     November 7,   November 7,
                       1992        1993         1994          1995            1996         1996           1997          1997
                       ----        ----         ----          ----            ----         ----           ----          ----
Revenues:
J. Crew mail
order ............... $201.5      $200.0       $247.3         $274.6         $289.8        $166.0        $157.8        $281.6
J. Crew
retail ..............   72.9       108.7        135.7          135.0          168.0         110.4         140.6         198.2
J. Crew
factory .............   38.5        49.2         62.6           79.2           94.5          70.2          76.0         100.3
J. Crew
licensing ...........    --          1.9          3.3            4.0            3.8           3.7           2.9           3.0
                       -----       -----        -----          -----          -----         -----         -----         -----
  Total
  J. Crew brand .....  312.9       359.8        448.9          492.8          556.1         350.3         377.3         583.1
Other
divisions (1) .......  258.1       287.2        288.8          253.1          252.7         188.4         189.3         253.6
                       -----       -----        -----          -----          -----         -----         -----         -----
  Total revenues .... $571.0      $647.0        $37.7         $745.9         $808.8        $538.7        $566.6        $836.7
                       =====       =====        =====          =====          =====         =====         =====         =====

EBITDA (2):
J. Crew mail
order ...............  $12.8       $12.0        $24.4          $16.8          $17.5        $(1.9)        $(8.2)         $11.2
J. Crew
retail ..............    6.7         5.1         13.3           15.2           16.8           8.8           8.2          16.2
J. Crew
factory .............    3.7         1.8          1.7            --             2.9           3.4           3.2           2.7
J. Crew
licensing ...........    --          1.2          2.4            2.8            2.5           2.8           2.3           2.0
                       -----       -----        -----          -----          -----         -----         -----         -----
   Total
   J. Crew brand ....   23.2        20.1         41.8           34.8           39.7          13.1           5.5          32.1
Other
divisions (3) .......   11.6        12.9        (1.5)          (5.9)            2.6           1.0           7.3           8.9
                       -----       -----        -----          -----          -----         -----         -----         -----
Total
EBITDA ..............  $34.8       $33.0        $40.3          $28.9          $42.3         $14.1         $12.8         $41.0
                       =====       =====        =====          =====          =====         =====         =====         =====

Other Data:
Cash flow from
operating
activities ..........  $22.4        $1.5         $1.8          $(7.8)         $16.5        $(42.8)       $(62.1)        $(2.8)
Cash flow from
investing
activities .......... $(15.0)     $(11.1)      $(13.5)        $(14.6)        $(22.5)       $(14.9)       $(28.3)        $(35.8)
Cash flow fro
financing
activities ..........   $0.6        $5.0         $6.8           $17.8         $(0.4)        $54.8         $96.2          $41.0



(1) Includes net sales from the Company's PCP and C&W divisions and finance charge income derived from PCP installment sales.

(2) EBITDA represents income (loss) before extraordinary items and cumulative effect of accounting changes plus income taxes, interest expense, depreciation and amortization and expenses of $19.9 million incurred in connection with the Recapitalization. The Company believes that EBITDA provides useful information regarding the Company's ability to service its debt; however, EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as a substitute for net income as an indicator of the Company's operating performance or cash flow as a measure of liquidity. Holders tendering Old Notes in the Exchange Offer should consider the following factors in evaluating such measures: EBITDA and related measures (i) should not be considered in isolation, (ii) are not measures of performance calculated in accordance with GAAP, (iii) should not be construed as alternatives or substitutes for income from operations, net income or cash flows from operating activities in analyzing the Issuer's operating performance, financial position or cash flows (in each case, as determined in accordance with GAAP) and (iv) should not be used as indicators of the Issuer's operating performance or measures of its liquidity. Additionally, because all companies do not calculate EBITDA and related measures in a uniform fashion, the calculations presented in this Prospectus may not be comparable to other similarly titled measures of other companies.

(3)  Includes EBITDA from the Company's PCP and C&W divisions.

      The following sets forth, for the periods indicated, the percentage relationship to revenues of certain items in the Company's consolidated statements of operations for the fiscal periods shown below:

                                                              Forty
                                      Fiscal Year           Weeks Ended
                               ------------------------   ----------------
                                1994     1995      1996     1996      1997
Revenues....................   100.0%   100.0%    100.0%   100.0%   100.0%
Cost of goods sold,
including buying and
occupancy costs                 53.4     53.6      53.0     54.2     54.9
                               -----    -----     -----    -----     -----
  Gross profit                  46.6     46.4      47.0     45.8     45.1
Selling, general and
administrative expenses         42.2     43.9      43.1     44.6     44.7
                               -----    -----     -----    -----     -----
  Income
  from operations                4.4      2.5       3.9      1.2      0.4
Interest expense, net            1.0      1.3       1.3      1.4      2.0
Expenses incurred
 - recapitalizat                  --       --        --       --      3.5
                               -----    -----     -----    -----     -----
  Income (loss) before
  provision for income
  taxes, extraordinary item
  and cumulative effect of
  accounting changes             3.4      1.2       2.6     (0.2)    (5.1)
Provision (benefit)
for income taxes                 1.4      0.5       1.0     (0.1)    (0.9)
                               -----    -----     -----    -----     -----
  Income (loss) before
  extraordinary item and
  cumulative effect
  of accounting changes          2.0%     0.7%      1.6%   (0.1)%   (4.2)%
                               =====    =====     =====    =====     =====


      The Company's revenues include sales of the Company's merchandise offered through the J. Crew, C&W and PCP catalogs, as well as through the C&W Factory stores, the retail stores operated through Grace Holmes, Inc. ("J. Crew Retail") and the factory outlet stores operated through H.F.D. No. 55, Inc. ("J. Crew Factory Outlet"). Also included in revenues are J. Crew brand licensing royalties and finance charge income derived from PCP installment sales. Cost of goods sold includes the cost of products purchased for sale, design, purchasing and warehousing costs, as well as occupancy costs of the Company's retail and factory stores. Selling, general and administrative expenses include all other operating expenses, principally catalog and other selling costs, payroll, depreciation and corporate expenses.

      In fiscal 1995, the Company operations were affected by:
(i) an increase in selling, general and administrative expenses tied to a spike in paper prices to levels never before experienced in the Company's history coupled with an increase in catalog circulation; (ii) the unsuccessful repositioning of C&W from targeting more mature, conservative customers to targeting younger, more urban customers; and (iii) negative comparable store sales in the J. Crew Retail and J. Crew Factory Outlet operations, primarily as a result of severe weather conditions during the holiday season and weak menswear performance. Since 1995, paper prices have declined in each period indicated and C&W has been reoriented toward its traditional conservative, career-oriented customer base and its operating results have stabilized.

      The Company has identified a number of tactical cost savings that could be realized without affecting the Company's franchise or brand image. The Company implemented actions prior to the Recapitalization which management believes will result in estimated annual savings of $7.5 million. These actions include the recent renegotiation of its new catalog vendor contract, selected headcount and net payroll reductions and insourcing of certain photography functions. The Company has identified approximately
$7 million of further potential savings through process efficiencies, reduction of the Base Book trim size, installation of automatic sorting equipment and consolidation of J. Crew and C&W New York corporate offices. The Company believes these additional cost savings could be implemented by mid-1998. See
"Risk Factors--Cautionary Statement Concerning Ability to Achieve Anticipated Cost Savings and Forward-Looking Statements."

      In August 1997, United Parcel Service ("UPS"), which had traditionally shipped approximately 60% of merchandise orders for
J. Crew Mail Order and C&W, experienced a two-week strike. In anticipation of the strike, J. Crew Mail Order, C&W and PCP made alternative arrangements with the United States Postal Service to ensure uninterrupted delivery service for the same volume of shipments as ordinarily made during the affected period. However, under the perception that orders would not be filled in a timely manner, many consumers hesitated to place orders for catalog merchandise during the strike, adversely affecting operations of
J. Crew Mail Order, C&W and PCP. The Company also delayed, by approximately three weeks of the "back-to-school" season mailing of its J. Crew College catalog during the pendency of the strike.

Results of Operations

      The Forty Weeks Ended November 7, 1997 Compared to the Forty Weeks Ended November 8, 1996

      Revenues

      Revenues increased 5.2% to $566.6 million in the forty weeks ended November 7, 1997 from $538.7 million in the forty weeks ended November 8, 1996, as a result of increased sales of
J. Crew brand merchandise. J. Crew brand revenues increased by 7.7% to $377.3 million in the forty weeks ended November 7, 1997 from $350.3 million in the comparable 1996 period. Other divisions contributed $189.3 million of revenues during the forty weeks ended November 7, 1997 as compared to $188.4 million in the same period in 1996.

      J. Crew Mail Order revenues decreased 4.9% to $157.8 million in the forty weeks ended November 7, 1997 from $166.0 million in the forty weeks ended November 8, 1996. The percentage of the Company's total revenues derived from J. Crew Mail Order decreased to 27.9% in the forty weeks ended November 7, 1997 from 30.8% in the forty weeks ended November 8, 1996. The decrease in J.Crew Mail Order revenues was primarily the result of the UPS strike. Gross sales were down 19% from July 18, 1997 to the end of the UPS strike on August 23, 1997 compared to the same period in 1996. Additionally, weak performance in menswear sales and unseasonably warm weather on the east coast in the first part of the fall season also contributed to the decreased sales. The number of catalogs mailed were at the same approximate level of 54 million as in the same forty week period in the prior year.

      J. Crew Retail revenues increased by 27.4% to $140.6 million in the forty weeks ended November 7, 1997 from $110.4 million in the forty weeks ended November 8,1996. The percentage of the Company's total revenues derived from its J. Crew Retail stores increased to 24.8% in the forty weeks ended November 7, 1997 from 20.5% in the forty weeks ended November 8, 1996. The increase in J. Crew Retail revenues is the result of opening 10 new stores since the comparable period in 1996. Comparable store sales decreased 6.1% as the result of the opening of new stores in proximity to existing store locations and weak performance in menswear sales. Unseasonably warm weather in the first part of the fall season also contributed to a decreased sales of fall and winter clothing.

      J. Crew Factory Outlet revenues increased by 8.1% to $76.0 million in the forty weeks ended November 7, 1997 from $70.2 million in the forty weeks ended November 8, 1996. The percentage of the Company's total revenue derived from J. Crew Factory Outlet remained at approximately 13.0% in the forty weeks ended November 7, 1997 as compared to the forty weeks ended November 8, 1996. J. Crew Factory stores comparable store sales increased 6% in the forty weeks ending November 7, 1997. The comparable store sales increase was principally due to the overall improvement in store merchandising under the direction of a new factory outlet merchandising Vice President. J. Crew Factory Outlet opened two new stores and closed one store.

      PCP revenues increased 2.0% to $136.7 million in the forty weeks ended November 7, 1997 compared to $134.0 million in the forty weeks ended November 8, 1996. The percentage of the Company's total revenues derived from PCP decreased to 24.1% in the forty weeks ended November 7, 1997 from 24.9% in the forty weeks ended November 8, 1996. The number of catalogs mailed remained at the same approximate level of 7 million and the number of selling agents remained unchanged at approximately 106,000 during the forty weeks ended November 7, 1997 compared to the same period in 1996. The increased sales in the forty week period ended November 7, 1997 over the same period in the prior year is attributable to better performance in ready-to-wear and specifically in the new branded merchandise.

      C&W revenues decreased 3.3% to $52.6 million in the forty weeks ended November 7, 1997 from $54.4 million in the forty weeks ended November 8, 1996. The percentage of the Company's revenues derived from C&W decreased to 9.3% in the forty weeks ended November 7, 1997 from 10.1% in the forty weeks ended
November 8, 1996. The number of catalogs mailed increased to approximately 27.9 million in the forty weeks ended November 7, 1997 from approximately 24.8 million in the forty weeks ended
November 8, 1996. The decrease in sales is the result of unseasonably warm weather on the east coast in the first part of the fall season affecting the sales of fall and winter clothing.

      Gross Profit

      Gross profit as a percentage of revenues was 45.1% for the forty weeks ended November 7, 1997 as compared to 45.8% in the same period in 1996. The slight decrease in gross profit was primarily due to an increase in J. Crew Retail buying and occupancy costs, reflecting the higher cost associated with opening new stores in urban areas such as New York City.

      Selling, General and Administrative Expenses

      Selling, general and administrative expenses as a percentage of revenues increased to 44.7% in the forty weeks ended November 7, 1997 from 44.6% in the forty weeks ended November 8, 1996. The increase as a percentage of revenues is a result of increased general and administration expenses of 2.2% of revenues primarily in J. Crew Mail Order, which was partially offset by decreases in selling expenses in J. Crew Mail Order, C&W and PCP of 2.1% of revenues. The increase in general and administrative expenses was primarily a result of increased staffing and the decrease in selling expenses was principally a result of decreased paper costs.

      Interest Expense

      Interest expense increased to $11.3 million or 2.0% of revenues in the forty weeks ended November 7, 1997 from $7.6 million or 1.4% of revenues in the forty weeks ended November 8, 1996. This increase was due to an over 90% increase in average borrowing under the revolving credit facility to $66.7 million in the forty weeks ended November 7, 1997 compared to average borrowings of $34.5 million in the same period last year. The borrowings were required to fund the increased inventory levels and the increased capital expenditures. Additionally, the issuance of the Old Notes in the Offering in aggregate principal amount of $150 million contributed approximately $0.9 million to the increased interest.

Fiscal 1996 Compared to Fiscal 1995

      Revenues

      Revenues increased 8.4% to $808.8 million in fiscal 1996 from $745.9 million in fiscal 1995, as the result of increased sales of J. Crew brand merchandise. J. Crew brand revenues increased 12.8% to $556.1 million in fiscal 1996 from $492.8 million in fiscal 1995. Other divisions contributed $252.7 million in revenues in fiscal 1996 as compared to $253.1 million in fiscal 1995.

      J. Crew Mail Order revenues increased 5.5% to $289.8 million in fiscal 1996 from $274.6 million in fiscal 1995. The percentage of the Company's total revenues derived from J. Crew Mail Order decreased to 35.8% in fiscal 1996 from 36.8% in fiscal 1995. The increase in J. Crew Mail Order revenues principally resulted from the introduction of the Women's Book and the related increase in overall J. Crew catalog circulation to approximately 76 million in 1996 from approximately 68 million in 1995.

      J. Crew Retail revenues increased by 24.4% to $168.0 million in fiscal 1996 from $135.0 million in fiscal 1995. The percentage of the Company's total revenues derived from its J. Crew Retail stores increased to 20.8% in 1996 from 18.1% in 1995. The increase in revenues was principally the result of the opening of eight new stores and a 4.5% increase in comparable store sales in fiscal 1996. The increase in comparable store sales was principally due to strong performance in the J. Crew womenswear lines, including Durables, Classics and Collection.

      J. Crew Factory Outlet revenues increased by 19.3% to $94.5 million in fiscal 1996 from $79.2 million in fiscal 1995. The percentage of the Company's total revenues derived from its J. Crew Factory Outlet stores increased to 11.7% in fiscal 1996 from 10.6% in fiscal 1995. The increase in J. Crew Factory Outlet revenues was principally the result of a 7.0% increase in comparable store sales. During fiscal 1996, J. Crew Factory Outlets opened three stores and closed four stores. Similar to J. Crew Retail, the increase in comparable store sales for J. Crew Factory Outlets was principally due to strong performance in the J. Crew womenswear lines.

      PCP revenues decreased by 2.4% to $177.7 million in fiscal 1996 from $182.1 million in fiscal 1995. The percentage of the Company's total revenues derived from PCP decreased to 22.0% in fiscal 1996 from 24.4% in fiscal 1995. The decrease in revenues primarily resulted from competitive discounting in the northeastern market which was partially offset by revenues from the introduction of brand-name apparel. During fiscal 1996, the number of catalogs mailed remained flat at approximately seven million and the number of selling agents remained unchanged at approximately 106,000.

      C&W revenues increased by 5.6% to $75.0 million in fiscal 1996 from $71.0 million in fiscal 1995. The percentage of the Company's revenues derived from C&W decreased slightly to 9.3% in fiscal 1996 from 9.5% in fiscal 1995. The increase in C&W revenues during fiscal 1996 reflected: (i) the return to its original merchandising strategy of providing conservative career-oriented clothing, see "--Overview;" and (ii) the introduction of a value pricing strategy. In addition, the Company reduced the catalog circulation of C&W in fiscal 1996 to 38 million from 40 million in fiscal 1995. The Company believes that C&W's return to its original focus is in place and currently plans to increase its C&W catalog mailings.

      Gross Profit

      Gross profit increased to 47.0% of revenues in 1996 as compared to 46.4% of revenues in 1995. This increase primarily resulted from an increase in merchandise margins in J. Crew Mail
Order.

      Selling, General and Administrative Expenses

      Selling, general and administrative expenses decreased to 43.1% of revenues in fiscal 1996 from 43.9% of revenues in 1995. The decline in selling, general and administrative expenses as a percentage of revenues principally reflects a decrease in catalog circulation costs (consisting primarily of paper, postage and printing). These costs declined to 15.9% of revenues in fiscal 1996 from 16.9% of revenues in fiscal 1995, principally as a result of a decrease in paper costs to 3.2% of revenues in fiscal 1996 from 3.9% of revenues in fiscal 1995, and a decrease in number of pages circulated by J. Crew Mail Order from 10.2 billion in fiscal 1995 to 9.8 billion in fiscal 1996 as a result of the J. Crew Mail Order customer segmentation strategy. Circulation at C&W also decreased. This decrease was partially offset by an increase in general and administrative expenses related to payroll for new J. Crew retail stores opened during the period. Absolute dollar amounts of selling, general and administrative expenses increased to $348.3 million in fiscal 1996 from $327.7 million in fiscal 1995, primarily reflecting volume related costs.

      Interest Expense

      Interest expense increased to $10.5 million or 1.3% of revenues in fiscal 1996 from $9.4 million or 1.3% of revenues in fiscal 1995. This increase was due primarily to higher average borrowings under the revolving credit agreement.

Fiscal 1995 Compared to Fiscal 1994

      Revenues.

      Revenues increased 1.1% to $745.9 million in fiscal 1995 from $737.7 million in fiscal 1994, reflecting increased sales of
J. Crew brand merchandise, which more than offset declines in other divisions. J. Crew brand revenues increased by 9.8% to $492.8 million in fiscal 1995 from $448.9 million in fiscal 1994. Other divisions contributed $253.1 million in revenues in fiscal 1995 compared to $288.8 million in fiscal 1994, a decrease of 12.4%.

      J. Crew Mail Order revenues increased 11.0% to $274.6 million in fiscal 1995 from $247.3 million in fiscal 1994. The percentage of the Company's total revenues derived from J. Crew Mail Order increased to 36.8% in fiscal 1995 from 33.5% in fiscal 1994. The revenue improvement was primarily due to an increase in the number of catalogs mailed to approximately 68 million in fiscal 1995 from approximately 61 million in fiscal in 1994 as a result of growth in the 12-month buyer file.

      J. Crew Retail revenues were $135.0 million in fiscal 1995 compared to $135.7 million in fiscal 1994. The percentage of the Company's total revenues derived from its J. Crew Retail stores decreased to 18.1% in fiscal 1995 from 18.4% in fiscal 1994. The sales performance was primarily the result of a 6.3% decrease in comparable store sales which was partially offset by the opening of two new stores in November, 1995. The decrease in comparable store sales was principally a result of: (i) severe weather conditions in the Northeast, which negatively affected sales during the holiday season; and (ii) weak performance in menswear as a result of competitive pressures from men's sport offerings by the Company's principal competitors.

      J. Crew Factory Outlet revenues increased by 26.5% to $79.2 million in fiscal 1995 from $62.6 million in fiscal 1994. The percentage of the Company's total revenues derived from its J. Crew Factory Outlet stores increased to 10.6% in fiscal 1995 from 8.5% in fiscal 1994. J. Crew Factory Outlet revenue improvement primarily reflected the opening of 12 new stores (and the closing of two underperforming stores) in fiscal 1995, partially offset by a 9.9% decrease in comparable store sales. The decrease in comparable store sales was principally due to the lack of key products in the merchandise assortment in the stores and poor weather in the Northeast which negatively affected the holiday retail season.

      PCP revenues decreased by 4.0% to $182.1 million in fiscal 1995 from $189.7 million in fiscal 1994. The percentage of the Company's total revenues derived from PCP decreased to 24.4% in fiscal 1995 from 25.7% in fiscal 1994. The decrease in revenues principally resulted from fulfillment disruptions during PCP's relocation to its new distribution center in Edison, New Jersey. During fiscal 1995, the number of catalogs mailed remained flat at approximately seven million and the number of selling agents remained unchanged at approximately 106,000.

      C&W revenues decreased by 28.4% to $71.0 million in fiscal 1995 from $99.1 million in fiscal 1994. The percentage of the Company's revenues derived from C&W decreased to 9.5% in fiscal 1995 from 13.4% in fiscal 1994. The decrease in revenues reflected the unsuccessful attempt at repositioning C&W as a retailer of urban-oriented clothing. See "--Overview." The number of C&W catalogs circulated remained at 40 million during fiscal 1995 compared to fiscal 1994.

      Gross Profit

      In 1995, gross profit was 46.4% of revenues as compared to 46.6% of revenues in 1994. The decrease was primarily attributable to an increase in buying and occupancy costs, which was offset by improved merchandise margins in J. Crew Mail Order.

      Selling, General and Administrative Expenses

      Selling, general and administrative expenses were 43.9% of revenues in fiscal 1995 as compared to 42.2% of revenues in 1994. The increase primarily reflects a substantial increase in catalog circulation costs (consisting primarily of paper, postage and printing) to 16.9% of revenues in fiscal 1995 from 14.5% of revenues in fiscal 1994. Paper costs increased from 2.7% of revenues in fiscal 1994 to 3.9% of revenues in fiscal 1995, reflecting a spike in paper prices to levels not previously experienced in the Company's history. Postage costs increased sharply, as a result of an approximately 14% postal rate increase that occurred in January, 1995. Increased catalog circulation costs also reflected an approximately 10% increase in catalogs circulated by J. Crew Mail Order, from 61 million in fiscal 1994 to 68 million in fiscal 1995 and an approximately 23% increase in pages circulated from 8.3 billion in fiscal 1994 to 10.2 billion in fiscal 1995. C&W circulation was unchanged. These factors more than offset a decrease in general and administrative expenses and a decrease in J. Crew Retail store operating expenses.

      Interest Expense

      Interest expense increased to $9.4 million or 1.3% of revenues in fiscal 1995 from $7.0 million or 1.0% of revenues in fiscal 1994. This increase was due primarily to higher average borrowings under the revolving credit agreement and the issuance of an additional $15.0 million of long-term debt.


Seasonality

      The Company's retail and mail order businesses experience two distinct selling seasons, spring and fall. The spring season is comprised of the first and second quarters, consisting of twelve and sixteen weeks, respectively, and the fall season is comprised of the third and fourth quarters, each consisting of twelve weeks. J. Crew Retail stores, J. Crew Factory Outlet stores, C&W Factory stores and PCP are stronger in the third and fourth quarters and the J. Crew and C&W Mail Order businesses are strongest in the fourth quarter. In addition, the Company's working capital requirements fluctuate throughout the year, increasing substantially in September and October in anticipation of the holiday season inventory requirements. The Company funds its working capital requirements primarily through a revolving credit facility, which historically has been paid down in full at the end of the Company's fiscal year.

      The following table sets forth certain unaudited quarterly information for fiscal 1995 and 1996:



                                         Fiscal Year 1995                                Fiscal Year 1996
                            -------------------------------------------      -----------------------------------------
                               Q1          Q2          Q3          Q4           Q1          Q2           Q3        Q4
                               --          --          --          --           --          --           --        --
                                                             (dollars in millions)
J. Crew mail order .......   $45.5       $57.5       $61.8       $109.8       $46.1        $54.1       $65.6    $124.0
J. Crew retail ...........    23.3        35.3        33.1         43.3        27.3         40.8        42.3      57.6
J. Crew factory ..........    13.0        25.3        21.2         19.7        15.4         30.9        24.0      24.2
J. Crew licensing ........     1.2         1.2         1.2          0.4         1.2          1.2         1.3       0.1
                            ------      ------      ------       ------      ------       ------      ------    ------
   Total J. Crew brand ...    83.0       119.3       117.3        173.2        90.0        127.0       133.2     205.9
Other divisions ..........    57.8        61.0        72.2         62.1        56.5         60.8        71.0      64.4
                            ------      ------      ------       ------      ------       ------      ------    ------
   Total revenues ........  $140.8      $180.3      $189.5       $235.3      $146.5       $187.8      $204.2    $270.3
                            ======      ======      ======       ======      ======       ======      ======    ======
   % of full year ........   18.9%       24.2%       25.4%        31.5%       18.1%        23.3%       25.2%     33.4%
Gross profit .............   $66.5       $87.3       $82.9       $109.5       $68.9        $83.6       $94.2    $133.4
   % of full year ........   19.2%       25.2%       23.9%        31.7%       18.1%        22.0%       24.8%     35.1%
Operating income (loss) ..  $(2.3)      $(3.1)       $11.3        $12.7      $(4.5)       $(9.6)       $20.7     $25.2
   % of full year ........ (12.4)%     (16.7)%       60.8%        68.3%     (14.2)%      (30.2)%       65.1%     79.3%



Liquidity and Capital Resources

Historical
      The Company's primary cash needs have been for opening new stores, warehouse expansion and working capital. The Company's sources of liquidity have been cash flow from operations, proceeds from the private placement of long-term debt and borrowings under a revolving credit facility.

      In April 1997, the Company entered into the Retired Bank Credit Facility with a group of twelve banks with Morgan Guaranty Trust Company of New York as agent. The Retired Bank Credit Facility provided for commitments in an aggregate amount of up to $200.0 million of which up to $120.0 million was available for direct borrowings. The Retired Bank Credit Facility replaced the Company's previous revolving credit agreement which provided for commitments in an aggregate amount of up to $125.0 million, of which up to $75.0 million was available for direct borrowings. Borrowings under the Retired Bank Credit Facility were unsecured and bore interest, at the Company's option, at the base rate (defined as the higher of the bank's prime rate or the Federal Funds rate plus 0.5%) or the London Interbank Offering Rate ("LIBOR") plus 0.625%. The Retired Bank Credit Facility was to expire on April 17, 2000. There were no borrowings outstanding under the Company's revolving credit agreements at January 31, 1997 and February 2, 1996. Average borrowings under the Company's revolving credit agreements were $25.5 million and $31.2 million for the years ended on February 2, 1996 and January 31, 1997 respectively. Outstanding letters of credit issued to facilitate international merchandise purchases were $25.9 million and $37.8 million on February 2, 1996 and January 31, 1997, respectively.

      Borrowings under the Retired Bank Credit Facility on October 17, 1997, prior to the Recapitalization, were $99.0 million and letters of credit outstanding were $38.7 million. Average borrowings under the credit agreement were $68.8 million for the period ended on October 17, 1997.

      In June 1995, the Company issued $85.0 million of the Retired Senior Notes to institutional investors in a private placement. At October 17, 1997 the Retired Senior Notes were retired by the Company at a cost of $93.1 million that included accrued interest on the Retired Senior Notes and a make-whole premium.

      In the first forty weeks of fiscal 1997, cash used in operating activities was $62.1 million compared to $42.8 million in the comparable period in 1996, an increase of $19.3 million. This increase resulted primarily from an increase in the net loss of $27.6 million and is primarily attributable to $19.9 million of cash paid relating to expenses incurred in connection with the Recapitalization and an extraordinary item of $4.5 million relating to the early retirement of debt.

      Net cash provided by (used in) operating activities was $16.5 million, ($7.8) million and $1.8 million for fiscal years 1996, 1995 and 1994, respectively. The improvement in cash flow from operations in 1996 was primarily attributable to the increase in net income and the timing of income tax payments/refunds for fiscal years 1995 and 1996. In 1995, the decrease in cash flow from operations was attributable to the decrease in net income.

      Net cash used in investing activities included capital expenditures, primarily for the Company's J. Crew Retail expansion strategy, net of construction allowances. Net capital expenditures increased from $14.9 million in the forty weeks ended November 8, 1996 to $28.3 million in the comparable period in 1997. Capital expenditures in the 1996 period resulted from the opening of eight J. Crew Retail stores and the $6.0 million relocation of the retail warehouse to Asheville, North Carolina. Capital expenditures in the 1997 period included the opening of ten J. Crew Retail stores and the $6.0 million relocation of the Company's headquarters office in New York City.

      Net capital expenditures totaled $22.5 million, $14.6 million and $13.5 million in fiscal years 1996, 1995 and 1994. Capital expenditures included the opening of eight J. Crew Retail stores and three J. Crew Factory Outlet stores in 1996, two J. Crew Retail stores and 12 J. Crew Factory Outlet stores in 1995 and one J. Crew Retail store and seven J. Crew Factory Outlet stores in 1994. In fiscal 1994, $4.2 million was expended for the PCP distribution facility in Edison, New Jersey and $2.2 million was used to expand the Lynchburg, Virginia telemarketing and distribution center.

      Net cash provided by (used in) financing activities totaled ($0.4) million, $17.8 million and $6.8 million in fiscal years 1996, 1995 and 1994. In fiscal 1995, the Company borrowed $85.0 million in private placement debt of which $67.0 million was used to repay then outstanding long-term debt. In fiscal 1994, $15.0 million of additional long-term debt was offset by required payments of $7.0 million for outstanding long-term debt and a $1.0 million dividend.

After the Recapitalization
      Since consummating the Recapitalization, the Company's primary sources of liquidity have been cash flow from operations and borrowings under the Revolving Credit Facility. The Company's primary uses of cash have been debt service requirements, capital expenditures and working capital. The Company expects that ongoing requirements for debt service, capital expenditures and working capital will be funded from operating cash flow and borrowings under the Revolving Credit Facility.

      The Issuer has incurred substantial indebtedness in connection with the Recapitalization. After giving effect to the Recapitalization and application of the proceeds of the Notes, the Securitization and the Bank Facilities, the Issuer had $267.0 million of indebtedness outstanding as of November 7, 1997 as compared to historical indebtedness outstanding of $142.2 million as of November 8, 1996. In addition, the Issuer had a stockholders' equity of $4.5 million at November 7, 1997 as compared to historical stockholders' equity of $89.1 million as of November 8, 1996. The Issuer's significant debt service obligations following the Recapitalization could, under certain circumstances, have material consequences to security holders of the Issuer, including holders of New Notes.
See "Risk Factors."

      Concurrent with the Recapitalization, the Issuer issued the Old Notes for $150.0 million in gross proceeds, entered into the Term Loan Facility and the Revolving Credit Facility and consummated the Securitization. The Term Loan Facility is a single tranche term loan in the aggregate principal amount of $70.0 million. The Revolving Credit Facility provides revolving loans in an aggregate amount of up to $200.0 million. Upon closing of the Recapitalization, the Issuer borrowed the full amount available under the Term Loan Facility and $35 million under the Revolving Credit Facility. Borrowings under the Revolving Credit Facility were used to partially refinance seasonal borrowings outstanding under the Retired Bank Credit Facility. The amount remaining available under the Revolving Credit Facility is available to fund the working capital requirements of the Issuer. The Securitization generated approximately $40 million in proceeds. Proceeds to the Issuer from the issuance of the Old Notes, the Securitization and from initial borrowings under the Bank Facilities, less the repayment of the Retired Bank Credit Facility, the Retired Senior Notes and other indebtedness and transaction expenses, were distributed to Holdings to finance the Recapitalization and the fees and expenses in connection therewith. To provide additional financing to fund the Recapitalization, Holdings raised $264.2 million through (i) the sale to TPG Partners II, its affiliates and other investors of approximately 46,853 shares of Holdings Common Stock (representing 85.2% of the outstanding shares) for $63.9 million,
(ii) gross proceeds of $75.3 million from the issuance of the Holdings Senior Discount Debentures and (iii) the issuance of $125.0 million in liquidation value of Holdings Preferred Stock.

      The proceeds of the Old Notes, the Securitization, the Holdings Senior Discount Debentures, the Holdings Preferred Stock, the purchase of Holdings Common Stock by TPG Partners II, its affiliates and other investors and the initial borrowings under the Bank Facilities were used to finance the repurchase from the Shareholders of all outstanding shares of Holdings' capital stock (other than shares of Holdings Common Stock having an implied value of $11.1 million, almost all of which continues to be held by Emily Woods, and which represented 14.8% of the shares of Holdings Common Stock immediately following the transaction) to refinance outstanding indebtedness of Holdings and to pay fees and expenses incurred in connection with the Recapitalization.

      Borrowings under the Bank Facilities bear interest at a rate per annum equal (at the Issuer's option) to a margin over either a base rate or LIBOR. The Bank Facilities will mature six years after the closing date of the Recapitalization. The Issuer's obligations under the Bank Facilities are guaranteed by each of the Issuer's direct and indirect subsidiaries. The Bank Facilities and the guarantees thereof are secured by substantially all assets of Holdings (including the capital stock of the Issuer) and its direct and indirect subsidiaries (other than any receivables subsidiary) and a pledge of the capital stock of all the Issuer's direct and indirect subsidiaries, subject to certain limitations with respect to foreign subsidiaries. The Bank Facilities contain customary covenants and events of default, including substantial restrictions on the Issuer's ability to make dividends or distributions to Holdings. See "Description of Other Issuer Indebtedness."

      Simultaneously with the consummation of the Recapitalization, the Company entered into an agreement with affiliates of the Initial Purchasers establishing a revolving securitization facility in which the initial transaction was the securitization of approximately $40 million of PCP consumer loan installment receivables. The Securitization involved the transfer of receivables to a trust in exchange for cash and subordinated interests in the pool of receivables, and the subsequent sale by the trust of certificates of beneficial interest to third party investors. Although the Company remains obligated to repurchase receivables in the event of return of the related merchandise and under certain other limited circumstances, the Company has no obligation to reimburse the trust or the purchasers of beneficial interests for credit losses. The trust is held by PCP Receivables Corp. ("Receivables Sub"), a special-purpose, bankruptcy remote subsidiary ("SPV") established by PCP. At November 7, 1997, the SPV had net assets of approximately $17.5 million. The SPV is not a guarantor of the Notes or the Bank Facilities. See "Description of the New Notes--Guarantees" and "Description of Other Issuer Indebtedness--Receivables Facility." The Securitization was accounted for as a sale of receivables, and resulted in a charge to earnings of approximately $0.4 million for the period ended November 7, 1997.

      The Holdings Preferred Stock bears cumulative dividends at the rate of 14.50% per annum (payable quarterly) for all periods ending on or prior to October 17, 2009 and 16.50% per annum thereafter. Dividends compound to the extent not paid in cash. Subject to restrictions imposed by the Indenture, the Bank Facilities, the Notes and other documents relating to Holdings' or the Issuer's indebtedness, Holdings may redeem the Holdings Preferred Stock at any time, at the then-applicable redemption price and, in certain circumstances (including the occurrence of a change of control of Holdings), may be required to repurchase shares of Holdings Preferred Stock at liquidation value plus accumulated and unpaid dividends to the date of repurchase. See "Description of Holdings Indebtedness" and "Capital Stock of Holdings and the Issuer."

      The Holdings Senior Discount Debentures will mature on October 15, 2008. Cash interest will not accrue on the Holdings Senior Discount Debentures prior to October 15, 2002. Thereafter, interest on the Holdings Senior Discount Debentures will be payable semiannually in cash. See "Description of Holdings Indebtedness."

      The Company expects that capital expenditures, net of construction allowances, during fiscal 1997 will be approximately $34 million, primarily to fund the opening of 12 retail stores, the relocation of the Company's headquarters office in New York City and the consolidation of J. Crew and C&W corporate offices. Capital expenditures are expected to be funded from internally generated cash flows and by borrowing from available financing sources. See "Business--J. Crew Brand--J. Crew Retail--New Store Expansion."

      Borrowings outstanding under the Revolving Credit Facility on November 7, 1997 were $47.0 million and letters of credit outstanding as of November 7, 1997 were $37.4 million.

      Management believes that cash flow from operations and availability under the Revolving Credit Facility will provide adequate funds for the Company's foreseeable working capital needs, planned capital expenditures and debt service obligations. The Company's ability to fund its operations and make planned capital expenditures, to make scheduled debt payments, to refinance indebtedness and to remain in compliance with all of the financial covenants under its debt agreements depends on its future operating performance and cash flow, which in turn, are subject to prevailing economic conditions and to financial, business and other factors, some of which are beyond its control. See "Risk Factors."

Recapitalization Expenses

      The recapitalization expenses of $19.9 million consisted of management bonuses of $12.1 million, TPG financial advisory fee of $5.6 million, legal and accounting fees of $1.0 million, consulting fee of $1.0 million and other expenses of $0.2 million. The Company's results of operations were negatively impacted by these recapitalization expenses. The loss before income taxes and extraordinary item of $28.6 million for the forty week period ended November 7, 1997 includes the $19.9 million of non-recurring recapitalization expenses, all of which were paid before January 31, 1998.

The Year 2000 Issue

      The effect of Year 2000 issues on the Company's operations are being addressed by the Company's Information Technology
Department. A plan has been developed which identifies the systems and related programs which must be upgraded and a timetable has been established for the completion of these upgrades.

      This plan contemplates the use of internal programming resources, outside consulting services, system upgrades from existing vendors and the replacement of existing packages with packages that are Year 2000 compliant. The designed plan estimates that the Company will be in compliance with Year 2000 issues by the Fall of 1999.

      The estimated cost of the Year 2000 upgrade is not expected to be material to the Company's results of operations.

Recent Accounting Pronouncements

      In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, which will be effective for financial statements beginning after December 15, 1997. SFAS No. 131 redefines how operating segments are determined and requires expanded quantitative and qualitative disclosures relating to a company's operating segments. The Company has not yet completed its analysis of how it will be affected.


Impact of Inflation

      The Company's results of operations and financial condition are presented based upon historical cost. While it is difficult to accurately measure the impact of inflation due to the imprecise nature of the estimates required, the Company believes that the effects of inflation, if any, on its results of operations and financial condition have been minor. However, there can be no assurance that during a period of significant inflation, the Company's results of operations would not be adversely affected.

                             BUSINESS


Overview

      The Company is a leading mail order and store retailer of women's and men's apparel, shoes and accessories operating primarily under the J. Crew(R) brand name. Under the direction of Emily Woods and Arthur Cinader (co-founders of the J. Crew brand and father and daughter), the Company has built a strong and widely recognized brand name known for its timeless styles at price points that the Company believes represent exceptional product value. The J. Crew image has been built and reinforced over its 14-year history through the circulation of more than one-half billion catalogs that use magazine-quality photography to portray a classic American perspective and aspirational lifestyle. Many of the original items introduced by the Company in the early 1980s (such as the rollneck sweater, weathered chino, barn jacket and pocket tee) were instrumental in establishing the J. Crew brand and continue to be core product offerings. The Company has capitalized on the strength of the J. Crew brand to provide customers with clothing to meet more of their lifestyle needs, including casual, career and sport. The strength of the J. Crew brand is demonstrated by a compound annual growth rate of 15.4% in J. Crew brand revenues between fiscal 1992 and fiscal 1996.

      The J. Crew merchandising strategy emphasizes timeless styles and a broad assortment of high-quality products designed to provide customers with one-stop shopping opportunities at attractive prices. J. Crew catalogs and retail stores offer a full line of men's and women's basic durables (casual weekend wear), sport, swimwear, accessories and shoes, as well as the more tailored men's sportswear and women's "Classics" lines. Approximately 60% of the Company's J. Crew brand sales are derived from its core offerings of durables and sport clothing, the demand for which the Company believes is stable and resistant to changing fashion trends. The Company believes that the J. Crew image and merchandising strategy appeal to college-educated, professional and affluent customers who, in the Company's experience, have demonstrated strong brand loyalty and a tendency to make repeat purchases.

      J. Crew products are distributed exclusively through the Company's catalog and store distribution channels. The Company currently circulates over 76 million J. Crew catalogs per annum and owns and operates 49 J. Crew retail stores and 42 J. Crew factory outlets. In addition, J. Crew products are distributed through 67 free-standing and shop-in-shop stores in Japan under a licensing agreement with Itochu.

      In addition to the Company's J. Crew operations, the Company operates C&W, a mail order and factory store women's apparel business that targets older, more conservative customers, and PCP, a direct selling catalog merchandiser of consumer branded goods through a "club" concept that provides credit sales to lower-income customers. During the twelve-month period ended November 7, 1997, the Company generated total revenues of $836.7 million, of which $583.1 million or approximately 70% was attributable to the J. Crew brand, and total Adjusted EBITDA of $47.6 million. See "Summary--Summary Unaudited Pro Forma Consolidated Financial Data" for a description of Adjusted EBITDA.


Business Strengths

      Since its inception, the Company has pursued a consistent operating strategy which has resulted in the following key strengths and distinguishing characteristics:

  - Strong, Recognizable Brand. The Company has created a recognizable, differentiated brand image reflecting an American aspirational lifestyle. The J. Crew image is consistently communicated through all aspects of the Company's business including its merchandise design, distinctive catalogs and retail store environment. The Company's high-quality products, strong brand image and customer loyalty have resulted in strong gross margins and retail sales productivity.

  - Premium Quality Products and Distinctive Designs at Attractive Price Points. The Company offers premium quality products reflecting a classic, clean aesthetic with a consistent design philosophy. All J. Crew products are designed by an in-house team of 15 designers led by Emily Woods. The Company believes that its in-house design capabilities ensure a coherent set of product offerings from season to season and year to year that provides significant value to its customers through attractive price points.

  - Proven Retail Store Concept. J. Crew Retail stores historically have generated strong and stable operating results. The Company believes that its sales per gross square foot are among the highest in its industry segment.
    J. Crew Retail stores open during all of fiscal 1996 generated the following key operating statistics:

                                          Fiscal 1996
                                          Average
          Sales per gross square foot.... $575
          Store contribution margin......   25.9%


     Approximately 81% of the J. Crew Retail stores that were open during all of 1996 had store contribution margins above 20%. All of the Company's J. Crew Retail stores are profitable and have generated positive store contribution within the first twelve months of operation. In addition, J. Crew Retail stores opened since fiscal 1992 have averaged approximately $550 in sales per gross square foot and 23.0% store contribution margin during the first twelve months of operation.

  - Broad and Stable Product Offering. The Company's J. Crew product offering includes a broad array of items which appeal to a diverse customer base, spanning gender and age segments. A substantial portion of the J. Crew product line consists of basic durables, such as chinos, jeans and sweaters, which are not significantly modified from year to year and, in the Company's opinion, are resistant to shifting fashion trends. In 1996, sales of durables and sport clothing represented approximately 60% of total J. Crew brand revenues, having increased at a compound annual growth rate of approximately 15% since 1992.

  - Synergistic Distribution Channels. The Company believes that the concurrent operation of the J. Crew Mail Order business and J. Crew Retail stores provides a distinct advantage in the development of the J. Crew brand. Visibility and exposure of the brand are enhanced by the broad circulation of catalogs, aiding the expansion of the retail concept. In addition, the Company believes that the retail operations help attract first-time "walk-by" customers to the catalog and improve the salability of fit-critical items through the catalog. The Company further believes that diversified distribution channels help insulate the Company against circumstances and events uniquely affecting one distribution channel or the other.

  - Tightly Controlled Distribution. By selling products exclusively through J. Crew catalogs, J. Crew Retail stores and J. Crew Factory Outlets, the Company is able to present and maintain a consistent brand image, control the presentation and pricing of its merchandise, provide a higher level of customer service, and closely monitor retail sell-through. The Company believes that tight control over the distribution of its products provides competitive advantages over other branded apparel retailers that distribute their goods through department stores.


Opportunities

      The Company believes that substantial opportunities exist to enhance revenue and profitability by increasing efficiencies in the J. Crew Mail Order business and by expanding the J. Crew
Retail business.

  - Implement Tactical Cost Savings Opportunities--While the Company believes that gross margins in the J. Crew Mail Order business have been strong, overall catalog profitability has been depressed by unnecessarily high operating expenses. The Company has identified a number of tactical cost savings that could be realized without affecting the Company's franchise or brand image. Included in Adjusted EBITDA are $7.5 million in estimated annual savings resulting from actions implemented prior to the Recapitalization, including negotiation of a new catalog vendor contract, selected headcount and net payroll reductions and the insourcing of certain photography functions. The Company has identified approximately $7 million of further potential annual savings that are not reflected in Adjusted EBITDA, including process efficiencies currently under review, reduction of the Base Book trim size, installation of automatic sorting equipment and consolidation of the J. Crew and C&W New York corporate offices. The Company believes these additional cost savings could be implemented by mid-1998.

  - Realize Cash Flow Increases Through J. Crew Mail Order SKU Rationalization--The Company's J. Crew Mail Order product offerings have increased from 33,000 SKUs in 1992 to 66,000 SKUs in 1996, partly as a result of a proliferation in colors and sizes offered. In recent season-to-season testing on the Company's swimwear and chino lines, the Company reduced SKUs by 33% and 45%, respectively, while posting category revenue increases. By eliminating slower-selling colors and sizes from its core offering, the Company believes it will be better able to forecast demand, increase fill rates and increase inventory turns, resulting in enhanced operating cash flow.

  - Increase J. Crew Catalog Productivity Through Increased Segmentation--The Company believes that it circulates fewer and less-targeted catalog editions than its competitors, and that catalog productivity (as measured by initial demand per page circulated) could be enhanced by more precise targeting of catalog mailings through further customer segmentation. For example, in 1996 the Company introduced a Women's catalog which to date has achieved 20% higher initial demand per page circulated than that of the Company's primary mailing, the Base Book. To further enhance its segmentation efforts, the Company has recently introduced a College catalog and plans to introduce a Swimwear catalog in 1998. From 1997 to 1998, the increased segmentation is expected to result in an approximately 5% increase in the number of catalogs circulated, but an approximately 8% decrease in total pages circulated. Reductions in total pages circulated should result in a decrease in paper and postage expenses.

  - Expand J. Crew Retail Operations--The Company's J. Crew Retail store expansion strategy is to continue to increase its market share in its existing markets and to penetrate new markets. The Company expects to open a total of 12 stores in fiscal 1997, ten of which were open as of November 7, 1997. The Company currently intends to open 12 to 20 stores annually, funded primarily by cash flow generated from operations, resulting in approximately 100 stores in operation by the end of fiscal 2000. Historically, new stores have cost the Company an average of $1.5 million in building improvements and working capital expenditures and have experienced a pay-back period of approximately 20 months. The Company has established an administrative infrastructure that it believes is sufficient to accommodate the retail expansion plan, providing the Company with additional margin improvement through overhead leverage. In addition, the Company believes, with a store base of only 49 stores, its markets are underpenetrated relative to its competitors and enough suitable locations exist nationwide to accommodate its expansion plan.

      The Company has five major operating divisions: J. Crew Mail Order, J. Crew Retail, J. Crew Factory Outlets, PCP and C&W. J. Crew Mail Order, J. Crew Retail and J. Crew Factory Outlets each operate under the J. Crew brand name. In 1996, products sold under the J. Crew brand contributed $556.1 million in revenues (including licensing revenues) or 68.8% of the Company's total revenues. J. Crew brand revenues in 1996 were comprised of $289.8 million (52.1%) from J. Crew Mail Order, $168.0 million (30.2%) from J. Crew Retail and $94.5 million (17.0%) from J. Crew
Factory Outlets. In fiscal 1996, PCP and C&W contributed revenues of $177.7 million and $75.0 million, respectively, representing approximately 22.0% and 9.3%, respectively, of the Company's total revenues.

J. Crew Brand

Merchandising and Design Strategy
      The J. Crew merchandising strategy focuses on creating and delivering a broad assortment of high-quality products in timeless styles intended to provide customers with one-stop shopping opportunities at attractive prices. Many of the original items introduced by the Company in the early 1980s (such as the rollneck sweater, weathered chino, barn jacket and pocket tee) were instrumental in establishing the J. Crew brand, and continue to be core product offerings. The Company has capitalized on the strength of the J. Crew brand image to provide its customers with clothing to meet more of their lifestyle needs, including casual, career and sport.

      Over time, the J. Crew merchandising strategy has evolved from providing unisex products to creating full lines of men's and women's clothing, shoes and accessories. This has had the effect of increasing overall J. Crew brand sales volume, and significantly increasing revenues from sales of women's apparel as a percentage of total J. Crew brand sales. J. Crew Mail Order sales in 1996 were approximately 55% women's and 45% men's, while sales in the J. Crew Retail stores were approximately 60% women's and 40% men's. The following table sets forth the J. Crew merchandise mix as a percentage of total J. Crew Mail Order and Retail revenues for the years 1992 through 1996. (J. Crew brand sales statistics throughout this section exclude sales in J. Crew Factory Outlets.)

                   FY 1992  FY 1993  FY 1994  FY 1995  FY 1996
     Women's.......   38%      42%      47%      53%      56%
     Men's.........   62       58       53       47       44
                     ---      ---      ---      ---      ---
                     100%     100%     100%     100%     100%
                     ===      ===      ===      ===      ===


      J. Crew Womenswear
      The ready-to-wear women's apparel market is divided by price point into five segments ranging from lowest to highest as follows: Budget, Moderate, Better, Bridge and Designer. J. Crew womenswear competes primarily in the Better and Bridge segments of the market. J. Crew womenswear comprises the Durables, Sport, Classics, Collection, Swim, Shoes, Accessories and Intimates lines. The Durables and Sport lines consist of casual apparel and comprised 52.5% of J. Crew womenswear sales in 1996. The Durables line includes core items such as jeans, knits and sweaters that retail between $20 to $100, while the Sport line includes basic outerwear and knits that retail between $40 to $200. Revenues from the Durables and Sport lines have increased from $44.2 million in 1992 to $135.6 million in 1996, representing a compound annual growth rate of 32.3%. The Company has capitalized on the strength of these lines with the successful extension of its womenswear offering through its Classics and Collection lines. The Classics line features women's suits, dresses, jackets and trousers that retail between $50 to $300. Women's Collection is positioned as a designer line at substantially lower price points than other designer lines, and features suits, dresses, jackets and trousers made of fine Italian fabrics that retail between $250 to $1,800. Women's Accessories includes sunglasses, hats, scarves, gloves, belts, bags, hosiery, hair products and small leather goods.

      J. Crew catalogs provide a broader selection of the Durables and Sport lines than the retail stores, while the retail stores provide a broader selection of the Classics line than the catalogs. The Collection line is featured exclusively in select retail stores, and Classics are sold primarily through retail stores, to reinforce a high-end brand image and to accommodate customer fit, fabric and price considerations before purchase.

      J. Crew Menswear
      J. Crew menswear comprises the Durables, Sport, Sportswear, Swim, Shoes, Accessories and Underwear/Loungewear lines. The Durables and Sport lines consist of casual apparel and comprised 78.2% of J. Crew menswear sales in 1996. The Durables line includes casual jeans and chinos, sweaters and outerwear that retail between $40 and $400. The Company recently introduced the Sport line to meet growing consumer demand for sport and outdoor apparel that combines designer styling with technical authenticity. Revenues from the Durables and Sport lines have increased from $121.8 million in 1992 to $155.8 million in 1996, representing a compound annual growth rate of 6.3%. The Sportswear line includes men's sportscoats, shirts and trousers that retail between $50 and $500.

      J. Crew catalogs feature a broader selection of men's casual Durables and Sport merchandise than in the retail stores. Men's Sportswear is featured exclusively in the retail stores to reinforce a high-end brand image and to accommodate customer fit, fabric and price considerations before purchase.

      Design
      Every J. Crew product is designed by Emily Woods and her in-house design staff of 15 designers to reflect a classic, clean aesthetic that is consistent with the brand's American lifestyle image. Design teams are formed around J. Crew product lines and categories to develop concepts, themes and products for each of the Company's J. Crew businesses. Members of the J. Crew technical design team develop construction and fit specifications for every product to ensure quality workmanship and consistency across product lines. These teams work in close collaboration with the merchandising and production staff in order to gain market and other input. Product merchandisers provide designers with market trend and other information at initial stages of the design process. J. Crew designers and merchants source globally for fabrics, yarns and finishing products to ensure quality and value, while manufacturing teams research and develop key vendors worldwide to identify and maintain the essential characteristics for every style.

J. Crew Mail Order
      Since its inception in 1983, J. Crew Mail Order has distinguished itself from other catalog retailers by its award-winning catalog, which utilizes magazine-quality "real moment" pictures to depict an aspirational lifestyle image. During fiscal 1996, J. Crew Mail Order distributed 30 catalog editions with a combined circulation of more than 76 million, generating $289.8 million in revenues or 52.1% of the Company's total J. Crew brand revenues.

      Circulation Strategy
      J. Crew Mail Order's circulation strategy focuses on continually improving the segmentation of customer files and the acquisition of additional customer names. In 1996, approximately 60% of J. Crew Mail Order revenues were from customers in the 12-month buyer file (buyers who have made a purchase from any J. Crew catalog in the prior 12 months). Between 1992 and 1996 the
J. Crew Mail Order 12-month buyer file grew at a compound annual growth rate of 10.0%.

      Customer Segmentation. In 1996, the Company began segmenting its customer file and tailoring its catalog offerings to address the different product needs of its customer segments. To increase core catalog productivity and improve the effectiveness of marginal and prospecting circulation, each customer segment is offered different catalog editions. The Company currently circulates Base, Women's, Prospect and Sale catalogs to targeted customer segments, has recently introduced a College catalog and intends to introduce a Swimwear catalog in 1998.

      Descriptions of the Company's current catalogs follow:

  - Base Books. These catalogs contain the entire mail order product offering and are sent primarily to 12- month buyers.

  - Women's Books. Introduced in the spring of 1996, the Women's books feature women's merchandise and are sent to buyers who purchase primarily women's merchandise. These books represent an additional customer contact potentially generating incremental revenue from women customers.

    Prospect Books. Introduced in late 1995, these editions are abridged versions of the Base Books and are sent to less active and prospective customers in order to cost-effectively reactivate old customers and acquire new customers.

  - Sale Books. These catalogs contain overstock merchandise to be sold at reduced prices without adversely affecting the J.
    Crew brand image.

      The following are descriptions of the recently introduced
College book and the Swimwear book planned for 1998:

  - College Books. College books present a merchandise mix (primarily men's and women's Durables, Sport and Swimwear) that is most often purchased by and for students. These catalogs consist of a new creative presentation involving a lifestyle setting appealing to the youth market. The Company believes that these new catalogs will also be effective as prospecting vehicles: the page counts are relatively low (68 pages) and the product lines offered are of above average productivity.

  - Swimwear Books. The Company plans to offer its full swimwear line together with selected casual weekend clothing in a special catalog edition to be mailed to its most productive women customers as well as to prospective customers. The Company's analysis of buyer performance indicates that swimwear is the most productive category for existing buyers and the product classification most frequently purchased by first-time buyers.

      The Company believes that it circulates fewer and less-targeted catalog editions than its competitors, and that segmentation will improve the productivity (as measured by initial demand per page circulated) of its circulation by: (i) increasing its offers to its most productive customers and decreasing its offers to its less productive customers, and (ii) reducing both the page count and number of mailings of its Base Books. For example, in 1996, the Company introduced the Women's catalog which to date has achieved 20% higher initial demand per page circulated than that of the Base Book. The overall effect of increased segmentation is expected to be an increase in books circulated (and customer contacts made) and a decrease in pages circulated. In 1996, total circulation increased to approximately 76 million from approximately 68 million in 1995, primarily as a result of the introduction of Prospect and Women's catalogs, while pages circulated during this period decreased to 9.8 billion from 10.2 billion. From 1997 to 1998, the increased segmentation is expected to result in an approximately 5% increase in the number of catalogs circulated, but an approximately 8% decrease in total pages circulated. Reductions in total pages circulated should result in a decrease in paper and postage expenses.

      Customer Acquisition and List Management. J. Crew Mail Order's name acquisition programs are designed to attract new customers in a cost-effective manner. The Company acquires new names from various sources, including list rentals, exchanges with other catalog and credit card companies, "friends' name" card inserts and, recently, through J. Crew Retail stores which represent an increasingly significant resource in prospecting for new names. Names and addresses of 25% to 30% of the customers making credit card purchases at J. Crew Retail stores are automatically captured at the point of sale. Customers are also asked to fill out cards at the cash register when they make purchases. In addition, the Company is exploring the feasibility of placing telephones in its J. Crew Retail stores with direct access to the J. Crew Mail Order telemarketing center to allow customers in the stores to order catalog-specific or out-of-stock items.

      The Company believes that circulation planning based on more sophisticated statistical circulation models will increase the effectiveness of catalog mailings and maximize the productivity of its buyer file. As a result, the Company is testing increasingly sophisticated statistical circulation planning models to improve its ability to predict customer purchase behavior based on a wide range of variables. The Company plans to use these analyses to enhance its circulation efficiencies.

Catalog Creation and Production
      The Company is distinguished from other catalog retailers by its award-winning catalog, which utilizes magazine-quality "real moment" pictures to depict an aspirational lifestyle image. All creative work on the catalogs is coordinated by J. Crew personnel to maintain and reinforce the J. Crew brand image. Photography is executed both on location and in studios, and creative design and copy writing are executed on a desk-top publishing system. Digital images are transmitted directly to outside printers, thereby reducing lead times and improving reproduction quality. The Company believes that appropriate page presentation of its merchandise stimulates demand and therefore places great emphasis on page layout.

      J. Crew Mail Order does not have long-term contracts with paper mills and, instead, purchases paper from paper mills at a two and one-half month specified rate. Projected paper requirements are communicated on an annual basis to paper mills to ensure the availability of an adequate supply. Management believes that the Company's long-standing relationships with a number of the largest coated paper mills in the United States allow it to purchase paper at favorable prices commensurate with the Company's size and payment terms. See "Risk Factors--Increases in Costs of Mailing, Paper and Printing."

      Telemarketing and Customer Service
      J. Crew Mail Order's primary telemarketing and fulfillment facilities are located in Lynchburg, Virginia. Telemarketing operations are open 24 hours a day, seven days a week and handled over 7.5 million calls in fiscal 1996. Orders for merchandise may be received by telephone, facsimile, mail and the Company's website, although orders through the toll-free telephone service accounted for 90% of orders in fiscal 1996. The telemarketing center is staffed by a total of 900 full-time telemarketing associates, and up to 2,500 associates during peak periods, who are trained to assist customers in determining the customer's correct size and to describe merchandise fabric, texture and function. Each telemarketing associate utilizes a terminal with access to an IBM mainframe computer which houses complete and up-to-date product and order information. The fulfillment operations are designed to process and ship customer orders in a quick and cost-effective manner. Orders placed before 9:00 p.m. are shipped the following day. Same-day shipping is available for orders placed before noon. During non-peak periods, approximately 11,000 packages are shipped daily, and during peak periods, 25,000 daily.

J. Crew Retail
      An important aspect of the Company's business strategy is an expansion program designed to reach new and existing customers through the opening of J. Crew Retail stores. In addition to generating sales of J. Crew products, J. Crew Retail stores help set and reinforce the J. Crew brand image. The stores are designed in-house and fixtured to create a distinctive J. Crew environment and store associates are trained to maintain high standards of visual presentation and customer service. The result is a complete statement of J. Crew's timeless American style, classic design and attractive product value. During fiscal 1996,
J. Crew Retail generated revenues of $168.0 million, representing 30.2% of the Company's total J. Crew brand revenues.

      The Company believes that J. Crew Retail derives significant benefits from the concurrent operation of J. Crew
Mail Order. The broad circulation of J. Crew catalogs performs an advertising function, enhancing the visibility and exposure of the brand, aiding the expansion of the retail concept and increasing the profitability of the stores.

      J. Crew Retail maintains a uniform appearance throughout its store base, in terms of merchandise display and location on the selling floor. Store managers receive detailed store plans that dictate fixture and merchandise placement to ensure uniform execution of the merchandising strategy at the store level. Standardization of store design and merchandise presentation also maximizes usage and productivity of selling space and lowers the cost of store furnishings allowing J. Crew Retail to cost-effectively open new stores and refurbish existing ones.

Store Economics
      The Company believes that its J. Crew Retail stores are among the most productive in its industry segment. All of the Company's J. Crew Retail stores are profitable and have generated positive store contribution within the first 12 months of opening. J. Crew Retail stores that were open during all of fiscal 1996 averaged $4.8 million per store in sales, produced sales per gross square foot of approximately $575 and generated store contribution margins of approximately 25.9%. The Company believes that these results compare favorably to the average among retailers that the Company believes to be its primary competitors. J. Crew Retail stores have an average size of 8,300 gross square feet. The Company's historical average cost for leasehold improvements, furniture and fixtures for new stores was approximately $950,000 per store, after giving effect to construction allowances. The Company anticipates that the cost of these improvements will increase as it targets more urban, high-traffic areas for its stores. Average pre-opening costs per store, which are expensed as incurred, were $87,000. In addition, working capital requirements, consisting almost entirely of inventory purchases, averaged approximately $550,000 per store.

      Current Stores
      As of November 7, 1997 J. Crew Retail operated 49 retail stores nationwide, having expanded from 18 stores in 1993. The Company intends to open 12 stores in fiscal 1997, ten of which were open as of November 7, 1997. The stores are located in upscale shopping malls and in retail areas within major metropolitan markets that have an established higher-end retail business.

      The table below highlights certain information regarding J.
Crew Retail stores opened through fiscal 1996.

                Stores
                Open                                     Average
                at                                       Store
                Begin-  Stores  Stores  Stores           Total
                ning    Opened  Closed  at      Total    Square
                Of      During  During  End of  Square   Footage
                Fiscal  Fiscal  Fiscal  Fiscal  Footage  at End
                Year    Year    Year    Year    (000's)  of Year
                ----    ----    ----    ----    -------  -------
     1992.......  9       9      --      18      140     7,778
     1993....... 18      10      --      28      226     8,071
     1994....... 28       1      --      29      235     8,103
     1995....... 29       2      --      31      266     8,581
     1996....... 31       8      --      39      338     8,667


      New Store Expansion
      J. Crew Retail plans to expand its store base to 51 in 1997 and currently intends to increase the number of stores in operation by 12 to 20 stores annually, resulting in approximately 100 stores in operation by the end of fiscal 2000. The retail expansion plan will initially focus on markets in which J. Crew Mail Order has been successful and, more generally, in areas within major metropolitan markets with affluent and well educated populations. The Company will continue to cluster stores in markets which provide the greatest sales potential, such as New York, New Jersey, Massachusetts, California and Florida. Historically, new stores have cost the Company an average of $1.5 million in building and working capital expenditures and have experienced a pay-back period of approximately 20 months. The Company believes, with a base of 49 stores, its markets are underpenetrated relative to its competitors and enough suitable locations exist nationwide to accommodate its expansion plan.

The following is a summary of the stores opened as of November 7,
1997 and those expected to be opened in 1997 after November 7,
1997

                                                           Total
                                                Opening    Square
          Location                                Date     Footage
Opened:   91 Fifth Avenue, New York, NY           3/4       5,875
          Boca Town Center, Boca Raton, FL       4/16       7,099
          Copley Place, Boston, MA                5/9       6,792
          Short Hills Mall, Short Hills, NJ       6/4      10,000
          South Park, Charlotte, NC              6/18       8,402
          Danbury Fair (Durables), Danbury,      7/16       5,398
          Century City, Los Angeles, CA          7/30       6,497
          Westfarms, West Hartford, CT            8/1       8,000
          Beachwood, Cleveland, OH               9/19       7,900
          Fashion Valley, San Diego, CA          10/8       8,312
Expected: South Shore Mall, Braintree, MA       11/12       7,600
          Aventura Mall, Miami, FL              11/30       7,749


J. Crew Factory Outlets
      The Company extends its reach to additional consumer groups through its 42 J. Crew Factory Outlets. Offering J. Crew products at an average of 30% below full retail prices, J. Crew Factory Outlets target value-oriented consumers. The factory outlet stores also serve to liquidate excess, irregular or out-of-season
J. Crew products outside of the Company's two primary distribution channels. During fiscal 1996, J. Crew Factory Outlets generated revenues of $94.5 million, representing 17.0% of the Company's total J. Crew brand revenues.

      J. Crew Factory Outlets offer selections of J. Crew menswear and womenswear. Ranging in size from 3,800 to 10,000 square feet with an average of 6,500 square feet, the stores are generally located in major outlet centers in 25 states across the United States. The Company believes that the outlet stores, which are designed in-house, maintain fixturing, visual presentation and service standards superior to those typically associated with outlet stores.


Popular Club Plan

      PCP is a direct selling catalog business offering a broad range of department store merchandise on proprietary, in-house credit plans to the lower and lower-middle income market. PCP markets its catalog products primarily in eleven states in the northeastern United States. PCP offers two distinct product categories: Home Store (53% of 1996 sales) and Ready-to-Wear (47% of 1996 sales). Home Store products include textiles, home furnishings, housewares and electronics. Ready-to-Wear includes men's and women's sportswear, coats, lingerie, juniors, accessories, jewelry, shoes, children's wear, infants, special size and swimwear. During fiscal 1996, Popular Club Plan's annual circulation of 7.3 million catalogs generated revenues of $177.7 million, representing 22.0% of total Company revenues.

      PCP markets products through an extensive network of over 100,000 local independent sales representatives ("Secretaries"), using a unique combination of mail order and direct selling methods. In contrast to a retail store sales associate, a Secretary is a lead shopper who solicits his or her own circle of friends, relatives, and co-workers to shop from the catalog. Secretaries are compensated through commission reward credits which can be redeemed for free merchandise. This provides them with both a sales and collection incentive. All Secretary applicants are screened and scored with proprietary behavior models in conjunction with national credit bureau information. Only 60% of applicants are set up as new accounts.

      PCP offers customers a 22-week payment plan and a 44-week payment plan for payment of merchandise ordered from PCP. Sales through these proprietary credit products accounted for 96.3% of PCP revenues in 1996. PCP performs ongoing credit analysis on each Secretary and his or her club. Although Secretaries do not guarantee payment of members they recruit, reward credits of club
Secretaries may be withheld to offset poor credit performance.
PCP monitors collections through its approximately 70-person credit and collection department. While the primary dunning process is done through club Secretaries, if an individual is delinquent more than ten weeks, credit collectors will also take on the responsibility of contacting the customer directly. Over the last five years, PCP's annual credit losses have averaged approximately 4% of net credit sales.


Clifford & Wills

      C&W is a direct mail order and factory store business which offers a broad range of women's updated apparel covering career to casual as well as accessories and shoes. The typical customer is a 36 to 55 year old upper-moderate to better-priced women's apparel customer, parallel to that of a full-price department store.

      The brand is positioned to offer bridge level clothing at prices which are 20% to 30% below the prices offered in better departments of department stores, thereby satisfying the target customer's desire for updated apparel at a compelling price advantage. The Company also operates nine C&W outlet stores in Pennsylvania, Florida, Wisconsin, Indiana, Texas, Georgia and Connecticut. During 1996, C&W had revenues of $75.0 million representing 9.3% of total Company revenues.


General

Sourcing, Production and Quality

      The Company maintains separate merchandising, design, manufacturing and quality assurance teams for the production of
J. Crew and C&W merchandise. The Company's products are designed exclusively by in-house design and product development teams which support each line and class of product. These teams provide individual attention and expertise to every style, ensuring that these styles fit the respective J. Crew and C&W brand images. PCP primarily purchases merchandise from manufacturers and distributors.

      The Company's merchandise is produced for the Company by a variety of manufacturers, both domestically and outside the United States. The Company does not own or operate any manufacturing facilities, instead contracting with third party vendors for the production of its products. Manufacturing teams research and develop products and source from vendors across 38 countries to identify and maintain essential quality and value for every product. In 1996, approximately 60% of the Company's J. Crew brand products were sourced in the Far East, 20% were sourced domestically and 20% were from Europe and other regions. PCP and C&W source the majority of their products through domestic vendors. Rarely does the Company represent the majority of any one vendor's business and no one vendor supplies more than 10% of the Company's merchandise.

      The Company employs independent buying agents to conduct in-line and final quality inspections at each manufacturing site. Random inspections of all incoming J. Crew and C&W merchandise at the Lynchburg and Asheville distribution facilities further assure that the Company's products are of a consistently high quality. PCP primarily sells consumer goods which have been subjected to the manufacturer's own quality control processes prior to receipt by PCP.

      Due to the high concentration of foreign suppliers of J. Crew brand merchandise, the Company estimates 10-month lead times for its products. Currently, the Company must make commitments on its piece goods eight to nine months prior to the issuance of the respective catalog and must decide on SKU color buys within six months of issuance. The Company is working to establish, either through the use of more domestic vendors or through strategic partnerships, a core group of long-term suppliers that provide quicker response times. The Company believes that the implementation of shorter lead times will improve fill rates, reduce the overall complexity in inventory management and improve its ability to more accurately forecast demand, all of which should provide substantial savings to the Company.

Distribution

      The Company operates three main telemarketing and distribution facilities for its operations. Order fulfillment for
J. Crew Mail Order and C&W takes place at the 406,500 square foot telemarketing and distribution center located in Lynchburg, Virginia. The Lynchburg facility processes approximately 3.8 million orders per year and employs approximately 1,800 full- and part-time employees during its peak season.

      The 192,500 square foot telemarketing and distribution facility in Asheville, North Carolina was recently converted into the main distribution center to service the retail and outlet store operations and also houses a J. Crew Mail Order telemarketing center. This facility employs approximately 700 full- and part-time employees during its non-peak season and an additional 1,100 employees during the peak holiday season. PCP conducts its fulfillment operations from a 369,000 square foot distribution facility located in Edison, New Jersey. The Edison facility employs approximately 300 and 600 full- and part-time employees during the non-peak and peak seasons, respectively.

      Each fulfillment center is designed to process and ship customer orders in a quick and cost-efficient manner. Same-day shipping is available for orders placed before noon; and orders placed before 9:00 p.m. are shipped the following day. The Company ships merchandise via the UPS, the United States Postal Service and FedEx. To enhance efficiency, each facility is fully equipped with a highly advanced telephone system, an automated warehouse locator system and an inventory bar coding system. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Developments."

Management Information Systems

      The Company's management information systems are designed to provide, among other things, comprehensive order processing, production, accounting and management information for the marketing, manufacturing, importing and distribution functions of the Company's business. The Company has installed sophisticated point-of-sale registers in its J. Crew Retail and Factory Outlet stores that enable it to track inventory from store receipt to final sale on a real-time basis. The Company believes its merchandising and financial system, coupled with its point-of-sale registers and software programs, allow for rapid stock replenishment, concise merchandise planning and real-time inventory accounting practices. J. Crew Mail Order and C&W share the same management information system and each of the Company's business units has its own information system that is customized to the needs of that particular business.

      The Company's telephone and telemarketing systems, warehouse package sorting systems, automated warehouse locators and inventory bar coding systems utilize advanced technology. These systems have provided the Company with a number of benefits in the form of enhanced customer service, improved operational efficiency and increased management control and reporting. The Company's IBM 3990 system stores data, such as customer list segmentation and analysis of market trends, and rapidly transfers the information throughout the Company. In addition, the Company's real-time inventory computer systems provide inventory management on a per SKU basis and allow for a more efficient fulfillment process. J. Crew's management information systems also produce daily and weekly sales and performance reports.

Trademarks and International Licensing

      J. Crew International, Inc., an indirect subsidiary of Holdings, currently owns all of the trademarks for the J. Crew name that the Company holds in the United States and internationally, as well as its international licensing contracts with third parties. Trademarks related to the J. Crew name are registered in the United States Patent and Trademark Office.

      The Company derives revenues from the international licensing of its trademarks in the J. Crew name and the know-how it has developed. The Company has entered into a licensing agreement with Itochu in Japan which gives the Company the right to receive payments of percentage royalty fees in exchange for the exclusive right to use the Company's trademarks in Japan. In 1996, licensee sales at retail stores in Japan were approximately $100 million through 67 free-standing and shop-in-shop stores. Under the license agreement the Company retains a high degree of control over the manufacture, design, marketing and sale of merchandise under the J. Crew trademarks. The Company is currently negotiating a five-year renewal of this agreement which otherwise expires in January, 1998.

      The Company believes there is significant growth potential in international markets as the Company can leverage off its base in Japan into other key Asian markets. The Company is in the process of exploring licensing agreements covering Hong Kong, China, Singapore, Thailand and Malaysia. In 1996, licensing revenues totaled $3.8 million.

Employees

      The Company focuses significant resources on the selection and training of sales associates in both its mail order, retail and factory operations. Sales associates are required to be familiar with the full range of merchandise of the business in which they are working and have the ability to assist customers with merchandise selection. Both retail and factory store management are compensated in a combination of annual salary plus performance-based bonuses. Retail, telemarketing and factory associates are compensated on an hourly basis and may earn team-based performance incentives.

      At November 7, 1997, the Company had approximately 6,300 associates, of whom approximately 4,300 were full-time associates and 2,000 were part-time associates. In addition, approximately 3,000 associates are hired on a seasonal basis to meet demand during the peak holiday buying season. None of the associates employed by J. Crew Mail Order, J. Crew Retail, J. Crew Factory Outlets or C&W are represented by a union. Approximately 240 warehouse employees at PCP are represented by the Teamsters under a collective bargaining agreement which expires in June 1999. The Company believes that its relationship with its associates is good.

Properties

      The Company is headquartered in New York City, although PCP maintains a separate main office in Garfield, New Jersey. Both the New York City headquarters offices and PCP's Garfield office are leased from third parties. The Company owns two telemarketing and distribution facilities: a 406,500-square-foot telemarketing and distribution center for J. Crew and C&W mail order in Lynchburg, Virginia and a 192,500-square-foot distribution center in Asheville, North Carolina servicing the J. Crew Retail and J. Crew and C&W outlet store operations. The Company also leases from a third party a 369,000-square-foot distribution facility located in Edison, New Jersey dedicated to PCP's fulfillment operations.

      As of November 7, 1997, the Company operated 100 retail and factory outlet stores. All of the retail and factory outlet stores are leased from third parties, and the leases in most cases have terms of 10 to 12 years, not including renewal options. As a general matter, the leases contain standard provisions concerning the payment of rent, events of default and the rights and obligations of each party. Rent due under the leases is comprised of annual base rent plus a contingent rent payment based on the store's sales in excess of a specified threshold. Substantially all the leases are guaranteed by Holdings.

      The table below sets forth the number of stores by state operated by the Company in the United States as of November 7, 1997:

                                                  Total
                             Retail    Outlet     Number
                             Stores   Stores(1)  of Stores
                             ------   --------   ---------
     Alabama.............      --         1        1
     Arizona.............       1        --        1
     California..........       8         3        11
     Colorado............       1         2        3
     Connecticut.........       3         2        5
     Delaware............      --         1        1
     Florida.............       2         5        7
     Georgia.............       1         3        4
     Illinois............       4        --        4
     Indiana.............       1         3        4
     Kansas..............      --         1        1
     Maine...............      --         2        2
     Maryland............       1        --        1
     Massachusetts.......       4         1        5
     Michigan............       1         1        2
     Minnesota...........       1        --        1
     Missouri............       1         1        2
     New Hampshire.......      --         2        2
     New Jersey..........       2         1        3
     New Mexico..........       1        --        1
     New York............       4         4        8
     North Carolina......       2        --        2
     Ohio................       2        --        2
     Oregon..............       1        --        1
     Pennsylvania........       2         5        7
     South Carolina......      --         1        1
     Tennessee...........      --         1        1
     Texas...............       3         5        8
     Utah................      --         1        1
     Vermont.............      --         1        1
     Virginia............       1         1        2
     Washington..........       1         1        2
     Wisconsin...........      --         2        2
     District of Columbia       1        --        1
                            -----     -----    -----

      Total..........          49       51       100
                            =====    =====     =====


(1)   Includes nine C&W outlet stores.

      Competition
      All aspects of the Company's businesses are highly competitive. The Company competes primarily with other catalog operations, specialty brand retailers, department stores, and mass merchandisers engaged in the retail sale of men's and women's apparel, accessories, footwear and general merchandise. The Company believes that the principal bases upon which it competes are quality, design, efficient service, selection and price.

      The Company believes that it has significant competitive strength because of its strong brand name, distinctive designs, premium quality products, controlled distribution and strong catalog and retail market positions. However, certain of the Company's competitors are larger and have greater financial, marketing and other resources than the Company, and there can be no assurance that the Company will be able to compete successfully with them in the future.

      Legal and Regulatory Matters
      The Company is a defendant in several lawsuits arising in the ordinary course of business. Although the amount of any liability that could arise with respect to any such lawsuit cannot be accurately predicted, in the opinion of management, the resolution of these matters is not expected to have a material adverse effect on the financial position or results of operations of the Company.

      A 1992 Supreme Court decision confirmed that the Commerce Clause of the United States Constitution prevents a state from requiring the collection of its use tax by a mail order company unless the company has a physical presence in the state. However, there continues to be some uncertainty in this area due to inconsistent application of the Supreme Court decision by state and federal courts. The Company attempts to conduct its operations in compliance with its interpretation of the applicable legal standard, but there can be no assurance that this compliance will not be challenged. From time to time, various states have sought to require companies to begin collection of use taxes and/or pay taxes from previous sales. The Company has not received assessments from any state in which it is not currently collecting sales taxes since the 1992 Supreme Court decision.

      The Supreme Court decision also established that Congress has the power to enact legislation that would permit states to require collection of use taxes by mail order companies. Congress has from time to time considered proposals for such legislation. The Company anticipates that any legislative change, if adopted, would be applied only on a prospective basis.

                            MANAGEMENT

Directors and Executive Officers

      The following table sets forth the name, age and position of individuals who are serving as the directors and executive officers of the Issuer and the Guarantors. Each director of the Issuer or any of the Guarantors will hold office until the next annual meeting of shareholders or until his or her successor has been elected and qualified. Officers of the Issuer and each of the Guarantors are elected by their respective Boards of Directors and serve at the discretion of such Boards.

Name               Age  Position
Emily Woods......   35  Director--J. Crew Operating Corp.; C&W
                        Outlet, Inc.; Clifford & Wills, Inc.; Grace
                        Holmes, Inc; H.F.D. No. 55, Inc.; J. Crew Inc.;
                        J. Crew International, Inc.; J. Crew Services,
                        Inc.; Popular Club Plan, Inc.
                        Chief Executive Officer--J. Crew Operating
                        Corp.
                        President--J. Crew Inc.
David Bonderman..   54  Director--J. Crew Operating Corp.
James G. Coulter.   37  Director--J. Crew Operating Corp.
Richard W. Boyce.   43  Director--J. Crew Operating Corp.; C&W
                        Outlet, Inc.; Clifford & Wills, Inc.; Grace
                        Holmes, Inc; H.F.D. No. 55, Inc.; J. Crew Inc.;
                        J. Crew International, Inc.; J. Crew Services,
                        Inc.; Popular Club Plan, Inc.
Jonathan Coslet..   33  Director--C&W Outlet, Inc.; Clifford & Wills,
                        Inc.; Grace Holmes, Inc; H.F.D. No. 55, Inc.; J.
                        Crew Inc., J. Crew International, Inc.; J. Crew
                        Services, Inc.; Popular Club Plan, Inc.
Michael P. McHugh   58  President--J. Crew International, Inc.; J. Crew
                        Services, Inc.
                        Vice President--Finance--CFO--J. Crew
                        Operating Corp.
David M. DeMattei   41  President--Grace Holmes, Inc; H.F.D. No. 55,
                        Inc.
Matthew E. Rubel.   39  President--Popular Club Plan, Inc.
Trudy F. Sullivan   46  President--C&W Outlet, Inc.; Clifford &
                        Wills, Inc.
Nicholas Lamberti   55  Vice President--J. Crew Operating Corp.


Emily Woods

Director--J. Crew Operating Corp.; C&W Outlet, Inc.; Clifford & Wills, Inc.; Grace Holmes, Inc; H.F.D. No. 55, Inc.; J. Crew
Inc; J. Crew International, Inc.; J. Crew Services, Inc.; Popular Club Plan, Inc.; Chief Executive Officer--J.Crew Operating Corp.; President--J. Crew Inc.

      Ms. Woods became a director and Chief Executive Officer of the Issuer and the President of J. Crew Inc. upon consummation of the Recapitalization. Ms. Woods is also currently serving as Chairman of the Board of Directors and the Chief Executive Officer of Holdings and has served as Vice-Chairman of Holdings. Ms. Woods co-founded the J. Crew brand in 1983 and is currently its designer.

David Bonderman
Director--J. Crew Operating Corp.
      Mr. Bonderman became a director of the Issuer upon consummation of the Recapitalization. Mr. Bonderman is also currently serving as a director of Holdings. Mr. Bonderman is a principal and founding partner of TPG. Prior to forming TPG, Mr. Bonderman was Chief Operating Officer and Chief Investment Officer of Keystone Inc. ("Keystone"), the private investment firm, from 1983 to August 1992. Mr. Bonderman serves on the Boards of Directors of Continental Airlines, Inc., Bell & Howell Company, Virgin Entertainment, Beringer Wine Estates, Inc., Denbury Resources, Inc., Ducati Motor Holdings, S.p.A., Washington Mutual, Inc., Ryanair, Ltd., and Credicom Asia, N.V. Mr. Bonderman also serves in general partner advisory board roles for Acadia Partners, L.P., Newbridge Investment Partners, L.P., Newbridge Latin America, L.P. and Aqua International, L.P.

James G. Coulter
Director--J. Crew Operating Corp.
      Mr. Coulter became a director of the Issuer upon consummation of the Recapitalization. Mr. Coulter is also currently serving as a director of Holdings. Mr. Coulter is a principal and founding partner of TPG. Prior to forming TPG, Mr. Coulter was a Vice President of Keystone from 1986 to 1992. Mr. Coulter serves on the Boards of Directors of America West Airlines, Inc., Virgin Entertainment, Beringer Wine Estates, Inc. and Paradyne Partners, L.P. and was formerly on the Board of Directors of Allied Waste Industries Inc. and Continental Airlines, Inc.

Richard W. Boyce
Director--J. Crew Operating Corp.; C&W Outlet, Inc.; Clifford & Wills, Inc.; Grace Holmes, Inc; H.F.D. No. 55, Inc.; J. Crew
Inc.; J. Crew International, Inc.; J. Crew Services, Inc.; Popular
Club Plan, Inc.
      Mr. Boyce became a director of the Issuer and each of the Guarantors upon consummation of the Recapitalization. Mr. Boyce is also currently serving as a director of Holdings. Mr. Boyce is the President of CAF, Inc., a management consulting firm which advises various companies controlled by TPG. Prior to founding CAF, Inc. in 1997, Mr. Boyce served as Senior Vice President of Operations for Pepsi-Cola North America ("PCNA") from 1996 to 1997, and Chief Financial Officer of PCNA from 1994 to 1996. From 1992 to 1994, Mr. Boyce served as Senior Vice President-Strategic Planning for PepsiCo. Prior to joining PepsiCo., Mr. Boyce was a Director at the management consulting firm of Bain & Company where he was employed from 1980 to 1992.

Jonathan Coslet
Director--C&W Outlet, Inc.; Clifford & Wills, Inc.; Grace Holmes, Inc; H.F.D. No. 55, Inc.; J. Crew Inc.; J. Crew International, Inc.;
J. Crew Services, Inc.; Popular Club Plan, Inc.
      Mr. Coslet became a director of each of the Guarantors upon consummation of the Recapitalization. Mr. Coslet has been a partner of TPG since 1993. Prior to joining TPG, Mr. Coslet was in the Investment Banking Department of Donaldson, Lufkin & Jenrette, specializing in leveraged acquisitions and high-yield finance. Mr. Coslet currently also serves on the Board of Directors of PPOM, L.P.

Michael P. McHugh
President--J. Crew International, Inc.; J. Crew Services, Inc.; Vice President Finance - CFO--J. Crew Operating Corp.
      Mr. McHugh became Vice President Finance and Chief Financial Officer of the Issuer and President of J. Crew International,
Inc. and J. Crew Services, Inc. upon consummation of the Recapitalization. Mr. McHugh has been with the Company since September 1986 and is also currently the Vice President-Finance and Chief Financial Officer of Holdings. Prior to joining the Company, Mr. McHugh was the Vice President of Finance and
Director of the Regina Company from 1983 to 1986, served as the Controller of Operations for Revlon, Inc. from 1977 to 1983, was the U.S. Controller for Canada Dry Corp. from 1975 to 1977 and was a Division Controller and Division Vice President of Finance and Administration at Borden, Inc. from 1968 to 1975.

David M. DeMattei
President--Grace Holmes, Inc; H.F.D. No. 55, Inc.

      Mr. DeMattei became President of J. Crew Factory Outlet upon consummation of the Recapitalization. Mr. DeMattei joined the Company in 1995 and has served as President of J. Crew Retail since June 1995. From 1993 to 1994, Mr. DeMattei served as President of Banana Republic, a division of The Gap, Inc., and from 1983 to 1993, Mr. DeMattei worked in various other executive level positions at The Gap, Inc., including Executive Vice President-Chief Financial Officer from April 1992 to May 1995 and Senior Vice President-Chief Financial Officer from February 1991 to March 1992.

Matthew E. Rubel
President--Popular Club Plan, Inc.
      Mr. Rubel joined the Company in September 1994 as the President of PCP. Prior to joining the Company, Mr. Rubel served as the President, CEO, and a member of the Board of Directors at Pepe Jeans USA in 1994, and from 1987 to 1993, he was the President of Specialty Division at Revlon, Inc. From 1984 to 1987, Mr. Rubel served as an Executive Vice President of Murjani International and from 1980 to 1984, he was employed by Bonwit Teller.

Trudy F. Sullivan
President--Clifford & Wills, Inc.; C&W Outlet, Inc.

      Ms. Sullivan joined the Company in November 1995 as President of C&W. Ms. Sullivan became President of C&W Outlet, Inc. upon consummation of the Recapitalization. Prior to joining the Company, Ms. Sullivan served as a Senior Vice-President of United Retail Group, Inc. from February 1993 to November 1995 and as the President of Decelle Inc. from 1989 through 1992.

Nicholas Lamberti
Vice President--J. Crew Operating Corp.
     Mr. Lamberti joined the Company in January 1991 as Vice
President-Corporate Controller. Prior to joining the Company, Mr.
Lamberti was with Deloitte & Touche from 1966 to 1991.


Employment Agreements and Other Compensation Arrangements

      Holdings and the Issuer (the "Employers") and Ms. Woods entered into an employment agreement, which provides that, for a period of five years commencing on the closing of the Recapitalization, she will serve as Chief Executive Officer of the Issuer and as Chairman of the Board of Directors and Chief Executive Officer of Holdings. The employment agreement provides for an annual base salary of $1.0 million, and provides an annual target bonus of up to $1.0 million based on achievement of earnings objectives to be determined each year. The employment agreement also provides for the grant of 3,308 shares of Holdings Common Stock (the "Restricted Shares") on January 1, 1998. The Restricted Shares will vest as follows: (i) 393 shares immediately upon grant; (ii) 972 shares on each of the third and fourth anniversaries of the Recapitalization and (iii) 971 shares on the fifth anniversary of the Recapitalization. In connection with the grant of the Restricted Shares, the Employers will pay Ms. Woods an amount equal to the federal, state and local income and payroll taxes incurred by Ms. Woods in 1998 as a result of the grant of the Restricted Shares and any federal, state and local income and payroll taxes incurred as a result of such payment. Ms. Woods is also entitled to various executive benefits and perquisites under the employment agreement.

      In connection with the Recapitalization, Ms. Woods retained shares of Holdings Common Stock representing approximately 14.8% of the total outstanding shares of Holdings Common Stock determined immediately after the closing of the Recapitalization such retention effected using an implied purchase price for the retained shares equal to the price that TPG Partners II paid for shares of Holdings Common Stock in connection with the Recapitalization (the "TPG Partners II Price"). Ms. Woods also purchased approximately $3.0 million of Preferred Stock issued in connection with the Recapitalization.

      Under the Option Plan (as defined herein), Holdings has granted Ms. Woods an option to purchase 1,641 shares of Holdings Common Stock at an exercise price equal to the TPG Partners II Price, 20% of which shall become exercisable following the end of each of fiscal years 1998 through 2002, provided that the Company attains certain earnings targets; however, all unvested options shall become exercisable (i) if Ms. Woods' employment is terminated by Holdings without cause, by Ms. Woods for good reason or by reason of death or disability, (ii) in the event of a change in control of Holdings, or (iii) if Ms. Woods is still employed by Holdings, on the seventh anniversary of the closing of the Recapitalization.

      Also under the Option Plan, Holdings has granted Ms. Woods the option to purchase 820 shares of Holdings Common Stock. Under this option, Ms. Woods has the right to exercise 20% of the option after each of the first through the fifth anniversaries of the grant date at an exercise price equal to 125%, 156.25%, 195.31%, 244.14% and 305.18% of the TPG Partners II Price, respectively. The exercise of this option may require Ms. Woods to purchase a proportional amount of Preferred Stock issued in connection with the Recapitalization. In addition, all options shall become exercisable (i) if Ms. Woods' employment is terminated by Holdings without cause, by Ms. Woods for good reason or by reason of her death or disability or (ii) in the event of a change in control of Holdings.

      All options granted to Ms. Woods are generally governed by and subject to the J. Crew Group, Inc. Stock Option Plan described below.

      The shares of Holdings Common Stock acquired by Ms. Woods pursuant to the foregoing are subject to a shareholders' agreement providing for certain transfer restrictions, registration rights and customary tag-along and drag-along rights.

      The Issuer and Mr. DeMattei are parties to an employment agreement which provides that Mr. DeMattei will be employed as president of J. Crew Retail Division with an annual salary of $525,000, which increases by $25,000 on each of June 1, 1998 and June 1, 1999. In addition, the agreement provides that Mr. DeMattei is eligible for an annual bonus for fiscal year 1997 of up to approximately $350,000 and a long-term incentive bonus if certain performance objectives are satisfied. Annual bonuses for subsequent years will be determined on a year to year basis. Mr. DeMattei is also entitled to various executive benefits and perquisites under the agreement. The agreement expires on January 28, 2000.


      Operating Corp. intends to enter into a new employment agreement with Mr. Rubel which will supercede his present employment agreement. The new employment agreement will provide that Mr. Rubel will be employed as president of PCP with an annual salary of $475,000. The agreement will also provide that Mr. Rubel is eligible for an annual bonus for fiscal year 1997 of up to approximately $425,000 if certain performance objectives are satisfied. Annual bonuses for subsequent years will be determined on a year to year basis. The agreement will provide Mr. Rubel with various executive benefits and perquisites. In the event of a sale of the common stock or assets of PCP while Mr. Rubel is employed, the agreement will provide Mr. Rubel with the opportunity to earn an additional bonus based on the "gain" on the sale (as defined in the agreement). Finally, the agreement will provide for continuation of salary and medical benefits for a period of one year if Mr. Rubel's employment is terminated without cause (as defined in the agreement) and otherwise will provide that Mr. Rubel's relationship with the Operating Corp. and Holdings is one of employment at will.


      Holdings has adopted the J. Crew Group Inc. Stock Option Plan (the "Option Plan") in order to promote the interests of the Company and its shareholders by providing the Company's key employees and consultants with an appropriate incentive to encourage them to continue in the employ of the Company and to improve the growth and profitability of the Company. Under the Option Plan, the Board of Directors of Holdings will appoint a committee to administer the Option Plan and to grant options to purchase shares of Holdings Common Stock to certain key employees and consultants of the Company. Currently, there is an aggregate of 7,388 shares of Holdings Common Stock available for grants to key employees and consultants under the Option Plan (including the 2,461 shares underlying the options granted to Ms. Woods as described above). The options granted under the Option Plan may be subject to various vesting conditions, including, under some circumstances, the achievement of certain performance objectives. All shares of Holdings Common Stock acquired by key employees or consultants pursuant to the foregoing shall be subject to a shareholders' agreement providing for certain transfer restrictions, registration rights and customary tag-along and drag-along rights.

Executive Compensation

      The following table sets forth compensation paid by the Company for fiscal years 1994, 1995 and 1996 to each individual serving as its Chief Executive Officer during fiscal 1996 and to each of the four other most highly compensated executive officers of the Company as of the end of fiscal 1996.


                                                                Long Term
                                                               Compensation
                                                               ------------
                                                   Other Annual     LTIP    All Other
Name and Principal  Fiscal   Salary     Bonus        Comp.        Payouts    Comp.
Positions            Year     ($)        ($)          ($)            ($)

Arthur Cinader (1)   1996   307,692         --            --         --        --
 Chief Executive     1995   700,000    109,000            --         --        --
  Officer            1994   700,000     83,000            --         --        --

Emily Woods (2)...   1996   700,000         --            --         --        --
 President           1995   700,000  1,327,700(3)  1,079,713(4)      --        --
                     1994   700,000  1,970,040(5)  1,816,811(6)      --        --

David DeMattei (7)   1996   475,771    100,000            --         --        --
 President, J.       1995   352,661    100,000            --         --        --
 Crew Retail

Matthew Rubel.....   1996   422,418    150,000            --         --        --
 President,          1995   391,346     50,000            --         --        --
 Popular Club        1994   112,500         --            --         --        --
 Plan

Paul Raffin (8) (9)  1996   426,663     75,000            --         --        --
 President,          1995   304,200     50,000            --         --        --
 J. Crew Catalogue

Robert Bernard (10)  1996   650,000    136,500       752,500(11)     --        --
                     1995   650,000    350,000            --         --        --
                     1994   581,930         --            --         --        --


----------------------

(1)  Mr. Cinader was replaced as Chief Executive Officer on
     October 17, 1997.

(2)  Ms. Woods became Chief Executive Officer on October 17,
     1997.

(3) Of this amount, $1,139,000 represents the value of a grant to the executive of Holdings Common Stock.

(4) This amount was paid as reimbursement for income taxes incurred as a result of the grant of Holdings Common Stock.

(5) Of this amount, $1,884,240 represents the value of a grant to the executive of Holdings Common Stock.

(6) This amount was paid as reimbursement for income taxes incurred as a result of the grant of Holdings Common Stock.

(7)  Mr. DeMattei was not employed by the Company in 1994.

(8)  Mr. Raffin resigned from the Company as of November 13,
     1997.

(9)  Mr. Raffin was not employed by the Company in 1994.

(10) Mr. Bernard resigned from the Company as of October 28,
     1996.

(11) This amount represents a severance payment to the executive.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      As part of arrangements made prior to the negotiation and execution of the Recapitalization Agreement, Holdings agreed to make bonus payments to certain of its executive officers upon consummation of any merger, acquisition, recapitalization or other transaction resulting in a change of control of Holdings. Thus, Holdings made bonus payments in the amount of (i) $10.0 million to Emily Woods, (ii) $0.3 million to Matthew Rubel, (iii) $0.3 million to Michael McHugh and (iv) $1.2 million to other employees.

      In addition, effective on the closing of the Recapitalization, the Company and Arthur Cinader entered into an Employment/Consulting and Non-Compete Agreement, under which Mr. Cinader agreed to serve as an employee and/or consultant for twelve months following the closing of the Recapitalization. Under the agreement, Mr. Cinader agreed, for a period of five years from the closing of the Recapitalization, not to compete, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise through any person or entity work for, act as a consultant to, or own any interest in, any competitor of the Company or its affiliates. In consideration of Mr. Cinader's non-compete, employment and consulting undertakings, the Company paid Mr. Cinader a total of $4.2 million. In addition, during this five-year period, Mr. Cinader is entitled to coverage under the Company's health and welfare plans.

      In connection with the Recapitalization, the Company paid
TPG a financial advisory fee in the amount of $5.5 million.

      Holdings and its subsidiaries also entered into a tax sharing agreement providing (among other things) that each of the subsidiaries will reimburse Holdings for its share of income taxes determined as if such subsidiary had filed its tax returns separately from Holdings.

               DESCRIPTION OF HOLDINGS INDEBTEDNESS


      The Holdings Senior Discount Debentures were issued in an aggregate principal amount at maturity of $142.0 million and will mature on October 15, 2008. The Holdings Senior Discount Debentures were issued under an Indenture dated as of October 17, 1997 (the "Holdings Indenture") between Holdings and State Street Bank and Trust Company, as trustee, and are senior unsecured obligations of Holdings. Cash interest will not accrue on the Holdings Senior Discount Debentures prior to October 15, 2002, and the principal of the Holdings Senior Discount Debentures will accrete at a rate of 13 1/8% per annum. Thereafter, cash interest on the Holdings Senior Discount Debentures will accrue at the rate of 13 1/8% per annum and will be payable semiannually in arrears on each April 15 and October 15 of each year, commencing April 15, 2003, to the holders of record on the immediately preceding April 1 and October 1, respectively.

      On or after October 15, 2002, the Holdings Senior Discount Debentures may be redeemed at the option of Holdings, in whole at any time or in part from time to time, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period commencing on October 15 in the years set forth below:


     Year                            Redemption Price
     ----                            ----------------
     2002..........................     106.563%
     2003..........................     104.375%
     2004..........................     102.188%
     2005 and thereafter...........     100.000%


      Notwithstanding the foregoing, at any time on or prior to October 15, 2000, Holdings may use the net proceeds of one or more equity offerings to redeem up to 35% of the Holdings Senior Discount Debentures at a redemption price equal to 113.125% of the accreted value thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date; provided, however, that after any such redemption the aggregate principal amount of the Holdings Senior Discount Debentures outstanding must equal at least 65% of the aggregate principal amount of the Holdings Senior Discount Debentures originally issued.

      In the event of certain change of control transactions, each holder of Holdings Senior Discount Debentures has the right to require the repurchase of such holder's Holdings Senior Discount Debentures at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date.

      The Holdings Indenture contains covenants that, among other things, limit the ability of Holdings to enter into certain mergers or consolidations or incur certain liens and of Holdings and its subsidiaries to incur additional indebtedness, pay dividends and make certain other restricted payments and engage in certain transactions with affiliates. Under certain circumstances Holdings will be required to make an offer to purchase Holdings Senior Discount Debentures at a price equal to 100% of the principal amount thereof, plus accrued interest to the date of purchase with the proceeds of certain asset sales. The Holdings Indenture contains certain customary events of defaults, which will include the failure to pay interest and principal, the failure to comply with certain covenants in the Holdings Senior Discount Debentures or such Indenture, a default under certain indebtedness, the imposition of certain final judgments or warrants of attachment and certain events occurring under bankruptcy laws.

             CAPITAL STOCK OF HOLDINGS AND THE ISSUER


General

      The Issuer is authorized by the terms of its certificate of incorporation to issue 1,000 shares of common stock and 1,000 shares of preferred stock. The Issuer has issued and outstanding 100 shares of common stock, each share of which is entitled to one vote. Holdings owns all of the issued and outstanding stock of the Issuer. Holdings does not have any material assets other than the common stock of the Issuer. Each of the Guarantors is a wholly-owned subsidiary of the Issuer.

      Holdings' restated certificate of incorporation authorizes Holdings to issue capital stock consisting of 100,000,000 shares of common stock, par value $.01 per share, 1,000,000 shares of Series A cumulative preferred stock, par value $.01 per share ("Series A Preferred Stock"), and 1,000,000 shares of Series B cumulative preferred stock, par value $.01 per share ("Series B Preferred Stock"). Holdings currently has outstanding 55,000 shares of common stock, 92,500 shares of Series A Preferred Stock and 32,500 shares of Series B Preferred Stock.

      The Series A Preferred Stock and Series B Preferred Stock will (collectively, the "Holdings Preferred Stock") accumulate dividends at the rate of 14.50% per annum (payable quarterly) for periods ending on or prior to October 17, 2009. Thereafter, the Series A Preferred Stock will accumulate dividends at the rate of 16.50% per annum. Dividends on the Holdings Preferred Stock will compound to the extent not paid. The Holdings Preferred Stock will have an initial liquidation preference of $1,000 per share. Holdings will be required on October 17, 2009 to redeem shares of Series B Preferred Stock and to pay all accumulated dividends that have been applied, if any, to increase liquidation value of the Series A Preferred Stock (the "clean-down"). Shares of Holdings Preferred Stock may be redeemed at the option of Holdings, in whole or in part, at the redemption prices set forth below (expressed as percentages of liquidation preference), together with all accumulated and unpaid dividends to the redemption date, if redeemed during the six month period beginning on the dates indicated below:

          October 17, 1997.............103.0%
          April 17, 1998...............102.5%
          October 17, 1998.............102.0%
          April 17, 1999...............101.5%
          October 17, 1999.............101.0%
          April 17, 2000...............100.5%
          October 17, 2000 and
          thereafter...................100.0%

      Optional redemption of the Holdings Preferred Stock is subject to, and expressly conditioned upon, certain limitations under the Indenture, the Bank Facilities, the Notes and other documents relating to Holdings' or the Issuer's indebtedness. Holdings may also be required to redeem shares of Holdings Preferred Stock in certain other circumstances, including the occurrence of a change of control of Holdings, in each case subject to the terms of the Indenture, the Bank Facilities, the Notes and other documents relating to Holdings' or the Issuer's indebtedness. Holders of Holdings Preferred Stock do not have any voting rights with respect thereto, except for such rights as are provided under applicable law, the right to elect, as a class, two directors of Holdings in the event that Holdings fails to comply with its redemption and clean-down obligations and class voting rights with respect to transactions adversely affecting the rights, preferences or powers of the Holdings Preferred Stock.

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Beneficial Owners of More Than 5% of the
Issuer's Voting Securities1


(1)               (2)                      (3)               (4)
Title       Name and Address       Amount and Nature of   Percent of
of Class    of Beneficial Owner    Beneficial Ownership   Class
--------------------------------------------------------------------------

Holdings    TPG Partners II        31,566.779 shares      57.39%
Common      201 Main Street,
Stock       Suite 2420
            Fort Worth, TX 76102

Holdings    Emily Woods            8,017.883 shares       14.58%
Common      Chairman and Chief
Stock       Executive Officer
            J. Crew Group, Inc.
            770 Broadway
            New York, NY  10003



Security Ownership of Management


(1)               (2)                      (3)               (4)
Title       Name                   Amount and Nature of   Percent of
of Class    of Beneficial Owner    Beneficial Ownership   Class
--------------------------------------------------------------------------

Holdings    Emily Woods            8,017.883              14.58%
Common
Stock

Holdings    Emily Woods             2,978.505               3.22%
Series A
Preferred
Stock


--------

1 Because the Issuer is a wholly-owned subsidiary of Holdings, this chart identifies beneficial owners of more than 5% of the voting securities of Holdings.

             DESCRIPTION OF OTHER ISSUER INDEBTEDNESS


Bank Facilities

      On the closing date of the Recapitalization, the Issuer entered into the Bank Facilities among the Issuer, Holdings, the several lenders from time to time parties thereto (collectively, the "Banks"), Chase, as administrative and collateral agent (the "Administrative Agent") and DLJ as syndication agent (collectively, the "Agents"). The following is a summary description of the principal terms of the Bank Facilities and the other loan documents. The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of the Bank Facilities, which are available upon request from the Issuer.

      Structure. The Bank Facilities provide the Issuer with: (i) a senior secured term loan facility of up to $70.0 million; and
(ii) a senior secured revolving credit facility of up to $200.0 million.

      The full amount of the Term Loan Facility and approximately $35.6 million of Revolving Credit Facility were borrowed on the closing date under the Bank Facilities (i) to partially finance the Recapitalization, (ii) to repay certain existing outstanding indebtedness of the Issuer and (iii) to pay certain fees and expenses related to the Recapitalization. See "The Recapitalization." The Bank Facilities may be utilized to fund the Issuer's working capital requirements, including issuance of stand-by and trade letters of credit, bankers' acceptances and for other general corporate purposes.

      The Term Loan Facility is a single tranche term facility of $70.0 million which has a maturity of six years. Loans, letters of credit and bankers' acceptances under the Revolving Credit Facility will be available at any time during its six-year term subject to the fulfillment of customary conditions precedent including the absence of a default under the Bank Facilities; provided, that at least once during each fiscal year, for a period of 30 consecutive days, the Company must repay all loans outstanding under the Revolving Credit Facility in excess of the amounts set forth below:

                                       Amount
     Fiscal Year                     (in millions)
     1998.........................     $ 25.0
     1999.........................     $ 20.0
     2000.........................     $ 15.0
     2001.........................     $ 10.0
     2002 and thereafter..........     $  0.0


      Security; Guaranty. The Issuer's obligations under the Bank Facilities are guaranteed by each of the Issuer's direct and indirect domestic and, to the extent no adverse tax consequences would result, foreign subsidiaries, other than any receivables subsidiary. The Bank Facilities and the guarantees thereof are secured by a perfected first priority security interest in substantially all assets of the Issuer and its direct and indirect domestic and, to the extent no adverse tax consequences would result, foreign subsidiaries including: (i) all real property; (ii) all accounts receivable (but excluding the accounts receivable of PCP), inventory and intangibles; and (iii) all of the capital stock of the Issuer and the Issuer's direct and indirect domestic and, to the extent no adverse tax consequences would result, foreign subsidiaries.

      Interest; Maturity. Borrowings under the Bank Facilities bear interest at a rate per annum equal (at the Issuer's option) to: (i) the Administrative Agent's Eurodollar rate plus an applicable margin or (ii) an alternate base rate equal to the highest of the Administrative Agent's prime rate, a certificate of deposit rate plus 1%, or the

Federal Funds effective rate plus 1/2 of 1% plus, in each case, an applicable margin. Initially, the applicable margin is 2.25% per annum for Eurodollar rate loans and 1.25% per annum for alternate base rate loans. The Bank Facilities will mature October 17, 2003.

      Fees. The Issuer is required to pay the Banks, on a quarterly basis, a commitment fee on the undrawn portion of the Bank Facilities at a rate equal to 1/2 of 1% per annum. The Issuer is also obligated to pay (i) a per annum letter of credit fee on the aggregate amount of outstanding letters of credit;
(ii) a fronting bank fee for the letter of credit issuing bank;
(iii) certain fees in connection with the issuance of bankers' acceptances; and (iv) customary agent, arrangement and other similar fees.

      Covenants. The Bank Facilities contain a number of covenants that, among other things, restrict the ability of the Issuer and its subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness (including the Notes) or amend certain debt instruments (including the Indenture), pay dividends, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by the Issuer or its subsidiaries, or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, under the Bank Facilities, the Issuer is required to maintain specified financial ratios and tests, including minimum interest coverage ratios, leverage ratios below a specified maximum, minimum net worth levels and minimum ratios of inventory to senior debt.

      Events of Default. The Bank Facilities contain customary events of default, including nonpayment of principal, interest or fees, material inaccuracy of representations and warranties, violation of covenants, cross-default and cross-acceleration to certain other indebtedness, certain events of bankruptcy and insolvency, material judgments against the Issuer, invalidity of any guarantee or security interest and a change of control of the Issuer in certain circumstances as set forth therein.

Receivables Facility

      In connection with the Recapitalization, affiliates of the Initial Purchasers (the "Receivables Lenders") arranged a facility to securitize certain PCP consumer loan installment receivables (the "Receivables") on a revolving basis under a receivables program (the "Receivables Facility"). The Securitization involved the transfer of the Receivables through a special purpose, bankruptcy-remote subsidiary to a trust in exchange for cash and subordinated certificates representing undivided interests in the pool of Receivables, and the subsequent sale by the trust of certificates of beneficial interests, also representing undivided interests in the Receivables, to third party investors. The Securitization provided approximately $40 million of proceeds. The Company is obligated to repurchase Receivables related to customer credits such as merchandise returns and other Receivables defects, and to make payments in circumstances where the Company has breached its representations or covenants with respect to the Receivables Facility. The Company has no obligation to reimburse the trust or the purchasers of beneficial interests for credit losses.

      The Receivables Facility is contemplated to be an interim agreement pending the consummation of a private placement of Receivables-based securities or such other refinancing as the parties may agree to, proceeds of which will be used to prepay the Receivables Facility. If the Receivables Facility is not refinanced within two months of the date of closing, the interest rates thereunder will increase.

                        THE EXCHANGE OFFER


      The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available as set forth under the heading "Available Information."


Terms of the Exchange Offer

      In connection with the issuance of the Old Notes pursuant to a Purchase Agreement dated as of October 14, 1997, by and among the Issuer, the Guarantors and the Initial Purchasers, the Initial Purchasers and their respective assignees became entitled to the benefits of the Registration Rights Agreement.

      Under the Registration Rights Agreement, the Issuer and the Guarantors are required to file within 60 days after October 17, 1997 (the date the Registration Rights Agreement was entered into (the "Closing Date")) a registration statement (the "Exchange Offer Registration Statement") for a registered exchange offer with respect to an issue of new notes identical in all material respects to the Old Notes except that the new notes shall contain no restrictive legend thereon. Under the Registration Rights Agreement, the Issuer and the Guarantors are required to (i) cause the Exchange Offer Registration Statement to be filed with the Commission no later than 60 days after the Closing Date, (ii) use their respective best efforts to cause such Exchange Offer Registration Statement to become effective within 135 days after the Closing Date, (iii) use their respective best efforts to keep the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law), (iv) use their respective best efforts to consummate the Exchange Offer on or prior to the 30th Business Day following the date on which the Exchange Offer Registration Statement is declared effective by the Commission and (v) cause the Exchange Offer to comply with all applicable federal and state securities laws. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.

      Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Notes of the same class will be issued in exchange for an equal principal amount of outstanding Old Notes accepted in the Exchange Offer. Old Notes may be tendered only in integral multiples of $1,000. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders as of _______ __, 1998. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered in exchange. However, the obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "--Conditions."

      Old Notes shall be deemed to have been accepted as validly tendered when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the New Notes and delivering New Notes to such holders.

      Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters, the Issuer and the Guarantors believe that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by each holder thereof (other than a broker-dealer who acquires such New Notes directly from the Issuer for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act and other than any holder that is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Issuer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement with any person to participate in a distribution of such

New Notes. By tendering the Old Notes in exchange for New Notes, each holder, other than a broker-dealer, will represent to the Issuer and the Guarantors that: (i) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer; (ii) it is not a broker-dealer tendering Old Notes acquired for its own account directly from the Issuer; (iii) any New Notes to be received by it will be acquired in the ordinary course of its business; and (iv) it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of the New Notes. If a holder of Old Notes is engaged in or intends to engage in a distribution of the New Notes or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Issuer and the Guarantors have agreed that they will make this Prospectus available to any Participating Broker-Dealer for a period of time not to exceed one year after the date on which the Exchange Offer is consummated for use in connection with any such resale. See "Plan of Distribution."

      In the event that (i) any changes in law or the applicable interpretations of the staff of the Commission do not permit the Issuer and the Guarantors to effect the Exchange Offer, or (ii) if any holder of Old Notes shall notify the Issuer within 20 business days following the consummation of the Exchange Offer that (A) such holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (C) such holder is a broker-dealer and holds Old Notes acquired directly from the Issuer or one of its affiliates, then the Issuer and the Guarantors shall (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") on or prior to 30 days after the date on which the Issuer determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause
(i) above or 60 days after the date on which the Issuer receives the notice specified in clause (ii) above and shall (y) use their respective best efforts to cause such Shelf Registration Statement to become effective within 135 days after the date on which the Issuer becomes obligated to file such Shelf Registration Statement. If, after the Issuer has filed an Exchange Offer Registration Statement, the Issuer is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer shall not be permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above. Such an event shall have no effect on the requirements of clause (y) above. The Issuer and the Guarantors shall use their respective best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities (as defined below) by the holders thereof for a period of at least two years following the date on which such Shelf Registration Statement first becomes effective under the Securities Act. The term "Transfer Restricted Securities" means each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer and entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement,
(c) the date on which such Note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the prospectus contained therein) or (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

      If (i) the Exchange Offer Registration Statement or the Shelf Registration Statement is not filed with the Commission on or prior to the date specified in the Registration Rights Agreement, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in the Registration Rights Agreement, (iii) the Exchange Offer has not been consummated within 180 days after the Closing Date or (iv) any Registration Statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Issuer and the Guarantors hereby jointly and severally agree to pay liquidated damages to each holder of Transfer Restricted Securities. With respect to the first 90-day period immediately following the occurrence of such Registration Default the liquidated damages shall equal $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.25 per week per $1,000 principal amount of Transfer Restricted Securities. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of
(i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities a result of such clause (i), (ii), (iii) or
(iv), as applicable, shall cease.

      All accrued liquidated damages shall be paid to the holder of the global note representing the Old Notes by wire transfer of immediately available funds or by federal funds check and to holders of certificated securities by mailing checks to their registered addresses on each April 15 and October 15. All obligations of the Issuer and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

      Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Notes who do not exchange their Old Notes for New Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Notes, unless such Old Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Issuer will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Risk Factors Relating to the Notes--Consequences of Failure to Exchange."

Expiration Date; Extensions; Amendments; Termination

      The term "Expiration Date" shall mean _________, 1998 (30 calendar days following the commencement of the Exchange Offer), unless the Exchange Offer is extended, if and as required by applicable law, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

      In order to extend the Expiration Date, the Issuer will notify the Exchange Agent of any extension by oral or written notice and will notify the holders of the Old Notes by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

      The Issuer and the Guarantors reserve the right (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Notes not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by the Issuer and the Guarantors, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by the Issuer to constitute a material change, the Issuer will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment.

Interest on the New Notes

      The New Notes will accrue interest at the applicable per annum rate set forth on the cover page of this Prospectus, from
(i) the later of (A) the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or (B) if the Old Notes are surrendered for exchange on a date subsequent to the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment or (ii) if no interest has been paid on the Old Notes, from the date the Old Notes were issued (the "Issue Date"). Interest on the New Notes is payable on April 15 and October 15 of each year commencing April 15, 1998.

Procedures for Tendering

      To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS OF THE NOTES. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUER. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders of Notes may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

      The tender by a holder of Old Notes will constitute an agreement between such holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

      Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Issuer or any other person who has obtained a properly completed bond power from the registered holder.

      Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

      Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers,

Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

      If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Notes on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Notes.

      If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Issuer, evidence satisfactory to the Issuer of their authority to so act must be submitted with the Letter of Transmittal.

      All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Notes will be determined by the Issuer in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes which, if accepted, would, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer shall determine. Neither the Issuer, the Guarantors, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

      In addition, the Issuer reserves the right in its sole discretion, subject to the provisions of the Indenture, to (i) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions", (ii) to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (iii) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

Acceptance of Old Notes for Exchange; Delivery of New Notes

      Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Notes properly tendered will be accepted, promptly after the Expiration Date, and the New Notes will be issued promptly after acceptance of the Old Notes. See "-- Conditions" below. For purposes of the Exchange Offer, Old Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent.

      In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old

Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

Book-Entry Transfer

      The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

      If a registered holder of the Old Notes desires to tender such Old Notes, and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal and Notice of Guaranteed Delivery, substantially in the form provided by the Issuer (by mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal of Tenders

      Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

      For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time on the Expiration Date at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes) and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn

Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "--Book-Entry Transfer" above at any time on or prior to the Expiration Date.

Conditions

      Notwithstanding any other term of the Exchange Offer, Old Notes will not be required to be accepted for exchange, nor will New Notes be issued in exchange for any Old Notes, and the Issuer and the Guarantors may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if because of any change in law, or applicable interpretations thereof by the Commission, the Issuer and the Guarantors determine that they are not permitted to effect the Exchange Offer. The Issuer and the Guarantors have no obligation to, and will not knowingly, permit acceptance of tenders of Old Notes from affiliates of the Issuer or the Guarantors (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Notes to be received by such holder or holders of Old Notes in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

Exchange Agent

      State Street Bank & Trust Company has been appointed as
Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

         By Mail:                           By Overnight Mail or Courier:
       P.O. Box 778                           Two International Place
Boston, Massachusetts 02102                 Boston, Massachusetts 02102
Attention: Corporate Trust Department   Attention: Corporate Trust Department
      Kellie Mullen                               Kellie Mullen

By Hand in New York to 5:00 p.m.           By Hand in Boston to 5:00 p.m.:
     (as drop agent):                        Two International Place
       61 Broadway                                 Fourth Floor
        15th Floor                              Corporation Trust
  Corporate Trust Window                     Boston, Massachusetts 02110
 New York, New York 10006

                            For information call:
                            (617) 664-5587


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


Fees and Expenses

      The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Issuer. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the Company.

      The Issuer will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Issuer, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Issuer may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

      The expenses to be incurred in connection with the Exchange
Offer will be paid by the Issuer, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

      The Issuer will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.


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


                   DESCRIPTION OF THE NEW NOTES


General

      The Old Notes were issued, and the New Notes offered hereby will be issued pursuant to the Indenture which is dated as of October 17, 1997 and is among the Issuer, the Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"). The terms of the New Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The New Notes will be subject to all such terms, and prospective holders of New Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture and Registration Rights Agreement are available as set forth below under "--Additional Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions."

      The New Notes will be general unsecured obligations of the Issuer and will be subordinated in right of payment to all current and future Senior Debt. The operations of the Issuer are conducted in part through its Subsidiaries and, therefore, the Issuer is dependent in part upon the cash flow of its Subsidiaries to meet its obligations under the New Notes on a senior subordinated unsecured basis. See "Risk Factors--Fraudulent Transfer Statutes." As of the Issue Date, all of the Issuer's subsidiaries other than any Receivables Subsidiary will be Restricted Subsidiaries. However, under certain circumstances, the Issuer will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture. As of November 7, 1997, the Issuer had Senior Debt of approximately $117.0 million and, through its Subsidiaries, had additional liabilities (including trade payables and other accrued liabilities) aggregating approximately $164.1 million. The Indenture will permit the incurrence of additional Senior Debt in the future.

Principal, Maturity and Interest

      The New Notes in an aggregate principal amount of up to $150.0 million will be issued in the Exchange Offer. The New Notes will mature on October 15, 2007. Interest on the New Notes will accrue at the rate of 10- 3/8% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing on April 15, 1998, to holders of record on the immediately preceding April 1 and October 1, respectively. Interest on the New Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the New Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of principal, premium, interest and Liquidated Damages may be made by check mailed to the holders of the New Notes at their respective addresses set forth in the register of holders of New Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to New Notes represented by one or more permanent global notes ("Global Notes") will be required to be made by wire transfer of immediately available funds to the accounts of DTC or any successor thereto. Until otherwise designated by the Issuer, the Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose. The New Notes will be issued in denominations of $1,000 and integral multiples thereof.

Guarantees

      The Issuer's payment obligations under the New Notes are jointly and severally guaranteed (the "Subsidiary Guarantees") by the Guarantors. The Subsidiary Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor, which would include approximately $117.0 million of Senior Debt outstanding as of November 7, 1997, and the amounts for which the Guarantors will be liable under the guarantees issued from time to time with respect to Senior Debt. The obligations of each Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors--Fraudulent Transfer Statutes."

      The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Indenture and the Subsidiary Guarantees; and (ii) immediately after giving effect to such transaction, no Default or Event of Default (as defined herein) exists.

      The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee. See "--Repurchase at the Option of Holders--Asset Sales." In addition, the Indenture provides that, in the event the Company (i) designates a Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the Indenture or (ii) designates a Subsidiary as a Receivables Subsidiary in accordance with the Indenture, then such Restricted Subsidiary or Receivables Subsidiary, as the case may be, shall be released from its obligations under its Subsidiary Guarantee.

Subordination

      The payment of Obligations in respect of the New Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Obligations in respect of Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

      Upon any payment or distribution to creditors of the Issuer of any kind, whether in cash, property or securities in a liquidation or dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property, an assignment for the benefit of creditors or any marshaling of the Issuer's assets and liabilities, whether voluntary or involuntary, the holders of Senior Debt of the Issuer will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the holders of New Notes will be entitled to receive any payment or distribution of any kind with respect to the New Notes, and until all Obligations with respect to Senior Debt are paid in full, any payment or distribution to which the holders of New Notes would be entitled shall be made to the holders of Senior Debt (except that holders of New Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

      The Issuer also may not make any payment upon or in respect of the New Notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity, in the case of this clause (ii) only, and the Trustee receives a notice of such default invoking the provisions described in this paragraph (a "Payment Blockage Notice") from the holders of any Designated Senior Debt or any agent or trustee therefor. Payments on the New Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless a payment default has occurred and is continuing (as a result of the maturity of any Designated Senior Debt having been accelerated). No new period of payment blockage (other than for a payment default) may be commenced unless and until (i)
360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the New Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

      Whenever the Issuer is prohibited from making any payment in respect of the New Notes, the Issuer also shall be prohibited from making, directly or indirectly, any payment of any kind on account of the purchase or other acquisition of the New Notes. If any holder receives any payment or distribution that such holder is not entitled to receive with respect to the New Notes, such holder shall be required to pay the same over to the holders of Senior Debt.

      The Indenture further requires that the Issuer promptly notify holders of Senior Debt if payment of the New Notes is accelerated because of an Event of Default.

      As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of New Notes may recover less ratably than creditors of the Issuer who are holders of Senior Debt. As of November 7, 1997, the Issuer $117.0 million in aggregate principal amount of Senior Debt.

Optional Redemption

      Except as described below, the New Notes are not redeemable at the Issuer's option prior to October 15, 2002. Thereafter, the New Notes will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

          Year                  Percentage
          2002.............      105.188%
          2003.............      103.458%
          2004.............      101.729%
          2005 and thereafter    100.000%


      Notwithstanding the foregoing, at any time on or prior to October 15, 2000, the Issuer may (but shall not have the obligation to) redeem, on one or more occasions, up to an aggregate of 35% of the principal amount of New Notes originally issued at a redemption price equal to 110.375% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% in aggregate principal amount of the New Notes originally issued remain outstanding immediately after the occurrence of such redemption; and provided further, that such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

Mandatory Redemption

      Except as set forth under "--Repurchase at the Option of Holders," the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the New Notes.


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


Repurchase at the Option of Holders

Change of Control
      Upon the occurrence of a Change of Control, each holder of New Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's New Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase New Notes on the date specified in such notice, which date shall be no earlier than 30 days (or such shorter time period as may be permitted under applicable law, rules and regulations) and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the New Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to such Change of Control Offer, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

      On the Change of Control Payment Date, the Issuer will, to the extent lawful, (1) accept for payment all New Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the office or agency where the New Notes may be presented for payment (the "Paying Agent") an amount equal to the Change of Control Payment in respect of all New Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the New Notes so accepted together with an officers' certificate stating the aggregate principal amount of New Notes or portions thereof being purchased by the Issuer. The Paying Agent will promptly mail to each holder of New Notes so tendered the Change of Control Payment for such New Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new New Note equal in principal amount to any unpurchased portion of the New Notes surrendered, if any; provided that each such new New Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Issuer will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of New Notes required by this covenant. The Issuer will not be required to purchase any New Notes until it has complied with the preceding sentence, but failure to comply with the preceding sentence shall constitute an Event of Default. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the New Notes to require that the Issuer repurchase or redeem the New Notes in the event of a takeover, recapitalization or similar transaction.

      The New Credit Facility will prohibit the Issuer from purchasing any New Notes and provides that certain change of control events with respect to the Issuer would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing New Notes, the Issuer could seek the consent of its lenders to the purchase of New Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing New Notes. In such case, the Issuer's failure to purchase tendered New Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the New Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of New Notes. In addition, the exercise by the holders of New Notes of their right to require the Issuer to repurchase the New Notes could cause a default under such Senior

Debt, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Issuer. Finally the Issuer's ability to pay cash to the holders of New Notes upon a repurchase may be limited by the Issuer's then existing financial resources.

      The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all New Notes validly tendered and not withdrawn under such Change of Control Offer.

      The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Issuer and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of New Notes to require the Issuer to repurchase such New Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales
      The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of (A) cash or Cash Equivalents or (B) Qualified Proceeds; provided that the aggregate fair market value of Qualified Proceeds (other than cash or Cash Equivalents), which may be received in consideration for asset sales pursuant to this clause (ii) (B) shall not exceed $7.5 million since the Issue Date; provided further that the amount of (x) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet), of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the New Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to extent of the cash received) within 180 days following the closing of such Asset Sale, shall be deemed to be cash for purposes of this provision.

      Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or its Restricted Subsidiaries may apply such Net Proceeds, at its option, (a) to repay Senior Debt or Guarantor Senior Debt, or (b) to the investment in, or the making of a capital expenditure or the acquisition of other property or assets in each case used or useable in a Permitted Business, or Capital Stock of any Person primarily engaged in a Permitted Business if, as a result of the acquisition by the Issuer or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary, or (c) a combination of the uses described in clauses (a) and (b). Pending the final application of any such Net Proceeds, the Issuer or its Restricted Subsidiaries may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales, other than 20% of the net proceeds from any sale of all or substantially all of the Capital Stock or assets of the Issuer's Popular Club Plan business or Clifford & Wills business (as each such business is constituted on the Issue Date) which are utilized to repay, redeem, repurchase or otherwise retire outstanding Holdings Senior Discount Debentures, that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer will be required to make an offer to all holders of New Notes and, to the extent required by the terms of any Pari Passu Indebtedness to all holders of such Pari Passu Indebtedness (an "Asset Sale Offer") to purchase the maximum principal amount of New Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess

Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture or such Pari Passu Indebtedness, as applicable. To the extent that the aggregate principal amount of New Notes and any such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer or its Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of New Notes and any such Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the New Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.


Selection and Notice

      If less than all of the New Notes are to be redeemed or repurchased in an offer to purchase at any time, selection of New Notes for redemption or repurchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the New Notes are listed, or, if the New Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided that New Notes to be redeemed with the proceeds of an Equity Offering shall be selected on a pro rata basis; provided further that no New Notes of $1,000 or less shall be redeemed or repurchased in part. Notices of redemption may not be conditional. Notices of redemption or repurchase shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date or repurchase date to each holder of New Notes to be redeemed or repurchased at its registered address. If any New Note is to be redeemed or repurchased in part only, the notice of redemption or repurchase that relates to such New Note shall state the portion of the principal amount thereof to be redeemed or repurchased. A new New Note in principal amount equal to the unredeemed or unrepurchased portion thereof will be issued in the name of the holder thereof upon cancellation of the original New Note. On and after the redemption or repurchase date, interest and Liquidated Damages will cease to accrue on New Notes or portions of them called for redemption or repurchase.


Certain Covenants

Restricted Payments
      The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any such dividend, distribution or other payment made as a payment in connection with any merger or consolidation involving the Issuer), other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or dividends or distributions payable to the Issuer or any Wholly Owned Subsidiary of the Issuer; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any such purchase, redemption, or other acquisition or retirement for value made as a payment in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any Restricted Subsidiary (other than any such Equity Interests owned by the Issuer or any Restricted Subsidiary of the Issuer); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or a payment of principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and immediately after giving effect to such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing; and

         (b) the Issuer would, at the time of such Restricted
      Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional
      Indebtedness pursuant to the Fixed

      Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

         (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (vii), (viii), (x) and
      (xi) of the next succeeding paragraph), is less than the sum (without duplication) of (i) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate Qualified Proceeds received by the Issuer from contributions to the Issuer's capital or the issue or sale subsequent to the date of the Indenture of Equity Interests of the Issuer (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Issuer that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Issuer and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for Qualified Proceeds or otherwise liquidated or repaid (including, without limitation, by way of a dividend or other distribution, a repayment of a loan or advance or other transfer of assets) for in whole or in part, the lesser of (A) the Qualified Proceeds with respect to such Restricted Investment, (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (x) the fair market value of such Subsidiary or (y) the aggregate amount of all Investments made in such Subsidiary subsequent to the Issue Date by the Issuer and its Restricted Subsidiaries, plus (v) $15.0 million.

      The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Issuer or any Guarantor in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, other Equity Interests of the Issuer (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness in exchange for, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend (or the making of a similar distribution or redemption) by a Restricted Subsidiary of the Issuer to the holders of its common Equity Interests on a pro rata basis; (v) so long as no Default or Event of Default shall have occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer, Holdings or any Restricted Subsidiary of the Issuer, held by any member of the Issuer's (or any of its Subsidiaries') management, employees or consultants pursuant to any management, employee or consultant equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of
(A) $10.0 million and (B) the aggregate cash proceeds received by the Issuer from any reissuance of Equity Interests by Holdings or the Issuer to members of management of the Issuer and its Restricted Subsidiaries (provided that the cash proceeds referred to in this clause (B) shall be excluded from clause (c)(ii) of the preceding paragraph); (vi) payments required to be made under the Tax Sharing Agreement; (vii) distributions made by the Issuer on the date of the Indenture, the proceeds of which are utilized solely to consummate the Recapitalization; (viii) the payment of dividends or the making of loans or advances by the Issuer to Holdings not to exceed $1.5 million in any fiscal year for costs and expenses incurred by Holdings in its capacity as a holding Issuer or for services rendered by Holdings on behalf of the Issuer; (ix) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Guarantor issued after the date of the


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Indenture in accordance with the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; (x) so long as (A) no Default or Event of Default has occurred and is continuing and (B) immediately before and immediately after giving effect thereto, the Issuer would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph described under the caption "--Incurrence of Indebtedness and Preferred Stock", from and after October 15, 2002, payments of cash dividends to Holdings in an amount sufficient to enable Holdings to make payments of interest required to be made in respect of the Holdings Senior Discount Debentures in accordance with the terms thereof in effect on the date of the Indenture, provided such interest payments are made with the proceeds of such dividends; and (xi) the payment of dividends by the Issuer to Holdings of not more than 20% of the net proceeds from any sale of all or substantially all of the Capital Stock or assets of the Issuer's Popular Club Plan business or Clifford & Wills business (as each such business is constituted on the Issue Date) provided that such dividends shall only be permitted to the extent that Holdings immediately utilizes the proceeds thereof to repay, redeem, repurchase or otherwise retire outstanding Holdings Senior Discount Debentures.

      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such determination, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (i) the net book value of such Investments at the time of such designation and (ii) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

      The amount of (i) all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment and (ii) Qualified Proceeds (other than cash) shall be the fair market value on the date of receipt thereof by the Issuer of such Qualified Proceeds. The fair market value of any non-cash Restricted Payment and Qualified Proceeds shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "--Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock
      The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer or any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.


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


      The provisions of the first paragraph of this covenant do not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):


          (i) the incurrence by the Issuer (and the guarantee thereof by the Guarantors) of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and the Guarantors thereunder) outstanding under all Credit Facilities after giving effect to such incurrence, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to $270.0 million less the aggregate principal of all principal payments thereunder constituting permanent reductions of such Indebtedness pursuant to and in accordance with the covenant described under "--Repurchase at the Option of Holders--Asset Sales;"

        (ii) the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees;

       (iii) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Issuer or such Restricted Subsidiary, in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

        (iv)  other Indebtedness of the Issuer and its Restricted
              Subsidiaries outstanding on the Issue Date;

         (v) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to exist or be incurred;

        (vi) the incurrence of intercompany Indebtedness (A) between or among the Issuer and any Wholly Owned Restricted Subsidiaries of the Issuer or (B) by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary of the Issuer or a Wholly Owned Subsidiary; provided, however, that (i) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the New Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Subsidiary, as the case may be;

       (vii) the incurrence by the Issuer or any of the Guarantors of Hedging Obligations that are incurred for the purpose of fixing or hedging (i) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (ii) the value of foreign currencies purchased or received by the Issuer in the ordinary course of business;


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


      (viii) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Issuer or a Guarantor in the ordinary course of business;

        (ix) Indebtedness arising from guarantees of Indebtedness of the Issuer or any Subsidiary or the agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of Restricted Subsidiary, or other guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

         (x) Indebtedness of a Receivables Subsidiary that is not recourse to the Issuer or any other Restricted Subsidiary of the Issuer (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction;

        (xi) the guarantee by the Issuer or any of the Guarantors of Indebtedness of the Issuer or a Guarantor that was permitted to be incurred by another provision of this covenant;

       (xii) the incurrence by the Issuer or any of its Restricted Subsidiaries of Acquired Debt in an aggregate principal amount at any time outstanding not to exceed $20.0 million;

      (xiii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business provided, however, that such Indebtedness is extinguished within five business days of incurrence; and

       (xiv) the incurrence by the Issuer or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xiv), not to exceed $10.0 million.

      For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiv) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Liens
      The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom for purposes of security, except Permitted Liens, unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the New Notes, the New Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens, (with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes and Subsidiary Guarantees) and (ii) in all other cases, the New Notes are secured by such Lien on an equal and ratable basis.


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Dividend and Other Payment Restrictions Affecting Subsidiaries
      The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(A) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries, (ii) make loans or advances to the Issuer or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (A) the New Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the date of the Indenture, (B) the Indenture and the New Notes, (C) applicable law or any applicable rule, regulation or order, (D) any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such agreement or instrument was created or entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (E) by reason of customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business and consistent with past practices, (F) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (G) any Purchase Money Note, or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating to a Receivables Subsidiary, (H) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced and (I) contracts for the sale of assets containing customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

Merger, Consolidation or Sale of Assets
      The Indenture provides that the Issuer may not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the New Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Issuer with or into a Wholly Owned Restricted Subsidiary of the Issuer (other than a Receivables Subsidiary), the Issuer or the entity or Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock." For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer. The foregoing clause (iv) will not prohibit (A) a merger between the Issuer and a Wholly Owned Subsidiary of Holdings created for the purpose of holding the Capital Stock of the Issuer, (B) a merger between the Issuer and a Wholly Owned Restricted Subsidiary of the Issuer or (C) a merger between the Issuer and an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another State of the United States so long as, in the case of each of clause (A), (B) and (C), the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Transactions with Affiliates
      The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or Investment in, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person and
(ii) the Issuer delivers to the Trustee (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (v) transactions with suppliers or other purchasers or sales of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in accordance with the terms of the Indenture which are fair to the Issuer, in the good faith determination of the Board of Directors of the Issuer or the senior management of the Issuer and are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (w) any employment agreements, stock option or other compensation agreements or plans (and the payment of amounts or the issuance of securities thereunder) and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business of the Issuer or such Restricted Subsidiary to or with the officers, directors or employees of the Issuer or its Restricted Subsidiaries, (x) transactions between or among the Issuer and/or its Restricted Subsidiaries, (y) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction and (z) Restricted Payments (other than Restricted Investments) that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments," in each case, shall not be deemed Affiliate Transactions.

Senior Subordinated Debt
      The Indenture provides that (i) the Issuer will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the New Notes, and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantees.

Business Activities
      The Issuer will not, and will not permit any Restricted
Subsidiary to, engage in any business other than Permitted
Businesses.


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Subsidiary Guarantees
      The Indenture provides that the Issuer will not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of the Issuer or any Indebtedness of any other Restricted Subsidiary (in each case, the "Guaranteed Debt"), unless (i) if such Restricted Subsidiary is not a Guarantor, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee of payment of the New Notes by such Restricted Subsidiary, (ii) if the New Notes or the Subsidiary Guarantee (if any) of such Restricted Subsidiary are subordinated in right of payment to the Guaranteed Debt, the Subsidiary Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to the Guaranteed Debt substantially to the same extent as the New Notes or the Subsidiary Guarantee are subordinated to the Guaranteed Debt under the Indenture, (iii) if the Guaranteed Debt is by its express terms subordinated in right of payment to the New Notes or the Subsidiary Guarantee (if any) of such Restricted Subsidiary, any such guarantee of such Restricted Subsidiary with respect to the Guaranteed Debt shall be subordinated in right of payment to such Restricted Subsidiary's Subsidiary Guarantee with respect to the Notes substantially to the same extent as the Guaranteed Debt is subordinated to the New Notes or the Subsidiary Guarantee (if any) of such Restricted Subsidiary, (iv) such Restricted Subsidiary subordinates rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee to its obligation under its Subsidiary Guarantee, and (v) such Restricted Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that (A) such Subsidiary Guarantee of the New Notes has been duly authorized, executed and delivered, and
(B) such Subsidiary Guarantee of the New Notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

Reports
      The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any New Notes are outstanding, the Issuer will furnish to the holders of New Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Issuer's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports, in each case within the time periods set forth in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, at any time after the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Issuer will file a copy of all such information and reports with the Commission for public availability within the time periods set forth in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, at all times that the Commission does not accept the filings provided for in the preceding sentence, the Issuer and the Guarantors have agreed that, for so long as any New Notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies
      The Indenture provides that each of the following constitutes an Event of Default (each, an "Event of Default"):
(i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture);
(ii) default in payment when due of the principal of or premium, if any, on the New Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Issuer or any of its Restricted Subsidiaries for 30 days after notice by the Trustee or by the holders of at least 25% in principal amount of New Notes then outstanding to comply with the provisions described under the captions "--Repurchase at the Option of holders--Change of Control" or "--Asset


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


Sales," and "--Certain Covenants--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock;"
(iv) failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice by the Trustee or by the holders of at least 25% in principal amount of New Notes then outstanding to comply with any of its other agreements in the Indenture or the New Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of such Indebtedness after giving effect to any grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20 million or more;
(vi) failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Significant Subsidiaries.

      If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding New Notes may declare all the New Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer, all outstanding New Notes will become due and payable without further action or notice. holders of the New Notes may not enforce the Indenture or the New Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding New Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the New Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In the event of a declaration of acceleration of the New Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (v) of the preceding paragraph, the declaration of acceleration of the New Notes shall be automatically annulled if the holders of any Indebtedness described in clause (v) of the preceding paragraph have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of New Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the New Notes that became due solely because of the acceleration of the New Notes, have been cured or waived.

      The holders of a majority in aggregate principal amount of the New Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the New Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the New Notes.

      The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee, incorporator or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the New Notes, the Indenture or the Subsidiary Guarantees or for any claim


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


based on, in respect of, or by reason of, such obligations or their creation. Each holder of New Notes by accepting a New Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

      The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the outstanding New Notes ("Legal Defeasance") except for (i) the rights of holders of outstanding New Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such New Notes when such payments are due from the trust referred to below, (ii) the Issuer's obligations with respect to the New Notes concerning issuing temporary New Notes, registration of New Notes, mutilated, destroyed, lost or stolen New Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the New Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the New Notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the New Notes, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding New Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the New Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders of the outstanding New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the financing of amounts to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound; (vi) the Issuer must have delivered to the Trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions (which assumptions and exclusion shall not relate to the operation of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision), after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors'


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


rights generally; (vii) the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of New Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and (viii) the Issuer must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

      A holder may transfer or exchange New Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any New Note selected for redemption. Also, the Issuer is not required to transfer or exchange any New Note for a period of 15 days before a selection of New Notes to be redeemed.

      The registered holder of a New Note will be treated as the owner of it for all purposes.


Amendment, Supplement and Waiver

      Except as provided in the next two succeeding paragraphs, the Indenture, the Subsidiary Guarantees or the New Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the New Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

      Without the consent of each holder affected, an amendment or waiver may not (with respect to any New Notes held by a non-consenting holder): (i) reduce the principal amount of New Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any New Note or alter the provisions with respect to the redemption of the New Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any New Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the New Notes (except a rescission of acceleration of the New Notes by the holders of at least a majority in aggregate principal amount of the New Notes and a waiver of the payment default that resulted from such acceleration), (v) make any New Note payable in money other than that stated in the New Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of New Notes to receive payments of principal of or premium, if any, or interest on the New Notes,
(vii) waive a redemption payment with respect to any New Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"),
(viii) except as otherwise permitted by the Indenture release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, or amend the provisions of the Indenture relating to the release of Guarantors, or (ix) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) or the related definitions will require the consent of the holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of holders of New Notes.

      Notwithstanding the foregoing, without the consent of any holder of New Notes, the Issuer and the Trustee may amend or supplement the Indenture, the Subsidiary Guarantees or the New Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated New Notes in addition to or in place of certificated New Notes, to provide for the assumption of the Issuer's or a Guarantor's obligations to holders of New Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of

New Notes or that does not adversely affect the legal rights under the Indenture of any such holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Guarantor to guarantee the New Notes.

Concerning the Trustee

      The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of New Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


Book-Entry, Delivery and Form

      The Old Notes were offered and sold to qualified institutional buyers in reliance on Rule 144A. New Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

      Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for New Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes." In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and CEDEL), which may change from time to time.

      Initially, the Trustee will act as Paying Agent and Registrar. The New Notes may be presented for registration of transfer and exchange at the offices of the Registrar.


Depository Procedures

      DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised the Issuer that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants tendering Old Notes with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

      Investors in the Global Notes may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are participants in such system. Euroclear and CEDEL would hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of CEDEL. The depositaries, in turn, would hold such interests in the Global Notes in customers' securities accounts in the depositaries' names on the books of DTC. All interests in a Global Note, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the New Notes, see "--Exchange of Book-Entry Notes for Certificated Notes" and "--Exchange of Certificated Notes for Book-Entry Notes."

      Except as described below, owners of interests in the Global Notes will not have New Notes registered in their names, will not receive physical delivery of New Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

      Payments in respect of the principal of and premium and Liquidated Damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee will treat the persons in whose names the New Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Except for trades involving only Euroclear and CEDEL participants, interest in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. See "--Same-Day Settlement and Payment."

      Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

      Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositaries for Euroclear or CEDEL.

      Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or CEDEL as a result of sales of interests in a Global Note by or through a Euroclear or CEDEL participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

      DTC has advised the Issuer that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the New Notes, DTC reserves the right to exchange the Global Notes for legended New Notes in certificated form, and to distribute such New Notes to its Participants.

      The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof.

      Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


Exchange of Book-Entry Notes for Certificated Notes

      A Global Note is exchangeable for definitive New Notes in registered certificated form if (i) DTC (x) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes and the Issuer thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the

New Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the New Notes. In addition, beneficial interests in a Global Note may be exchanged for certificated New Notes upon request but only upon at least 20 days prior written notice given to the Trustee by or on behalf of DTC in accordance with its customary procedures. In all cases, certificated New Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless the Issuer determines otherwise in compliance with applicable law.


Same-Day Settlement and Payment

      The Indenture requires that payments in respect of the New Notes represented by the Global Notes (including principal, premium, if any, and interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. With respect to New Notes in certificated form, the Issuer will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The New Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such New Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Issuer expects that secondary trading in any certificated New Notes will also be settled in immediately available funds.

      Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or CEDEL as a result of sales of interests in a Global Note by or through a Euroclear or CEDEL participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.


Registration Rights; Liquidated Damages

      Pursuant to the Registration Rights Agreement, the Issuer agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the New Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer will offer to the holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Notes. If (i) the Issuer is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any holder of Transfer Restricted Securities notifies the Issuer within the specified time period that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer (other than due solely to the status of such holder as an affiliate of the Issuer within the meaning of the Securities Act) or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from the Issuer or an affiliate of the Issuer, the Issuer will file with the Commission a Shelf Registration Statement to cover resales of the Transfer Restricted Securities by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Issuer will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

      The Registration Rights Agreement provides that (i) the Issuer will file an Exchange Offer Registration Statement with the Commission on or prior to 60 days after the Closing Date,
(ii) the Issuer will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 135 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuer will commence the Exchange Offer and use its best efforts to issue within 180 days after the Issue Date New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Issuer will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 135 days after such obligation arises. If (a) the Issuer fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Issuer fails to consummate the Exchange Offer within 180 days after the Issue Date, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Issuer will pay liquidated damages ("Liquidated Damages") as follows: to each holder of Transfer Restricted Securities, with respect to such 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such holder. The amount of the Liquidated Damages will increase by an additional $0.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.25 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued Liquidated Damages will be paid by the Issuer to the Global Note holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

      Holders of Transfer Restricted Securities will be required to make certain representations to the Issuer (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.


Certain Definitions

      Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person or assumed in connection with the acquisition of any asset used or useful in a Permitted Business acquired by such specified Person; provided


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that such Indebtedness was not incurred in connection
with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, or such acquisition, as the case may be.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

      "Asset Sale" means (i) the sale, lease (other than an operating lease), conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease (other than an operating lease), conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the sale by the Issuer and the issue or sale by any of the Restricted Subsidiaries of the Issuer of Equity Interests of any of the Issuer's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions that have a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million or for net cash proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Issuer to a Wholly Owned Restricted Subsidiary of the Issuer (other than a Receivables Subsidiary) or by a Wholly Owned Restricted Subsidiary of the Issuer (other than a Receivables Subsidiary) to the Issuer or to a Wholly Owned Restricted Subsidiary of the Issuer (other than a Receivables Subsidiary), (ii) an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to a Wholly Owned Restricted Subsidiary of the Issuer (other than a Receivables Subsidiary), (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments," (iv) the sale and leaseback of any assets within 90 days of the acquisition of such assets, (v) foreclosures on assets, (vi) the clearance of inventory and (vii) the sale, conveyance or other disposition of accounts receivables and related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary or by a Receivables Subsidiary, in connection with a Qualified Receivables Transaction, in each case, will not be deemed to be Asset Sales.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means (i) securities issued or unconditionally and fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in


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each case with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $250.0 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (iii), above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two of the highest ratings obtainable from either Moody's or S&P and in each case maturing within one year after the date of acquisition and (vi) investments in funds investing exclusively in investments of the types described in clauses (i) through (v) above.

      "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Principals and their Related Parties (ii) the adoption of a plan relating to the liquidation or dissolution of the Issuer, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any "person" (as defined above), other than the Principal and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of 40% or more of the Voting Stock of the Issuer (measured by voting power rather than number of shares) and (B) the Principals and their Related Parties beneficially own, directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Issuer than such other "person", (iv) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors or (v) the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person and (B) either (1) the "beneficial owners" (as defined above) of the Voting Stock of the Issuer immediately prior to such transaction own, directly or indirectly through one or more subsidiaries, not less than a majority of the total Voting Stock of the surviving or transferee corporation immediately after such transaction or (2) if, immediately prior to such transaction the Issuer is a direct or indirect subsidiary of any other Person (such other Person, the "Holding Company"), then the "beneficial owners" (as defined above) of the Voting Stock of such Holding Company immediately prior to such transaction own, directly or indirectly through one or more subsidiaries, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction.

      "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income of such Person and its Restricted Subsidiaries), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash charge that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or a Restricted Subsidiary of such Person or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries to the


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


extent that such interest expense was deducted in computing such Consolidated Net Income, minus (vi) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Issuer or any Holding Company of the Issuer who (i) was a member of such Board of Directors on the date of the Indenture immediately after consummation of the Recapitalization or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were either members of such Board at the time of such nomination or election or are successor Continuing Directors appointed by such Continuing Directors (or their successors).

      "Credit Facilities" means, with respect to the Issuer, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exceptions provided by clauses (i) and (ii) of the definition of Permitted Debt.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Designated Senior Debt" means (i) any Senior Debt outstanding under the New Credit Facility and (ii) any other
Senior Debt permitted under the Indenture the principal amount of which is $50 million or more and that has been designated by the Issuer as "Designated Senior Debt."

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that a class of Capital Stock shall not be Disqualified Stock hereunder solely as the result of any maturity or redemption that is conditioned upon, and subject to, compliance with the covenant described above under the caption "--Certain Covenants--Restricted Payments;" and provided further, that Capital Stock issued to any plan for the benefit of employees of the Issuer or its subsidiaries or by any such plan to such employees shall not


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constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Equity Offering" means an offering of common stock (other than Disqualified Stock) of the Issuer or Holdings, pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act, other than an offering pursuant to Form S-8 (or any successor thereto) provided, that in the case of an Equity Offering by Holdings, Holdings contributes to the common equity of the Issuer the portion of the net cash proceeds thereof necessary to pay the aggregate redemption price of the Notes to be redeemed in connection therewith.

      "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations; provided, however, that in no event shall any amortization of deferred financing costs incurred in connection with the Recapitalization be included in Fixed Charges) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) (without duplication) (1) all dividends paid or accrued in respect of Disqualified Stock which are not treated as interest for tax purposes for such period and (2) all cash dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Issuer or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Issuer or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow and Fixed Charges for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and shall reflect any pro forma expense and cost reductions attributable to such acquisitions (to the extent such expense and cost reduction would be permitted by the Commission to be reflected in pro forma financial statements included in a registration statement filed with the Commission), and (ii) the Consolidated Cash Flow and Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and Consolidated Cash Flow shall reflect any pro forma expense or cost reductions relating to such discontinuance or


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


disposition (to the extent such expense or cost reductions would be permitted by the Commission to be reflected in pro forma financial statements included in a registration statement filed with the Commission), and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture provided, however, that all reports and other financial information provided by the Issuer to the holders, the Trustee and/or the Commission shall be prepared in accordance with GAAP, as in effect on the date of such report or other financial information.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "Guarantors" means, initially, each Subsidiary of the Issuer on the Issue Date (other than a Receivables Subsidiary) and thereafter each of the Subsidiaries of the Issuer that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

      "Holdings" means J. Crew Group, Inc., a New York corporation, the corporate parent of the Issuer, or its successors.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to


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the fair market value of the Equity Interests of such Restricted
Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

      "Issue Date" means the date on which notes are first issued and authenticated under the Indenture.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any option or other agreement to sell or give a security interest therein).

      "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

      "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "New Credit Facility" means that certain credit facility, dated as of October 17, 1997, by and among the Issuer, Holdings, Chase, DLJ and DLJ Capital Funding, as agents and lenders, providing for up to $70.0 million of term borrowings and $200.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, extended, modified, renewed, refunded, replaced or refinanced from time to time.

      "Non-Recourse Debt" means Indebtedness (i) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or
(b) is directly or indirectly liable (as a guarantor or otherwise), and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries, including the stock of such Unrestricted Subsidiary.

      "Obligations" means, with respect to any Indebtedness, any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Permitted Business" means the design, manufacture, importing, exporting, distribution, marketing, licensing and wholesale and retail sale of apparel, housewares, home furnishings and related items, and businesses reasonably related thereto.

      "Permitted Investments" means (a) any Investment in the Issuer or in a Restricted Subsidiary of the Issuer (other than a Receivables Subsidiary) (b) any Investment in Cash and Cash Equivalents; (c) any Investment by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a

Restricted Subsidiary of the Issuer (other than a Receivables Subsidiary) or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer (other than a Receivables Subsidiary); (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales" or any transaction not constituting an Asset Sale by reason of the $1.0 million threshold contained in the definition thereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer; (f) Hedging Obligations entered into in the ordinary course of the Issuer's or its Restricted Subsidiaries' Businesses and otherwise in compliance with the Indenture; (g) loans and advances to employees and officers of the Issuer and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5 million at any one time outstanding; (h) additional Investments not to exceed $25 million at any one time outstanding; (i) Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and (j) Investments by the Issuer or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, that any Investment in any such Person is in the form of a Purchase Money Note, any equity interest or interests in accounts receivable and related assets generated by the Issuer or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable.

      "Permitted Junior Securities" means Equity Interests in the Issuer or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to Article 10 of the Indenture.

      "Permitted Liens" means (i) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (ii) Liens securing Senior Debt and Liens on assets of Restricted Subsidiaries securing Guarantees of Senior Debt permitted to be incurred under the Indenture; (iii) Liens securing the Notes and the Subsidiary Guarantees; (iv) Liens of the Issuer or a Wholly Owned Restricted Subsidiary on assets of any Restricted Subsidiary of the Issuer; (v) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture, provided, however, that such Liens
(A) are not materially less favorable to the holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (B) do not extend to or cover any property or assets of the Issuer or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; (vi) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and as to which the Issuer or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP; (vii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, supplies, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (viii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance an other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (ix) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (x) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;
(xi) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease; (xii) Liens securing Capital Lease Obligations and purchase money Indebtedness incurred in accordance with the covenant described under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" provided, however, that (A) the Indebtedness shall not exceed the cost of such property or assets being acquired or constructed and shall not be secured by any property or assets of the Issuer or any Restricted Subsidiary of the Issuer other than the property or assets of the Issuer or any Restricted Subsidiary of the Issuer other than the property and assets being acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction; (xiii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(xiv) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (xv) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or any of its Restricted Subsidiaries, including rights of offset an set-off; (xvi) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under the Indenture;
(xvii) Liens securing Acquired Debt incurred in accordance with the covenant described under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that (A) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Issuer or a Restricted Subsidiary of the Issuer and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Debt by the Issuer or a Restricted Subsidiary of the Issuer and (B) such Liens do not extend to or cover any property or assets of the Issuer or any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Issuer or a Restricted Subsidiary of the Issuer and are not more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by the Issuer or a Restricted Subsidiary of the Issuer; (xviii) leases or subleases granted to others not interfering in any material respect with the business of the Issuer or its Restricted Subsidiaries; (xix) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business; and
(xx) Liens or assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuer or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, prepay, retire, renew, replace, defease or refund Indebtedness of the Issuer or any of its Subsidiaries (other than such Indebtedness described in clauses (i), (vi), (vii), (viii), (ix),
(x), (xi), (xiii) and (xiv) of the covenant described above under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holders thereof); (ii) such Permitted Refinancing Indebtedness has a final maturity date at or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

      "Principals" means TPG Partners II, L.P., a Delaware limited partnership.

      "Purchase Money Note" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Issuer or any Restricted Subsidiary in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

      "Qualified Proceeds" means any of the following or any combination of the following: (i) cash, (ii) Cash Equivalents,
(iii) long-term assets that are used or useful in a Permitted Business and (iv) the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by the Issuer or any Restricted Subsidiary of the Issuer of such Capital Stock, (a) such Person becomes a Wholly-Owned Restricted Subsidiary and a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or any Wholly-Owned Restricted Subsidiary of the Issuer that is a Guarantor.

      "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Issuer or any Restricted Subsidiary pursuant to which the Issuer or any Restricted Subsidiary may sell, convey or otherwise transfer to
(a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any Restricted Subsidiary and any asset related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

      "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary (other than a Guarantor) which engages in no activities other than in connection with the financing of accounts receivables and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Issuer or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Issuer nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Issuer or such other Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Issuer nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer shall be evidenced by the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers' Certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

      "Related Party" with respect to any Principal means (A) any controlling stockholder or a majority of (or more) owned Subsidiary of such Principal or, in the case of an individual, any spouse or immediate family member of such Principal, or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

     "Restricted Investment" means an Investment other than a Permitted Investment.


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


      "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

      "Senior Debt" means (i) all Indebtedness of the Issuer or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) other Indebtedness of the Issuer or any of its Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and
(iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Issuer, (x) any Indebtedness of the Issuer to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof of the Indenture.

      "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary which are reasonably customary in an accounts receivable transaction.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      "Tax Sharing Agreement" means, the tax sharing agreement among Holdings, the Issuer and any one or more of Holdings' subsidiaries, as amended from time to time, so long as the method of calculating the amount of the Issuer's (or any Restricted Subsidiary's) payments, if any, to be made thereunder is not less favorable to the Issuer than as provided in such agreement as in effect on the Issue Date, as determined in good faith by the Board of Directors of the Issuer.

      "Unrestricted Subsidiary" means any Subsidiary of the Issuer that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer; (b) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with a Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be


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


deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness and issuance of preferred stock by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness or outstanding issue of preferred stock of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness and preferred stock is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," (ii) such Subsidiary becomes a Subsidiary Guarantor, and (iii) no Default or Event of Default would exist following such designation.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by
(ii) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more "Wholly Owned Subsidiaries of such Person."

              CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

Exchange of Old Notes for New Notes

      The following summary describes the principal U.S. federal income tax consequences of the exchange of the Old Notes for New Notes (the "Exchange") that may be relevant to a beneficial owner of Notes that will hold the New Notes as capital assets and that is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. fiduciaries have the authority to control all of the trust's substantial decisions.

      The Exchange pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. As a result, a holder of an Old Note whose Old Note is accepted in an Exchange Offer will not recognize gain on the Exchange. A tendering holder's tax basis in the New Notes will be the same as such holder's tax basis in its Old Notes. A tendering holder's holding period for the New Notes received pursuant to the Exchange Offer will include its holding period for the Old Notes surrendered therefor.

      ALL HOLDERS OF OLD NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND OF THE OWNERSHIP AND DISPOSITION OF NEW NOTES RECEIVED IN THE EXCHANGE OFFER IN VIEW OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Tax Considerations for Non-United States Holders

      The following is a general discussion of certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of Notes by an initial beneficial owner of Notes that, for United States federal income tax purposes, is not a "United States person" (a "Non-United States Holder"), but does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the Notes. This discussion is based upon the United States federal tax law now in effect, which is subject to change, possibly retroactively, which could affect the continued validity of this summary. For purposes of this discussion, a "United States person" means a holder of a Note who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source or a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. The tax treatment of the holders of the Notes may vary depending upon their particular situations. U.S. persons acquiring the Notes are subject to different rules than those discussed below. In addition, certain other holders (including insurance companies, tax exempt organizations, financial institutions, subsequent purchasers of Notes and broker-dealers) may be subject to special rules not discussed below. In addition, this summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States federal government. In general, the summary assumes that a Non-U.S. Holder acquires a Note at original issuance and holds such Note as a capital asset and not as part of a "hedge," "straddle," "conversion transaction," "synthetic security" or other integrated investment. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of Notes, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

Interest
      Interest paid by the Issuer to a Non-United States Holder will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business


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


within the United States by such Non-United States Holder and Non-United States Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Issuer; (ii) is not a controlled foreign corporation with respect to which the Issuer is a "related person" within the meaning of the United States Internal Revenue Code of 1986 (the "Code") and (iii) certifies, under penalties of perjury, that such holder is not a United States person and provides such holder's name and address.

Gain on Disposition
      A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a Note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder or (ii) in the case of a NonUnited States Holder who is a nonresident alien individual and holds the Note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

Federal Estate Taxes
      If interest on the Notes is exempt from withholding of United States federal income tax under the rules described above, the Notes will not be included in the estate of a deceased
Non-United States Holder for United States federal estate tax purposes.

Information Reporting and Backup Withholding
      The Issuer will, where required, report to the holders of Notes and the Internal Revenue Service the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

      In the case of payments of interest to Non-United States Holders, temporary Treasury regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither the Issuer nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under temporary Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-United States Holder on the disposition of the Notes by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the holder of the Notes is not a United States person, and such broker has no actual knowledge to the contrary, or the holder establishes an exception. Neither information reporting nor backup withholding generally will apply to payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

      On October 14, 1997, the Treasury Department published final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. The final regulations will generally be effective for payments made after December 31, 1998 subject to certain transition rules.

      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.


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


                       PLAN OF DISTRIBUTION

      Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuer and the Guarantors have agreed that they will make this Prospectus available to any Participating Broker-Dealer for a period of time not to exceed one year after the date on which the Exchange Offer is consummated for use in connection with any such resale. In addition, until such date, all broker-dealers effecting transactions in the New Notes may be required to deliver a prospectus.

      Neither the Issuer nor the Guarantors will receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      Starting on the Expiration Date, the Issuer and the Guarantors will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                           LEGAL MATTERS

      The validity of the New Notes have been passed upon for the Issuer by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Certain legal matters relating to the New Notes have been passed upon for the Initial Purchasers by Latham & Watkins, New York, New York.


                             EXPERTS

      The consolidated financial statements of J. Crew Group, Inc. and subsidiaries, as predecessor to J. Crew Operating Corp., as of January 31, 1997 and February 2, 1996, and for the fiscal years ended February 3, 1995, February 2, 1996 and January 31, 1997, appearing in this Prospectus and the related financial statement schedules included elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors as stated in their reports appearing herein and elsewhere in the Registration Statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                      CHANGE IN ACCOUNTANTS

      At a meeting held on October 9, 1997, the Board of Directors of the Company approved the engagement of KPMG Peat
Marwick LLP as its independent auditors for the fiscal year ending January 1998 to replace the firm of Deloitte & Touche LLP, effective October 9, 1997.

      The reports of Deloitte & Touche LLP on the financial statements of J. Crew Group, Inc. for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

      In connection with the audits of the financial statements of
J. Crew Group, Inc. for each of the two fiscal years ended
January 31, 1997 and in the subsequent interim period, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make reference to the matter in their report.

      The Issuer has requested Deloitte & Touche LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated February 6, 1998 is filed as Exhibit 16.1 to this Registration Statement.

               J. CREW GROUP, INC. AND SUBSIDIARIES

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                Page
                                                                ----
INDEPENDENT AUDITORS' REPORT..................................  F-2

CONSOLIDATED FINANCIAL STATEMENTS AS OF FEBRUARY 2, 1996 AND
JANUARY 31,1997 AND FOR EACH OF THE THREE FISCAL YEARS IN THE
PERIOD ENDED JANUARY 31, 1997:

  Consolidated Balance Sheets as of February 2, 1996
  and January 31, 1997........................................  F-3

  Consolidated Statements of Income for the Fiscal Years
  Ended February 3, 1995, February 2, 1996 and
  January 31, 1997............................................  F-4

  Consolidated Statements of Cash Flows for the Fiscal
  Years Ended February 3, 1995, February 2, 1996
  and January 31, 1997......................................... F-5

  Consolidated Statements of Stockholders' Equity for the
  Fiscal Years Ended February 3, 1995, February 2, 1996
  and January 31, 1997......................................... F-6

  Notes to Consolidated Financial Statements................... F-7

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF
J. CREW OPERATING CORP. AND ITS SUBSIDIARIES AS OF
NOVEMBER 7,1997 AND FOR THE FORTY WEEK PERIODS ENDED
NOVEMBER 8, 1996 AND NOVEMBER 7, 1997:

  Condensed Consolidated Balance Sheets as of January 31,
  1997 and November 7, 1997................................... F-14

  Condensed Consolidated Statements of Operations for the
  Forty Week Periods Ended November 8, 1996 and November 7,
  1997........................................................ F-15

  Condensed Consolidated Statements of Cash Flows for the
  Forty Week Periods Ended November 8, 1996 and November 7,
  1997........................................................ F-16

  Notes to Unaudited Condensed Consolidated Financial
  Statements.................................................. F-17

                   INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
J. Crew Group, Inc.

      We have audited the accompanying consolidated balance sheets of J. Crew Group, Inc. and subsidiaries as of February 2, 1996 and January 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three fiscal years in the period ended January 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of J. Crew Group, Inc. and subsidiaries as of February 2, 1996 and January 31, 1997, and the results of their operations and their cash flows for each of the three fiscal years in the period ended January 31, 1997 in conformity with generally accepted accounting principles.

      As discussed in Note 12 to the consolidated financial statements, in 1995, the Company changed its method of accounting for catalog costs to conform with the provisions of Statement of Position 93-7, "Reporting on Advertising Costs," and changed its method of accounting for merchandise inventories.


Deloitte & Touche LLP

New York, New York
March 31, 1997

               J. CREW GROUP, INC. AND SUBSIDIARIES

                    CONSOLIDATED BALANCE SHEETS

                                                     February 2,  January 31,
                                                        1996        1997
                                                         (In thousands)

                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......................... $ 13,529    $  7,132
  Accounts receivable (net of allowance for
    doubtful accounts of $4,824 and $4,357,
    respectively)...................................    58,280      58,079
  Merchandise inventories...........................   148,055     197,657
  Prepaid expenses and other current assets..........   54,311      58,318
  Refundable income taxes............................    4,900        --
                                                       -------     -------
   Total current assets..............................  279,075     321,186
                                                       -------     -------
PROPERTY AND EQUIPMENT--at cost:
  Land .                                                 1,405       1,405
  Buildings and improvements.........................   11,360      11,167
  Furniture, fixtures and equipment..................   38,703      43,537
  Leasehold improvements.............................   60,218      75,378
  Construction in progress...........................    2,128       4,063
                                                       -------     -------
                                                       113,814     135,550
   Less accumulated depreciation and amortization....   41,005      49,121
                                                       -------     -------
                                                        72,809      86,429
                                                       -------     -------
OTHER ASSETS.........................................    3,365       3,206
                                                       -------     -------
TOTAL ASSETS......................................... $355,249    $410,821
                                                      ========    ========

        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable................................... $ 71,415    $103,279
  Other current liabilities..........................   59,243      62,938
  Deferred income taxes..............................   13,739      12,555
  Federal and state income taxes payable.............    2,185       9,955
  Current portion of long-term debt..................      237         237
                                                       -------     -------
   Total current liabilities.........................  146,819     188,964
                                                       -------     -------
LONG-TERM DEBT.......................................   87,092      86,855
                                                       -------     -------
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES.....   31,705      32,996
                                                       -------     -------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  6% noncumulative preferred stock...................    1,579       1,579
  8% cumulative preferred stock......................      500         500
  Common stock.......................................      263         263
  Additional paid-in capital.........................    3,710       3,710
  Retained earnings..................................   89,477     101,850
  Treasury stock, at cost............................   (5,896)     (5,896)
                                                       -------     -------
   Total stockholders' equity........................   89,633     102,006
                                                       -------     -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........... $355,249    $410,821
                                                      ========    ========


          See notes to consolidated financial statements.

               J. CREW GROUP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF INCOME

                                            Fiscal Year Ended
                                ---------------------------------------
                                February 3,    February 2,   January 31,
                                   1995           1996          1997
                                   ----           -----         ----
                                             (In thousands)
Net sales....................... $724,756       $732,580      $795,931
Other revenues..................   12,969         13,329        12,912
                                  -------        -------       -------
    Revenues....................  737,725        745,909       808,843
Cost of goods sold,
including buying and
occupancy costs.................  394,073        399,668       428,719
                                  -------        -------       -------
    Gross profit................  343,652        346,241       380,124
Selling, general and
administrative expenses.........  311,468        327,672       348,305
                                  -------        -------       -------
    Income from operations......   32,184         18,569        31,819
Interest expense--net...........    6,965          9,350        10,470
                                  -------        -------       -------
    Income before
    provision for
    income taxes,
    extraordinary item
    and cumulative
    effect of accounting
    changes....................    25,219          9,219        21,349
Provision for
income taxes....................   10,300          3,700         8,800
                                  -------        -------       -------
    Income before
    extraordinary item
    and cumulative
    effect of
    accounting changes..........   14,919          5,519        12,549
Extraordinary item--loss
on early retirement
of debt (net of income
tax benefit of $1,200)..........      --         (1,679)           --
Cumulative effect
of accounting changes
(net of income
taxes of $1,800)................       --          2,610           --
                                  -------        -------       -------
    Net income..................  $14,919         $6,450       $12,549
                                  =======        =======       =======


          See notes to consolidated financial statements.

               J. CREW GROUP, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                            Fiscal Year Ended
                                ---------------------------------------
                                February 3,    February 2,   January 31,
                                   1995           1996          1997
                                   ----           -----         ----
                                             (In thousands)
CASH FLOWS FROM
OPERATING ACTIVITIES:
    Net income..................  $14,919         $6,450       $12,549
    Adjustments to
    reconcile net income
    to net cash provided
    by (used in) operating
     activities:
       Depreciation and
       amortization.............    8,110         10,272        10,541
       Amortization of
       deferred financing
       costs....................      249          1,186           401
       Deferred incomes
       taxes....................     (987)        10,131        (1,184)
       Provision for losses
       on accounts receivable...    7,956          7,277         6,945
       Noncash compensation
       expense..................    1,901          1,142           --
    Changes in operating assets
    and liabilities:
       Accounts receivable......   (7,041)        (7,708)       (6,744)
       Merchandise
       inventories..............  (35,409)       (10,417)      (49,602)
       Prepaid expenses
       and other current
       assets...................   (4,349)       (12,444)       (4,007)
       Other assets.............   (1,244)        (2,031)         (375)
       Accounts payable.........    7,876          6,318        31,864
       Other liabilities........    2,504         (5,351)        3,439
       Federal and state
       income taxes payable.....    7,289        (12,674)       12,670
                                  -------        -------       -------
         Net cash provided
         by (used in)
         operating activities...    1,774         (7,849)       16,497
                                  -------        -------       -------
CASH FLOWS FROM
INVESTING ACTIVITIES:
    Capital expenditures........  (14,595)       (18,466)      (27,462)
    Proceeds from
    construction allowances.....    1,128          3,826         4,981
                                  -------        -------       -------
         Net cash used in
         investing activities...  (13,467)       (14,640)      (22,481)
                                  -------        -------       -------
CASH FLOWS FROM
FINANCING ACTIVITIES:
    Issuance of
    long-term debt..............   15,000         85,000           --
    Repayment of
    long-term debt..............   (7,237)       (67,237)         (237)
    Dividends paid..............   (1,000)           --           (176)
                                  -------        -------       -------
         Net cash provided
         by (used in)
         financing
         activities............     6,763         17,763          (413)
                                  -------        -------       -------
DECREASE IN CASH
AND CASH EQUIVALENTS............   (4,930)        (4,726)       (6,397)
    CASH AND CASH
    EQUIVALENTS, BEGINNING
    OF YEAR.....................   23,185         18,255        13,529
                                  -------        -------       -------
    CASH AND CASH
    EQUIVALENTS, END
    OF YEAR.....................  $18,255        $13,529        $7,132
                                  =======        =======       =======
SUPPLEMENTARY CASH
FLOW INFORMATION:
    Income taxes paid
    (refunded)..................   $4,063         $7,000       $(3,600)
                                  =======        =======       =======
    Interest paid...............   $6,520         $9,601        $9,880
                                  =======        =======       =======


          See notes to consolidated financial statements.

               J. CREW GROUP, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                 6%                 8%                                                                  Total
                            Noncumulative       Cumulative                     Additional                               Stock-
                           Preferred Stock    Preferred Stock   Common Stock     Paid-in     Retained     Treasury     holders'
                               Issued             Issued           Issued        Capital     Earnings       Stock       Equity
                          Shares    Amount    Shares   Amount  Shares  Amount
                                                                (In thousands, except shares)
BALANCE,
JANUARY 28, 1994..........15,794    $1,579    5,000     $500   262,912    $263    $1,827      $69,108      $(7,056)    $66,221
  Net income..............  --         --       --       --       --       --        --        14,919           --      14,919
  Issuance of 5,033
  shares of common
  stock from treasury
  under stock bonus
  agreement...............  --         --       --       --       --       --      1,166           --          735       1,901
  Dividends...............  --         --       --       --       --       --        --        (1,000)          --      (1,000)
                         -------    ------    -----     ----   -------    ----     ------    --------      -------    --------
BALANCE,
FEBRUARY 3, 1995..........15,794     1,579    5,000      500   262,912     263     2,993       83,027       (6,321)     82,041
  Net income..............  --         --       --       --       --       --        --         6,450          --        6,450
  Issuance of 2,898
  shares of common
  stock from treasury
  under stock bonus
  agreement...............  --         --      --        --       --       --        717         --            425       1,142
                         -------    ------    -----     ----   -------    ----     ------    --------      -------    --------
BALANCE,
FEBRUARY 2, 1996..........15,794     1,579    5,000      500   262,912     263     3,710       89,477       (5,896)     89,633
  Net income..............  --         --       --       --       --       --        --        12,549          --       12,549
  Dividends...............  --         --       --       --       --       --        --          (176)          --        (176)
                         -------    ------    -----     ----   -------    ----     ------    --------      -------    --------
BALANCE,
JANUARY 31, 1997..........15,794    $1,579    5,000     $500   262,912    $263     $3,710    $101,850      $(5,896)   $102,006
                         =======    ======    =====     ====   =======    ====     ======    ========      =======    ========



          See notes to consolidated financial statements.

               J. CREW GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FISCAL YEARS ENDED FEBRUARY 3, 1995, FEBRUARY 2, 1996 AND JANUARY 31, 1997

1.   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a. Principles of Consolidation--The accompanying consolidated financial statements include the accounts of J. Crew
Group, Inc. and its wholly-owned subsidiaries (the "Company").
All significant intercompany balances and transactions have been eliminated in consolidation.

      b. Business--The Company, which operates in one business segment, designs, contracts for the manufacture of, markets and distributes men's, women's and children's apparel, accessories and home furnishings. The Company's products are marketed through catalogs and retail stores primarily in the United States. The Company is also party to a licensing agreement which grant the licensees exclusive rights to use the Company's trademarks in connection with the manufacture and sale of products in Japan. The license agreement provides for payments based on specified percentages of net sales.

      The Company is subject to seasonal fluctuations in its merchandise sales and results of operations. The Company expects its sales and operating results generally to be lower in the first, and second quarters than in the third and fourth quarters (which include the back-to-school and holiday season) of each fiscal year.

      A significant amount of the Company's products are produced in the Far East through arrangements with independent contractors. As a result, the Company's operations could be adversely affected by political instability resulting in the disruption of trade from the countries in which these contractors are located or by the imposition of additional duties or regulations relating to imports or by the contractor's inability to meet the Company's production requirements.

      c. Fiscal Year--The Company's fiscal year ends on the Friday closest to January 31. The fiscal years 1994, 1995 and
1996 ended on February 3, 1995 (53 weeks), February 2, 1996 (52 weeks) and January 31, 1997 (52 weeks).

      d. Cash Equivalents--For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments, with maturities of 90 days or less when purchased, to be cash equivalents. Cash equivalents, which were $9,700,000 and $1,968,000 at February 2, 1996 and January 31,
1997, are stated at cost, which approximates market value.

      e. Accounts Receivable--Accounts receivable consists of installment receivables resulting from the sale of merchandise of Popular Club Plan, Inc. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers comprising the accounts receivable base. Finance charge income, which is included in other revenues, for the fiscal years 1994, 1995 and 1996 was $9,700,000, $9,354,000 and $9,095,000.

      f. Merchandise Inventories--Merchandise inventories are stated at the lower of cost (determined on a first- in, first-out basis) or market. The Company capitalizes certain design, purchasing and warehousing costs into inventory. (See Note 12.)

      g. Catalog Costs--Catalog costs, which primarily consist of catalog production and mailing costs, are capitalized and amortized over the expected future revenue stream, which is principally from three to five months from the date catalogs are mailed. The Company accounts for catalog costs in accordance with the AICPA Statement of Position ("SOP") 93-7, "Reporting on Advertising Costs." SOP 93-7 requires that the amortization of capitalized advertising costs should be the amount computed using the ratio that current period revenues for the catalog cost pool bear to the total of current and estimated future period revenues for that catalog cost pool. Deferred catalog costs, included in prepaid expenses and other current assets, as of February 2, 1996 and January 31, 1997 were $40,743,000 and $41,191,000. Catalog costs, which are reflected in selling and administrative expenses, for the fiscal years 1994, 1995 and 1996 were $112,979,000, $132,566,000, and
$135,633,000. (See Note 12).

      h. Property and Equipment--Property and equipment are stated at cost. Buildings and improvements are depreciated by the straight-line method over the estimated useful lives of the respective assets of twenty years. Furniture, fixtures and equipment are depreciated by the straight-line method over the estimated useful lives of the respective assets, ranging from three to ten years. Leasehold improvements are amortized over the shorter of their useful lives or related lease terms.

      The Company receives construction allowances upon entering into certain store leases. These construction allowances are recorded as deferred credits and are amortized over the term of the related lease.

      i. Other Assets--Other assets consist primarily of debt issuance costs which are amortized over the term of the related debt agreements.

      j. Income Taxes--The provision for income taxes includes taxes currently payable and deferred taxes resulting from the tax effects of temporary differences between the financial statement and tax bases of assets and liabilities, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes."

      k. Revenue Recognition--Revenue is recognized when merchandise is shipped to customers. The Company accrues a sales return allowance in accordance with its return policy for estimated returns of merchandise subsequent to the balance sheet date that relate to sales prior to the balance sheet date.

      l. Store Preopening Costs--Costs associated with the opening of new retail and outlet stores are expensed as incurred.

      m. Financial Instruments--The following disclosure about the fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The fair value of the Company's long-term debt, including current portion, is estimated to be approximately $93,500,000 and $89,100,000 at February 2, 1996 and January 31, 1997, and is based on management's estimate of the present value of future cash flows discounted at the current market rate for financial instruments with similar characteristics and maturity. The carrying amounts of long-term debt are $87,329,000 and $87,092,000 at February 2, 1996 and
January 31, 1997. The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short-term maturity of those financial instruments. The estimates presented herein are not necessarily indicative of amounts the Company could realize in a current market exchange.

      The Company from time to time enters into forward foreign exchange contracts as hedges relating to identifiable currency positions to reduce the risk from exchange rate fluctuations. Gains and losses on these contracts are deferred and recognized as adjustments to the bases of those assets. Such gains and losses were not material.

      At February 2, 1996, the Company had a forward foreign exchange contract outstanding with J. P. Morgan to deliver 230 million yen on March 29, 1996. At January 31, 1997, the Company had a forward foreign exchange contract outstanding with J. P. Morgan to deliver 235 million yen on March 31, 1997. These contracts are hedges relating to foreign licensing revenues. The fair value of these contracts approximated carrying value due to their short-term maturities.

      The Company is exposed to credit losses in the event of nonperformance by the counterparties to the forward foreign exchange contract, but it does not expect any counterparties to fail to meet their obligation given their high-credit rating.

      n. Use of Estimates in the Preparation of Financial Statements--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      o. Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of--In March 1995, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, and is effective for fiscal years beginning after December 15, 1995. The adoption of SFAS No. 121 did not have an effect on the Company's financial position or results of operations.

      p. Reclassifications--Certain items in prior years in specific captions of the consolidated financial statements and notes to financial statements have been reclassed for comparative purposes.

2.   OTHER CURRENT LIABILITIES

Other current liabilities consist of:

                                  February 2,     January 31,
                                      1996           1997
     Customer liabilities.......  $18,827,000     $22,968,000
     Accrued catalog and
     marketing costs............    9,191,000      10,734,000
     Taxes, other than
     income taxes...............    7,235,000       9,093,000
     Other......................   23,990,000      20,143,000
                                   ----------      ----------
        Total...................  $59,243,000     $62,938,000
                                  ===========     ===========


3.   LONG-TERM DEBT

                                               February 2,  January 31,
                                                  1996         1997
Senior Notes(a).............................. $85,000,000  $85,000,000
Industrial Development Revenue Bond,
     bearing interest at 73.33% of
     prime rate (8.25% at January 31,
     1997); due in monthly principal
     payments of $19,737 from January 1,
     1987 through December 1, 2005(b).........  2,329,000    2,092,000
                                              -----------  -----------
                                               87,329,000   87,092,000
Less payments due within one year............    (237,000)    (237,000)
                                              -----------  -----------
      Total.................................. $87,092,000  $86,855,000
                                              ===========  ===========


(a) In June 1995, the Company issued privately to institutional investors $85,000,000 of 8.1% Senior Notes (the "Senior Notes") due December 15, 2004. Interest on the Senior Notes is payable semiannually on June 15 and December 15. The Senior Notes are payable in annual installments of $4,000,000 in December 1998 and $13,500,000 from December 1999 through December 2004. The proceeds of this private placement were used to prepay $58,000,000 principal amount of senior notes then outstanding and for general corporate purposes.

     The provisions of the note agreement and the credit agreement (see Note 4) include (i) requirements that the Company maintain minimum levels of tangible net worth, fixed charges coverage, current ratio and funded debt as a percentage of tangible net worth; and (ii) limitations on liens, sale and leaseback transactions, funded debt, payment of dividends and repurchases of capital stock, acquisitions, investments and sales of assets, among others.

(b)  Property with a net carrying value of approximately
     $3,400,000 is encumbered as collateral under the Industrial
     Development Revenue Bond as of January 31, 1997 and February
     2, 1996.

The maturities of long-term debt required during the next five fiscal years are:

          Fiscal Year             Amount
          1997................ $  237,000
          1998................  4,237,000
          1999................ 13,737,000
          2000................ 13,737,000
          2001................ 13,737,000



4.   LINES OF CREDIT

      In March 1995, the Company entered into a $125 million syndicated revolving credit agreement (the "Credit Agreement") with a group of seven banks with J. P. Morgan as agent. The Credit Agreement provides for commitments for direct borrowings of up to $75 million and letters of credit of up to $125 million. Borrowings under the Credit Agreement are unsecured and bear interest, at the Company's option, at the base rate (defined as the higher of the bank's prime rate or the Federal funds rate plus .5%) or the London Interbank Offering Rate plus .5%. The Credit Agreement expires on March 31, 1998.

      During fiscal 1994, 1995 and 1996, maximum borrowings under revolving credit agreements were $25,900,000, $49,000,000 and $55,000,000, and average borrowings were $6,600,000, $25,500,000 and $31,200,000. There were no borrowings outstanding under the Credit Agreement at February 2, 1996 or January 31, 1997.

      Outstanding letters of credit issued to facilitate international merchandise purchases at February 2, 1996 and January 31, 1997 amounted to $25,850,000 and $37,800,000.

5.   STOCKHOLDERS' EQUITY

      The Company has authorized 1,000,000 shares of common stock, $1 par value; 20,000 shares of 6% noncumulative preferred stock, $100 par value; and 10,000 shares of 8% cumulative preferred stock, $100 par value. The common and preferred stock have the right to vote, with each share entitled to one vote.

      The holders of the 8% cumulative preferred stock shall be entitled to receive cash dividends when, as and if declared by the Board of Directors, at the rate of 8% per annum on its par value in priority to the payment of any dividends for other classes of stock during any year. Such dividends shall be cumulative from the date of issue, so that if applicable dividends for any past dividend period shall not have been paid thereon or declared and a sum sufficient for payment not set apart, the deficiency shall be fully paid or set apart, without interest, before any dividend shall be paid or set apart for any other class of stock.

      The Company has agreements with its stockholders requiring the stockholders to offer preferred or common shares to the Company at prices computed in accordance with the agreements before disposing of these shares to others. The Company may, at its option, redeem shares of preferred stock at a price equal to the par value of the preferred stock.

      At January 31, 1997, the Company had 34,925 shares of common stock, 6,455 shares of 6% noncumulative preferred stock and 2,495 shares of 8% cumulative preferred stock held in treasury.

6.   COMMITMENTS AND CONTINGENCIES

      a. Operating Leases--As of January 31, 1997, the Company was obligated under various long-term operating leases for retail and outlet stores, warehouses and office space and equipment requiring minimum annual rentals. These operating leases expire on varying dates to 2012. At January 31, 1997 aggregate minimum rentals in future periods are as follows:

          Fiscal Year           Amount
          -----------          -------
          1997..............  $27,949,000
          1998..............  28,766,000
          1999..............  26,591,000
          2000..............  24,000,000
          2001..............  22,003,000
          Thereafter........  116,438,000


      Certain of these leases include renewal options and provide for contingent rentals based upon sales and require the lessee to pay taxes, insurance and other occupancy costs.

      Rent expense for fiscal 1994, 1995 and 1996 was $25,902,000, $27,366,000 and $29,852,000, including percentage rent of $2,470,000, $2,197,000 and $2,850,000.

      b. Employment Agreements--The Company is party to employment agreements with certain executives which provide for compensation and certain other benefits. The agreements also provide for severance payments under certain circumstances.

      In connection with an employment agreement, the Company was obligated to pay to an employee a bonus based upon a predetermined formula, payable in shares of common stock at fair value and cash. In connection with the agreement, the Company issued 5,033 and 2,898 treasury shares during fiscal 1994 and 1995.

      c. Litigation--The Company is involved in various legal proceedings, both as plaintiff and as defendant, which are routine litigations incidental to the conduct of its business.
The Company believes that the ultimate resolution of these matters will not have a material effect on its financial position or results of operations.

7.   EMPLOYEE BENEFIT PLAN

      The Company has a thrift/savings plan pursuant to Section 401 of the Internal Revenue Code whereby all eligible employees may contribute up to 15% of their annual base salaries subject to certain limitations. The Company's contribution is based on a percentage formula set forth in the plan agreement. Company contributions to the thrift/savings plan for fiscal 1994, 1995 and 1996 were $1,325,000, $1,478,000 and $1,680,000.

8.   LICENSE AGREEMENTS

      The Company has a licensing agreement through January 1998 with Itochu, a Japanese trading company. The agreement permits Itochu to distribute J. Crew merchandise in Japan. The Company earns royalty payments under the agreement based on the sales of its merchandise. Royalty income, which is included in other revenues, for fiscal 1994, 1995 and 1996 was $3,269,000,
$3,975,000 and $3,817,000.

9.   INTEREST EXPENSE--NET

Interest expense, net consists of the following:

                            Fiscal        Fiscal         Fiscal
                             1994          1995           1996
                           -------        -------          ----
Interest expense........ $7,145,000     $9,548,000     $10,613,000
Interest income.........   (180,000)      (198,000)       (143,000)
                         ----------     ----------     -----------
Interest expense-net.... $6,965,000     $9,350,000     $10,470,000
                         ==========     ==========     ===========



10.   INCOME TAXES

      The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". This statement requires the use of the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax expense represents the change in the deferred tax asset/liability balance.

      The provision for income taxes consists of:

                                   Fiscal        Fiscal       Fiscal
                                    1994          1995         1996
                                  -------        -------       ----
Current:
   Federal ...................  $9,100,000   $(5,131,0000)  $9,384,000
   State and local ...........   2,187,000        500,000      600,000
                               -----------     ----------   ----------
                                11,287,000     (4,631,000)   9,984,000
Deferred .....................    (987,000)     8,331,000   (1,184,000)
                               -----------     ----------   ----------
Income taxes before tax
   effect of extraordinary
   item and cumulative effect
   of accounting changes .....  10,300,000      3,700,000    8,800,000
Extraordinary item--current          --        (1,200,000)       --
Cumulative effect of
accounting changes-deferred ..       --         1,800,000        --
                               -----------     ----------   ----------
Total provision for income
taxes ........................ $10,300,000     $4,300,000   $8,800,000
                               ===========     ==========   ==========


      The difference between the provision for income taxes based on the U.S. Federal statutory rate and the Company's effective rate is due primarily to state income taxes.

                                       Fiscal    Fiscal    Fiscal
                                        1994      1995      1996
                                       ------    ------     ----
     Federal income tax rate            35.0%     35.0%     35.0%
     State and local income taxes,
     net of Federal benefit              5.8       5.1       6.2
                                        ----      ----      ----
     Effective tax rate                 40.8%     40.1%     41.2%
                                        ====      ====      ====

      The tax effect of temporary differences which give rise to deferred tax assets and liabilities are:

                                          February 2   January 31,
                                             1996          1997
     Deferred tax assets:
      Allowance for doubtful accounts... $1,979,000 $1,769,000 State net operating loss
      carryforwards ....................  1,100,000      1,300,000
      Other                               1,177,000      3,155,000
                                          ---------      ---------
                                          4,256,000      6,224,000

     Deferred tax liabilities:
      Prepaid catalog costs
      and other prepaid costs           (17,995,000)   (18,779,000)
                                        -----------    -----------
     Net deferred income taxes         $(13,739,000)  $(12,555,000)
                                       ============   ============

11.   EXTRAORDINARY ITEM

      In June 1995, the Company prepaid $58 million principal amount of senior notes and recorded an extraordinary loss of $1,679,000 (net of an income tax benefit of $1,200,000), consisting of the write-off of deferred financing costs and redemption premiums related to the early retirement of debt.

12.   ACCOUNTING CHANGES

      Effective February 4, 1995, the Company changed its method of accounting for catalog costs to conform with the provisions of the SOP 93-7. SOP 93-7 requires that the amortization of capitalized advertising costs should be the amount computed using the ratio that current period revenues for the catalog cost pool bear to the total of current and estimated future period revenues for that catalog cost pool. Prior to fiscal 1995, such costs were amortized on a straight-line basis over the estimated productive life of the catalog. The cumulative effect of applying this change in accounting on prior periods was a decrease in net income of $1,600,000 (net of an income tax benefit of $1,000,000).

      Effective February 4, 1995, the Company modified its inventory accounting practices to include the capitalization of certain design, purchasing and warehousing costs. Prior to this change, these costs were charged to expense in the period incurred rather than in the period in which the inventories were sold. The Company believes this change is preferable because it provides a better matching of revenues and costs and improves the comparability of operating results and financial position with those of other companies. The cumulative effect of applying this change in accounting on prior periods was an increase in net income of $4,210,000 (net of income taxes of $2,800,000).

      The effect of these changes on fiscal 1995's results, excluding the cumulative effect, was to increase net income by $1,000,000. The pro forma effect of these changes on net income in fiscal 1994 would not have been material.

             J. CREW OPERATING CORP. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEETS

                                         January 31,  November 7, 1997
                                            1997      (unaudited)

                                              (In thousands)

                 ASSETS

Current assets:
  Cash and cash equivalents.............    $7,132      $12,992
  Accounts receivable (net of allowance
     for doubtful accounts of $4,357 and
     $4,670, respectively                   58,079       17,493
  Merchandise inventories...............   197,657      260,506
  Prepaid expenses and other current
     assets ............................    58,318       69,467
  Refundable income taxes...............      --          4,281
                                          --------     --------

   Total current assets.................   321,186      364,739
Property and equipment--at cost:           135,550      171,976
  Less accumulated depreciation
  and amortization......................   (49,121)     (61,485)
                                          --------     --------
                                            86,429      110,491
                                          --------     --------
Other assets............................     3,206       15,528
                                           --------    --------
Total assets............................  $410,821     $490,758
                                           ========    ========

  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable--bank....................  $  --       $47,000
  Accounts payable......................   103,279     115,648
  Other current liabilities.............    62,938      48,848
  Federal and state income taxes payable     9,955         --
  Deferred income taxes.................    12,555      12,555
  Current portion of long-term debt.....       237         --
                                          --------    --------

   Total current liabilities............   188,964     224,051
Long-term debt..........................    86,855     220,000
Deferred credits and other long-term
liabilities.............................    32,996      42,240
Stockholders' equity....................   102,006       4,467
                                          --------    --------
Total liabilities and stockholders'
equity..................................  $410,821    $490,758
                                          ========    ========



     See notes to unaudited condensed consolidated financial
                           statements.

             J. CREW OPERATING CORP. AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                             Forty Weeks Ended
                                           November 8,  November 7,
                                             1996          1997
                                          (Unaudited)  (Unaudited)
                                                (In thousands)
Net sales............................       $528,351     $556,993
Other revenues.......................         10,430        9,603
                                             --------     -------
  Revenues...........................        538,781      566,596
Cost of goods sold, including
buying and occupancy costs                   292,056      310,865
   Gross profit......................        246,725      255,731
Selling, general and administrative
 expenses............................        240,197      253,159
                                             --------     -------
   Income from operations............          6,528        2,572
Interest expense--net................          7,551       11,306
   Expenses incurred in connection
   with recapitalization                         --        19,851
     Loss before income taxes and
     extraordinary item                       (1,023)     (28,585)
Income tax benefit...................            450        4,850
                                             --------     -------
Net loss before extraordinary item           $  (573)    $(23,735)
Extraordinary item--loss on
refinancing of debt ($7,627 net of
  income tax benefit of $3,127)......                      (4,500)
                                             --------     -------
  Net loss...........................        $  (573)    $(28,235)
                                             ========    ========



     See notes to unaudited condensed consolidated financial
                           statements.

             J. CREW OPERATING CORP. AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  Forty Weeks Ended
                                              November 8,    November 7,
                                                1996            1997
                                             (Unaudited)    (Unaudited)
                                                   (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss..................................     $(573)     $(28,235)
     Adjustments to reconcile net income
     (loss) to net cash provided by (used
     in) operations:
     Depreciation and amortization ............     7,625        10,191
     Amortization of deferred financing
     costs ....................................       311         2,255
     Provision for losses on accounts
      receivable ..............................     4,921         4,946
     Changes in assets and liabilities
     providing/(using) cash:
     Accounts receivable ......................    (3,204)       35,640
     Merchandise inventories ..................   (79,203)      (62,849)
     Prepaid expenses and other current
     assets ...................................   (18,927)      (11,149)
     Other assets .............................      (590)         (464)
     Accounts payable .........................    55,853        12,369
     Other liabilities ........................   (11,134)      (10,573)
     Income taxes payable .....................     2,155       (14,236)
                                                  -------        -------

     Net cash used in operating activities ....   (42,766)     (62,105)
                                                  -------        -------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures .....................   (19,826)      (37,010)
     Proceeds from construction allowances ....     4,879         8,745
                                                  -------        -------

     Net cash used in investing activities ....   (14,947)       (28,265)
                                                  -------        -------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings under revolving credit
     agreement ................................    55,000         47,000
     Issuance of long-term debt ...............       --         220,000
     Costs incurred in connection with
     issuance of debt .........................       --         (14,374)
     Repayment of long-term debt ..............      (178)       (87,092)
     Dividend to parent company ...............       --         (69,304)
                                                  -------        -------

     Net cash provided by financing
     activities ...............................    54,822         96,230
                                                  -------        -------

(DECREASE) INCREASE IN CASH AND
CASH EQUIVALENTS ..............................    (2,891)         5,860

CASH AND CASH EQUIVALENTS, BEGINNING
OF PERIOD .....................................    13,529          7,132
                                                  -------        -------

CASH AND CASH EQUIVALENTS, END OF PERIOD ......   $10,638        $12,992
                                                  =======        =======



See notes to unaudited condensed consolidated financial statements.

             J. CREW OPERATING CORP. AND SUBSIDIARIES

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  FORTY WEEK PERIODS ENDED NOVEMBER 8, 1996 AND NOVEMBER 7, 1997

1.    BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements include the accounts of J. Crew Operating Corp. and its wholly-owned subsidiaries (the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

     Prior to the Recapitalization, J. Crew Group, Inc. ("Holdings") owned all of the stock, directly or indirectly, of its various operating subsidiaries. In connection with the Recapitalization, Holdings formed J. Crew Operating Corp. and immediately prior to the consummation of the Recapitalization, Holdings transferred substantially all of its assets and liabilities to J. Crew Operating Corp.

     The consolidated balance sheet as of November 7, 1997 and the consolidated statements of operations and cash flows for the forty week periods ended November 8, 1996 and November 7, 1997 have been prepared by the Company and have not been audited. In the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the financial position of the Company, the results of its operations and cash flows have been made.

     Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Consolidated Financial Statements of Holdings for the fiscal year ended January 31, 1997.

     The results of operations for the forty week period ended
November 7, 1997 are not necessarily indicative of the operating results for the full fiscal year.

2.   RECAPITALIZATION TRANSACTION

      Holdings, its shareholders (the "Shareholders") and TPG Partners II, L.P. ("TPG") are parties to a Recapitalization Agreement dated July 22, 1997 as amended as of October 17, 1997 (the "Recapitalization Agreement") which provided for the recapitalization of Holdings (the "Recapitalization"). Pursuant to the terms of the Recapitalization Agreement, Holdings purchased from the Shareholders for an aggregate purchase price of approximately $316,688,000 all of the outstanding shares of Holdings' capital stock, other than a certain number of shares of Holdings' common stock held by existing shareholders which represented 14.8% of the outstanding shares of Holdings' common stock immediately following consummation of the Recapitalization. The purchase of such outstanding shares of capital stock was financed by, among other things, (a) issuing to TPG, its affiliates and other investors shares of common stock of Holdings for approximately $63,891,000 and shares of preferred stock of Holdings for $125,000,000 and (b) consummating the transactions described below in Notes 4 and 5.

     The Recapitalization Agreement was accounted for as a recapitalization transaction for accounting purposes.

      The following costs incurred in connection with the Recapitalization have been expensed in the forty week period ended November 7, 1997:

Management bonuses                $  12,084,000
TPG financial advisory fee            5,550,000
Legal and accounting fees             1,028,000
Consulting                            1,000,000
Other                                   189,000
      Total                       $  19,851,000
                                  =============



3.   LINES OF CREDIT

      On October 17, 1997, in connection with the Recapitalization (as defined below), the Company entered into a syndicated revolving credit agreement of up to $200.0 million (the "Revolving Credit Agreement") with a group of banks with The Chase Manhattan Bank, as administrative and collateral agent (the "Administrative Agent"), and Donaldson, Lufkin & Jenrette Securities Corporation, as syndication agent. Borrowings under the Revolving Credit Agreement will be utilized to fund the working capital requirements of the Company's subsidiaries, including issuance of stand-by and trade letters of credit and bankers' acceptances. Borrowings are secured by a perfected first priority security interest in all assets (except for the accounts receivable of Popular Club Plan, Inc.) of the Company's direct and indirect domestic, and to the extent no adverse tax consequences would result, foreign subsidiaries and bear interest, at the Company's option at a base rate equal to the Administrative Agent's Eurodollar rate plus an applicable margin or an alternate base rate equal to the highest of the Administrative Agent's prime rate, a certificate of deposit rate plus 1% or the Federal Funds effective rate plus one-half of 1% plus, in each case, an applicable margin. The Revolving Credit Agreement matures on October 17, 2003. The Revolving Credit Agreement replaced the Company's previous revolving credit agreement which provided for commitments in an aggregate amount of up to $200.0 million, of which up to $120.0 million was available for direct borrowings.

     During the forty week periods ended November 8, 1996 and November 7, 1997, maximum borrowings under the revolving credit agreements were $55,000,000 and $104,000,000, and average borrowings were $34,500,000 and $66,700,000. Borrowings outstanding under the Revolving Credit Agreement were $47,000,000 at November 7, 1997.

     Outstanding letters of credit issued to facilitate international merchandise purchases at November 7, 1997 amounted to $37,400,000.

4.   LONG TERM DEBT

     The $70.0 million term loan is subject to the same interest rates and security terms as the Revolving Credit Agreement. The term loan is repayable in quarterly installments of $4.0 million from February 2001 through November 2001 and $6.75 million from February 2002 through November 2003. See Note 3, "Lines of Credit."

     The $150.0 million Senior Subordinated Notes are unsecured general obligations of J. Crew Operating Corp. and are subordinated in right of payment to all senior debt. Interest on the notes will accrue at the rate of 10- 3/8% per annum and will be payable semi-annually in arrears on April 15 and October 15. The notes will mature on October 15, 2007 and may be redeemed at the option of the issuer subsequent to October 15, 2002 at prices ranging from 105.188% in 2002 to 100% in 2005 and thereafter.

5.   SECURITIZATION

     In connection with the Recapitalization, a facility was entered into to securitize certain consumer loan installment receivables of Popular Club Plan, Inc. on a revolving basis. This securitization involved the transfer of receivables through a special purpose bankruptcy remote subsidiary to a trust in exchange for cash and subordinated certificates representing undivided interests in the pool of receivables and the subsequent sale by the trust of certificates of beneficial interest to third party investors. The Company has no obligation to reimburse the trust or the purchasers of beneficial interests for credit losses. This transaction has been accounted for as a sale in accordance with the provisions of Statement of Financial Accounting Standards No. 125 and accordingly the accounts receivable and the corresponding obligations are not reflected in the consolidated financial statements as of November 7, 1997. At November 7, 1997, $42.0 million of proceeds were received from the sale of accounts receivable and a loss on sale of $400,000 has been recognized in the statement of operations.

6.   STOCKHOLDERS' EQUITY

     Stockholders' equity decreased by $97,539,000 from $102,006,000 at January 31, 1997 to $4,467,000 at November 7,
1997. A reconciliation of this decrease is as follows:


Balance as of January 31, 1997        102,006,000
Net loss for the forty
   weeks ended November 7, 1997       (28,235,000)
Dividend to parent
    company                           (69,304,000)
                                      -----------
Balance as of November 7, 1997          4,467,000
                                      ===========

7.   ISSUER, GUARANTOR AND NON-GUARANTOR SUBSIDIARIES

J. Crew Operating Corp. has issued the 10 3/8% Senior Subordinated Notes, which are fully and unconditionally guaranteed on a senior subordinated basis by J. Crew Operating Corp. and the guarantor subsidiaries. Separate financial statements and other disclosures are not presented because management has determined that they are not material to investors. Condensed, consolidating financial information is presented in lieu of the separate guarantor financial statements. The unaudited financial information has been segregated between
(a) the issuer, (b) the guarantor subsidiaries and (c) PCP Receivables Corp., the only non-guarantor subsidiary. PCP Receivables Corp. was formed on October 17, 1997 and accordingly, its results of operations and cash flows for the period from October 17, 1997 through November 7, 1997 are included in the accompanying financial information presented as of and for the forty week period ended November 7, 1997.


                                J. Crew Operating Corp. and Subsidiaries
                                              Balance Sheet
                                            November 7, 1997
                                            ($ in thousands)


                               J. Crew                             PCP
                             Operating       Guarantor     Receivables    Consolidation
                                 Corp.    Subsidiaries           Corp.      Adjustments    Consolidated
                             ---------    ------------     -----------    -------------    ------------

Assets
   Cash and cash
   equivalents .............     2,906          10,086               -                -          12,992
   Accounts receivable .....         -               -          17,493                -          17,493
   Merchandise inventories .         -         260,506               -                -         260,506
   Prepaid expenses and
   other current assets ....       234          69,233               -                -          69,467
   Refundable income
   taxes ...................         -           4,119             162                -           4,281
   Intercompany
   receivables/payables ....   184,409               -               -         (189,409)              -
                              --------        --------        --------         --------        --------
       Total current
       assets ..............   192,549         343,944          17,655         (189,409)        364,739
   Property and
   equipment, net ..........       365         110,126               -                -         110,491
   Investment in
   subsidiaries ............    73,853          13,040               -          (86,893)              -
   Other assets ............    12,341           3,187               -                           15,528
                              --------        --------        --------         --------        --------
       Total assets ........   279,108         470,297          17,655         (276,302)        490,758

Liabilities and
Stockholders' Equity

   Current liabilities:
     Notes payable .........    47,000               -               -                -          47,000
     Accounts payable ......     1,327         114,321               -                -         115,648
     Other current
     liabilities ...........     4,979          43,469             400                -          48,848
     Deferred income
     taxes .................         -          12,555               -                -          12,555
     Intercompany
     liabilities ...........         -         185,194           4,215         (189,409)              -
                              --------        --------        --------         --------        --------
       Total current
       liabilities .........    53,306         355,539           4,615         (189,409)        224,051
   Long term debt ..........   220,000               -               -                -         220,000
   Deferred credits
   and other long-term
   liabilities .............     1,335          40,905               -                -          42,240
   Stockholders' equity ....     4,467          73,853          13,040          (86,893)          4,467
                              --------        --------        --------         --------        --------
       Total liabilities
       and stockholders'
       equity ..............   279,108         470,297          17,655         (276,302)        490,758



                              J. Crew Operating Corp. and Subsidiaries
                                      Statement of Operations
                                 Forty Weeks ended November 7, 1997
                                          ($ in thousands)

                               J. Crew                            PCP
                             Operating       Guarantor    Receivables   Consolidation
                                 Corp.    Subsidiaries          Corp.     Adjustments    Consolidated
                             ---------    ------------    -----------   -------------    ------------


Net sales ...................        -         556,993              -               -         556,993
Other revenues ..............   17,823          10,003           (400)        (17,823)          9,603
                              --------        --------       --------        --------        --------
     Revenues ...............   17,823         566,996           (400)        (17,823)        566,596
Cost of goods sold ..........        -         310,865              -               -         310,865
     Gross Profit ...........   17,823         256,131           (400)        (17,823)        255,731
Selling, general and
administrative expenses .....        -         260,786              -          (7,627)        253,159
                              --------        --------       --------        --------        --------
     Income from operations .   17,823          (4,655)          (400)        (10,196)          2,572
Interest expense-net ........   10,196          11,306              -         (10,196)         11,306
Expenses incurred in
connection with the
recapitalization ............        -          19,851              -               -          19,851
                              --------        --------       --------        --------        --------
     Loss before income
     taxes and
     extraordinary item .....    7,627         (35,812)          (400)              -         (28,585)
Income tax benefit ..........    3,127          (7,815)          (162)              -          (4,850)
                              --------        --------       --------        --------        --------
     Net loss before
     extraordinary item .....    4,500         (27,997)          (238)              -         (23,735)
Extraordinary item ..........    4,500               -              -               -           4,500
                              --------        --------       --------        --------        --------
     Net loss ...............        -         (27,997)          (238)              -         (28,235)




                        J. Crew Operating Corp. and Subsidiaries
                                 Statement of Cash Flows
                           Forty Weeks ended November 7, 1997
                                    ($ in thousands)

                               J. Crew                            PCP
                             Operating       Guarantor    Receivables    Consolidation
                                 Corp.    Subsidiaries          Corp.      Adjustments     Consolidated
                             ---------    ------------    -----------     ------------     ------------

CASH FLOWS FROM
OPERATING ACTIVITIES:
   Net loss .................        -         (27,997)          (238)               -          (28,235)
   Adjustments to
   reconcile net loss
   to net cash provided
   by (used in)
   operations: ..............        -               -              -                -                -
   Depreciation and
   amortization .............      102          10,089              -                -           10,191
   Amortization of
   deferred financing
   costs ....................    2,240              15              -                -            2,255
   Provision for losses
   on accounts
   receivable ...............        -           4,946              -                -            4,946
   Changes in assets
   and liabilities
   providing/(using)
   cash:
   Accounts receivable ......        -          (6,360)        42,000                -           35,640
   Merchandise
   inventories ..............        -         (62,849)             -                -          (62,849)
   Prepaid expenses
   and other current
   assets ...................      227         (11,376)             -                -          (11,149)
   Other assets .............      311            (775)             -                -             (464)
   Increase (decrease) in
   intercompany net .........  (92,670)        134,670        (42,000)               -                -
   Accounts payable .........   (4,687)         17,056                               -          (10,573)
   Other liabilities ........    1,249         (12,222)           400                -          (10,573)
   Income taxes payable .....   (4,277)         (9,797)          (162)               -          (14,236)
                              --------        --------       --------         --------         --------
   Net cash used in
   operating activities .....  (97,505)        (35,400)             -                -          (62,105)
                              --------        --------       --------         --------         --------
CASH FLOWS FROM
INVESTING ACTIVITIES:
   Capital expenditures .....      (24)        (36,986)             -                -          (37,010)
   Proceeds from
   construction
   allowances ...............        -           8,745              -                -            8,745
                              --------        --------       --------         --------         --------
   Net cash used in
   investing activities .....      (24)        (28,241)             -                -          (28,265)
                              --------        --------       --------         --------         --------
CASH FLOWS FROM
FINANCING ACTIVITIES:
   Borrowings under
   revolving credit
   agreement ................   47,000               -              -                -           47,000
   Issuance of
   long-term debt ...........  220,000               -              -                -          220,000
   Costs incurred in
   connection with
   issuance of debt .........  (13,624)           (750)             -                -          (14,374)
   Repayment of
   long-term debt ...........  (87,092)              -              -                -          (87,092)
   Dividend to
   parent company ...........  (69,304)              -              -                -          (69,304)
                              --------        --------       --------         --------         --------
   Net cash provided
   by financing
   activities ...............   96,980            (750)             -                -           96,230
                              --------        --------       --------         --------         --------
(DECREASE) INCREASE
IN CASH AND CASH
EQUIVALENTS .................     (549)          6,409              -                -            5,860
                              --------        --------       --------         --------         --------
CASH AND CASH
EQUIVALENTS, BEGINNING
OF PERIOD ...................    3,455           3,677              -                -            7,132
                              --------        --------       --------         --------         --------
CASH AND CASH
EQUIVALENTS,
END OF PERIOD ...............    2,906          10,086              -                -           12,992




                         * * * * * *

=================================================================

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and the accompanying Letter of Transmittal and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Exchange Agent. Neither this Prospectus nor the accompanying Letter of Transmittal, or both together, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus, nor the accompanying Letter of Transmittal, or both together, nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained herein is correct at any time subsequent to the date hereof or thereof. Until , 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the New Debentures, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of the dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                        TABLE OF CONTENTS

                                                            Page

Available Information........................................i
Prospectus Summary...........................................1
Risk Factors................................................16
The Recapitalization........................................23
Texas Pacific Group.........................................25
Use of Proceeds.............................................25
Capitalization..............................................25
Unaudited Pro Forma Consolidated Financial Data.............26
Selected Consolidated Financial Data........................31
Management's Discussion and Analysis of
     Financial Condition and Results of Operations..........33
Business....................................................45
Management..................................................59
Certain Relationships and Related Transactions..............64
Description of Holdings Indebtedness........................65
Capital Stock of Holdings and the Issuer....................66
Description of Other Issuer Indebtedness....................68
The Exchange Offer..........................................70
Description of the New Notes................................78
Certain U.S. Federal Tax Considerations....................110
Plan of Distribution.......................................112
Legal Matters..............................................112
Experts....................................................112
Change in Accountants......................................113
Consolidated Financial Statements..........................F-1


=================================================================


=================================================================


                     J. Crew Operating Corp.


                        Offer to Exchange


       Series B 10-3/8% Senior Subordinated Notes due 2007,


               which have been registered under the
               Securities Act of 1933, as amended,

                   for any and all outstanding
            10-3/8% Senior Subordinated Notes due 2007




                          PROSPECTUS




                     _________ __, 1998






=================================================================

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Registrants Incorporated Under the Laws of the State of Delaware

      The Issuer's Certificate of Incorporation provides that each person who is or was or had agreed to become a director or officer of the Issuer, or each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Issuer as an employee or agent of the Issuer or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity (including the heirs, executors, administrators, or estate of such person) will be indemnified by the Issuer to the full extent permitted by the Delaware General Corporation Law (the "DGCL").

      The Certificate of Incorporation of each of H.F.D. No. 55,
Inc., J. Crew International, Inc. and J. Crew Services, Inc.
provides for the indemnification of their officers and directors to the full extent permitted by the DCGL.

      The By-laws of Grace Holmes, Inc. ("Grace Holmes") provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer or employee of Grace Holmes or is or was serving at the request of Grace Holmes as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by Grace Holmes to the full extent permitted by the DGCL.

      Section 145 of the DGCL provides:

      145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.--(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Registrants Incorporated Under the Laws of the State of New Jersey

      The Certificate of Incorporation of J. Crew Inc. provides that the company shall to the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act ("NJBCA") indemnify any and all corporate agents whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders, or otherwise, and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such corporate agent.

      The By-laws of J. Crew, Inc, PCP and C&W provide that except to the extent expressly prohibited by the NJBCA, each of these corporations shall indemnify each person made or threatened to be made a party to or called as a witness in or asked to provide information in connection with any pending or threatened action, proceeding, hearing or investigation, whether civil or criminal, and whether judicial, quasi-judicial, administrative, or legislative, and whether or not for or in the right of such corporation or any other enterprise, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of such corporation, or is or was a director or officer of such corporation who also serves or served at the request of such corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions were in breach of his or her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a knowing violation of law, or resulted in receipt by such person of an improper personal benefit, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless such corporation has given its prior consent to such settlement or other disposition.

      Section 14A:3-5 of the NJBCA provides:

      (1)  As used in this section,

           (a) "Corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

           (b) "Other enterprise" means any domestic or foreign corporation, other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

           (c) "Expenses" means reasonable costs, disbursements and counsel fees;

           (d) "Liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

           (e) "Proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

           (f) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (2) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

           (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

           (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs 14A:3-5(2)(a) and 14A:3-5(2)(b).

      (3) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

      (4) Any corporation organized for any purpose under any general or special law of this State shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

      (5) Any indemnification under subsection 14A:3-5(2) and, unless ordered by a court, under subsection 14A:3-5(3) may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in subsection 14A:3-5(2) or subsection 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made

           (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

           (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

           (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

      (6) Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

      (7) (a) If a corporation upon application of a corporate agent has failed or refused to provide indemnification as required under subsection 14A:3-5(4) or permitted under subsections 14A:3-5(2), 14A:3-5(3) and 14A:3-5(6), a corporate agent may apply to a court for an award of indemnification by the corporation, and such court

                (i) may award indemnification to the extent authorized under subsections 14A:3- 5(2) and 14A:3-5(3) and shall award indemnification to the extent required under subsection 14A:3-5(4), notwithstanding any contrary determination which may have been made under subsection 14A:3-5(5); and

                (ii) may allow reasonable expenses to the extent authorized by, and subject to the provisions of, subsection 14A:3-5(6), if the court shall find that the corporate agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

      (b)  Application for such indemnification may be made

           (i) in the civil action in which the expenses were or are to be incurred or other amounts were or are to be paid; or

           (ii) to the Superior Court in a separate proceeding. If the application is for indemnification arising out of a civil action, it shall set forth reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were or are to be incurred or other amounts were or are to be paid.

           The application shall set forth the disposition of any previous application for indemnification and shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of the court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice shall be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

      (8) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection (3) of N.J.S. 14A:2-7, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

      (9) Any corporation organized for any purpose under any general or special law of this State shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.

      (10) The powers granted by this section may be exercised by the corporation, notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

      (11) Except as required by subsection 14A:3-5(4), no indemnification shall be made or expenses advanced by a corporation under this section, and none shall be ordered by a court, if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

      (12) This section does not limit a corporation's power to pay or reimburse expenses incurred by a corporate agent in connection with the corporate agent's appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to the proceeding.

Registrant Incorporated Under the Laws of the State of New York

      The By-laws of C&W Outlet, Inc. provide that except to the extent expressly prohibited by the New York Business Corporation Law ("NYBCL"), the corporation shall indemnify each person made or threatened to be made a party to or called as a witness in or asked to provide information in connection with any pending or threatened action, proceeding, hearing or investigation, whether civil or criminal, and whether judicial, quasi-judicial, administrative, or legislative, and whether or not for or in the right of the corporation or any other enterprise, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the corporation, or is or was a director or officer of the corporation who also serves or served at the request of the corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the corporation has given its prior consent to such settlement or other disposition.

      Section 772 of the NYBCL provides:

      Authorization for indemnification of directors and officers

                (a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he resonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

                (b) The termination of any such civil or criminal action or proceedings by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

                (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such actions, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such portion of the settlement amount and expenses as the court deems proper.

           (d) For the purposes of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

      The Registrants maintain directors' and officers' liability insurance.

Item 21.  Exhibits and Financial Statement Schedules.

      (a) Exhibits. A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

      (b) Financial Statement Schedules. Schedules, other than
Schedule II set forth below, have been omitted since the required information is not present, or not present in amounts sufficient to require submission of the schedule, or because the information is included in the financial statements or notes thereto.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
J. Crew Group, Inc.

We have audited the consolidated financial statements of J. Crew Group, Inc. as of February 2, 1996 and January 31, 1997, and for each of the three fiscal years in the period ended January 31, 1997, and have issued our report thereon dated March 31, 1997 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 21 of this Registration Statement. These financial statement schedules are the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


DELOITTE & TOUCHE LLP

New York, New York
March 31, 1997

Schedule II - Valuation and Qualifying Accounts

                                                    additions
                                            -------------------------
                                            charged to     charged to
                            beginning         cost and          other                        ending
Description                   balance         expenses       accounts      deductions       balance
-----------                   -------         --------       --------      ----------       -------
Allowance for
doubtful accounts
-----------------
(deducted from
accounts receivable)

fiscal year ended:
   January 31, 1997            $4,824           $6,945           $___     $(7,412)(a)        $4,357
   February 2, 1996             6,518            7,277            ___      (8,971)(a)         4,824
   February 3, 1995             4,681            7,956            ___      (6,119)(a)         6,518

Inventory impairment
reserve
--------------------
(deducted from
inventories)

fiscal year ended:
   January 31, 1997            $5,226          $(1,937)(b)       $___        $___            $3,289
   February 2, 1996             9,074           (3,848)(b)        ___         ___             5,226
   February 3, 1995             9,146              (72)(b)        ___         ___             9,074

Allowance for
sales returns
-------------
(included in other
current liabilities)

fiscal year ended:
   January 31, 1997            $2,384              $22(b)        $___        $___            $2,406
   February 2, 1996             1,935              449(b)         ___         ___             2,384
   February 3, 1995             2,365             (430)(b)        ___         ___             1,935


(a)  Accounts deemed to be uncollectible.

(b) The inventory impairment reserve and allowance for sales returns are evaluated at the end of each fiscal quarter and adjusted (plus or minus) based on the quarterly evaluation.
     During each period inventory writedowns and sales returns are charged to the statement of operations as incurred.

Item 22.  Undertakings.

      The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of any registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of any of the registrants in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          The undersigned registrants hereby undertake:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf, thereunto duly authorized, in the City of New York, State of New York, on February 26, 1998.


                                 J. CREW OPERATING CORP.


                                  By:  /s/ Emily Woods
                                     -----------------------------
                                 Name:  Emily Woods*
                                 Title:    Chief Executive Officer


                                 J. CREW INC.


                                  By:  /s/ Emily Woods
                                     -----------------------------
                                 Name:  Emily Woods*
                                 Title:    President


                                 POPULAR CLUB PLAN, INC.


                                  By:  /s/ Matthew E. Rubel
                                     -----------------------------
                                 Name:  Matthew E. Rubel*
                                 Title:    President


                                 CLIFFORD & WILLS, INC.


                                  By:  /s/ Trudy F. Sullivan
                                     -----------------------------
                                 Name:  Trudy F. Sullivan*
                                 Title:    President


                                 GRACE HOLMES, INC.


                                  By:  /s/ David M. DeMattei
                                     -----------------------------
                                 Name:  David M. DeMattei*
                                 Title:    President


*By:  /s/ Michael P. McHugh
    -----------------------------
     Michael P. McHugh
     Vice President Finance

                                 H.F.D. NO. 55, INC.


                                  By:  /s/ David M. DeMattei
                                     -----------------------------
                                 Name:  David M. DeMattei*
                                 Title:    President


                                  By:  /s/ Michael P. McHugh
                                     -----------------------------
                                 Name:  Michael P. McHugh
                                 Title:    Vice President Finance


                                 C&W OUTLET, INC.


                                  By:  /s/ Trudy F. Sullivan
                                     -----------------------------
                                 Name:  Trudy F. Sullivan*
                                 Title:    President


                                 J. CREW INTERNATIONAL, INC.


                                  By:  /s/ Michael P. McHugh
                                     -----------------------------
                                 Name:  Michael P. McHugh
                                 Title:    President


                                 J. CREW SERVICES, INC.


                                  By:  /s/ Michael P. McHugh
                                     -----------------------------
                                 Name:  Michael P. McHugh
                                 Title:    President


------------

* By:  /s/ Michael P. McHugh
      ----------------------------
  Name:  Michael P. McHugh
  Title:    Vice President Finance

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated, on February 26, 1998.

      Signature                           Title


  /s/ Emily Woods            Director--J. Crew Operating Corp.;
-----------------------      C&W Outlet, Inc.; Clifford
     Emily Woods*            & Wills, Inc.; Grace Holmes, Inc.;
                             H.F.D. No. 55, Inc.; J. Crew
                             Inc.; J. Crew International, Inc.;
                             J. Crew Services, Inc.; Popular
                             Club Plan, Inc.
                             Chief Executive Officer--J. Crew
                             Operating Corp.
                             President and Chief Executive
                             Officer--J. Crew Inc.


   /s/ David Bonderman       Director - J. Crew Operating Corp.
-----------------------
   David Bonderman*


   /s/ James G. Coulter      Director - J. Crew Operating Corp.
-----------------------
  James G. Coulter*


   /s/ Richard W. Boyce      Director - J. Crew Operating Corp.;
-----------------------      C&W Outlet, Inc.; Clifford
  Richard W. Boyce*          & Wills, Inc.; Grace Holmes, Inc.;
                             H.F.D. No. 55, Inc.; J. Crew
                             Inc.; J. Crew International, Inc.;
                             J. Crew Services, Inc.; Popular
                             Club Plan, Inc.


   /s/ Jonathan Coslet       Director - J. Crew Operating Corp.;
-----------------------      C&W Outlet, Inc.; Clifford
   Jonathan Coslet*          & Wills, Inc.; Grace Holmes, Inc.;
                             H.F.D. No. 55, Inc.; J. Crew
                             Inc.; J. Crew International, Inc.;
                             J. Crew Services, Inc.; Popular
                             Club Plan, Inc.


------------

* By:  /s/ Michael P. McHugh
      ----------------------------
  Name:  Michael P. McHugh
  Title:    Vice President Finance

           [remainder of page intentionally left blank]

       Signature                           Title



  /s/ Michael P. McHugh      Vice President Finance and
-----------------------      Chief Financial Officer--J. Crew
   Michael P. McHugh         Operating Corp.
                             President and Chief Executive
                             Officer--J. Crew International,
                             Inc.; J. Crew Services, Inc.
                             Chief Financial Officer--C&W Outlet,
                             Inc.; Clifford & Wills, Inc.; Grace
                             Holmes, Inc.; H.F.D. No. 55, Inc.;
                             J. Crew Inc.; J. Crew International,
                             Inc.; J. Crew Services, Inc.; Popular
                             Club Plan, Inc.


   /s/ Nicholas Lamberti     Vice President and Chief Accounting
-----------------------      Officer--J. Crew Operating Corp.
   Nicholas Lamberti*        Chief Accounting Officer--C&W Outlet,
                             Inc.; Clifford & Wills, Inc.; Grace
                             Holmes, Inc.; H.F.D. No. 55, Inc.;
                             J. Crew Inc.; J. Crew International,
                             Inc.; J. Crew Services, Inc.; Popular
                             Club Plan, Inc.


   /s/ Matthew E. Rubel      President and Chief Executive Officer
-----------------------      --Popular Club Plan, Inc.
   Matthew E. Rubel*


   /s/ Trudy F. Sullivan     President and Chief Executive Officer
-----------------------      --Clifford & Wills, Inc.; C&W Outlet, Inc.
   Trudy F. Sullivan*


   /s/ David M. DeMattei     President and Chief Executive Officer
-----------------------      --Grace Holmes, Inc.; H.F.D. No. 55, Inc.
   David M. DeMattei*


------------

* By:  /s/ Michael P. McHugh
      ----------------------------
  Name:  Michael P. McHugh
  Title:    Vice President Finance

                           EXHIBIT INDEX


Exhibit
  No.                         Description
-------                       -----------

2.1+ Recapitalization Agreement, dated as of July 22, 1997 between TPG Partners II, L.P. and J. Crew Group, Inc. (the "Recapitalization Agreement")

        NOTE: Pursuant to the provisions of paragraph (b)(2) of Item 601 of Regulation S-K, the Registrants hereby undertake to furnish to the Commission upon request copies of any schedule to the Recapitalization Agreement.

2.2+ Amendment to Recapitalization Agreement, dated as of October 17, 1997 between TPG Partners II, L.P. and J. Crew Group,
        Inc. (the "Amendment")

        NOTE: Pursuant to the provisions of paragraph (b)(2) of Item 601 of Regulation S-K, the Registrants hereby undertake to furnish to the Commission upon request copies of any schedule to the Amendment.

3.1+    Certificate of Incorporation of J. Crew Corp.

3.2+    Certificate of Amendment of Certificate of Incorporation
        Before Payment of Capital of J. Crew Corp.

3.3+    Certificate of Incorporation of Popular Club Plan, Inc.

3.4+    Certificate of Incorporation of Clifford & Wills, Inc.

3.5+    Certificate of Incorporation of Grace Holmes, Inc.

3.6+    Certificate of Incorporation of H.F.D. No. 55, Inc.

3.7+    Certificate of Incorporation of C&W Outlet, Inc.

3.8+    Certificate of Incorporation of J. Crew Outfitters, Inc.

3.9+    Certificate of Amendment of Certificate of Incorporation of
        J. Crew Outfitters, Inc.

3.10+ Amended and Restated Certificate of Incorporation of J. Crew International, Inc.

3.11+ Certificate of Change of Location of Registered Office and of Registered Agent of J. Crew International, Inc.

3.12+   Certificate of Incorporation of J. Crew Services, Inc.


--------

+   previously filed

Exhibit
  No.                         Description
-------                       -----------

3.13+ Certificate of Correction Filed to Correct a Certain Error Contained in the Certificate of Incorporation of J. Crew
        Services, Inc.

3.14+   By-laws of J. Crew Operating Corp.

3.15+   By-laws of Popular Club Plan, Inc.

3.16+   By-laws of Clifford & Wills, Inc.

3.17+   By-laws of Grace Holmes, Inc.

3.18+   By-laws of H.F.D. No. 55, Inc.

3.19+   By-laws of C&W Outlet, Inc.

3.20+   By-laws of J. Crew Inc.

3.21+   By-laws of J. Crew International, Inc.

3.22+   By-laws of J. Crew Services, Inc.

4.1+ Indenture, dated as of October 17, 1997, among J. Crew Operating Corp., the subsidiary guarantors of J. Crew Operating Corp. that are signatories thereto and State Street Bank and Trust Company, as trustee, relating to the Notes (the "Indenture")

4.2+ Form of Series B 10-3/8% Senior Subordinated Note due 2007 of J. Crew Operating Corp. (the "New Notes") (included as
        Exhibit B of the Indenture filed as Exhibit 4.2)


4.3+ Credit Agreement, dated as of October 17, 1997, among J. Crew Group, Inc., J. Crew Operating Corp., the Lenders Party thereto, the Chase Manhattan Bank, as Administrative Agent, and Donaldson, Lufkin & Jenrette Securities Corporation, as Syndication Agent


4.4+    Guarantee Agreement dated as of October 17, among J. Crew
        Group, Inc., the subsidiary guarantors of J. Crew Operating Corp. that are signatories thereto and The Chase Manhattan Bank

4.5+     Indemnity, Subrogation and Contribution Agreement dated as of October 17, 1997, among J. Crew Operating Corp., the subsidiary guarantors of J. Crew Operating Corp. that are signatories thereto and The Chase Manhattan Bank


--------

+   previously filed

Exhibit
  No.                         Description
-------                       -----------

4.6+    Pledge Agreement, dated as of October 17, among J. Crew
        Operating Corp., J. Crew Group, Inc., the subsidiary guarantors of J. Crew Operating Corp. that are signatories thereto and The Chase Manhattan Bank

4.7+    Security Agreement, dated as of October 17, among J. Crew
        Operating Corp., J. Crew Group, Inc., the subsidiary guarantors of J. Crew Operating Corp. that are signatories thereto and The Chase Manhattan Bank

4.8+ Registration Rights Agreement, dated as of October 17, 1997 by and among J. Crew Operating Corp., the subsidiary guarantors of J. Crew Operating Corp. that are signatories thereto, Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc.

        NOTE: Pursuant to the provisions of paragraph (b)(4)(iii) of
        Item 601 of Regulation S-K, the Registrant hereby undertakes to furnish to the Commission upon request copies of the instruments pursuant to which various entities hold long-term debt of the Company or its parent or subsidiaries, none of which instruments govern indebtedness exceeding 10 percent of the total assets of the Company and its parent or subsidiaries on a consolidated basis.

5.1+ Opinion of Cleary, Gottlieb, Steen & Hamilton regarding legality of the New Notes and the guarantees of the New
        Notes

10.1+ Employment Agreement, dated October 17, 1997, among J. Crew Group, Inc., J. Crew Operating Corp., TPG Partners II, L.P. (only with respect to Section 2(c) therein) and Emily Woods (the "Woods Employment Agreement")

10.2+ J. Crew Operating Corp. Senior Executive Bonus Plan (included as Exhibit A to the Woods Employment Agreement filed as Exhibit 10.1)

10.3+ Stock Option Grant Agreement, made as of October 17, 1997 between J. Crew Group, Inc. and Emily Woods (time based)

10.4+    Stock Option Grant Agreement, made as of October 17, 1997
        between J. Crew Group, Inc. and Emily Woods (performance based)

10.5+ Contract Carrier Agreement, between J. Crew Group, Inc. and United Parcel Service, Inc.

10.6+   Custom Pricing Agreement, made November 15, 1996 between
        Federal Express Corporation and J Crew Group, Inc.

10.7+ Lease dated as of October 21, 1981 between Vornado, Inc. and Popular Services, Inc.


--------

+   previously filed

Exhibit
  No.                         Description
-------                       -----------

10.8+ Agreement of Sublease dated November 4, 1993 between Revlon Holdings Inc., as Sublessor, and Popular Club Plan, Inc., as Sublessee

10.9+ Letter Agreement dated July 29, 1996 between World Color and Clifford & Wills, Inc.

10.10+  Agreement dated August 14, 1997 between R.R. Donnelley &
        Sons Company and J. Crew Inc.

10.11   Letter Agreement between Matthew Rubel and J. Crew Group,
        Inc.


10.12+  Letter Agreement between David DeMattei and J. Crew
        Group, Inc.


10.13+  J.Crew Group, Inc. 1997 Stock Option Plan


16.1+   Letter re Change in Certifying Accountant

21.1+   Subsidiaries of the Registrants

23.1    Consent of Deloitte & Touche LLP


23.2+ Consent of Cleary, Gottlieb, Steen & Hamilton (included in its opinion filed as Exhibit 5.1)

25.1+   Form T-1 with respect to the eligibility of State Street
        Bank and Trust Company with respect to the Indenture

27.1+   Financial Data Schedule

99.1+   Form of Letter of Transmittal

99.2+   Form of Notice of Guaranteed Delivery

99.3+ Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4+   Form of Letter to Clients


---------------

+    previously filed